   As filed with the Securities and Exchange Commission on January 9, 1998
                                        Registration No. 333-43283
                                        Registration No. 333-43283-01

        ===============================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        Pre-Effective Amendment No. 1 to
                                    FORM S-1
            Registration Statement Under the Securities Act of 1933

                         ------------------------------
   PITTSBURGH HOME FINANCIAL CORP.                PITTSBURGH HOME CAPITAL
(Exact name of Registrant as specified                    TRUST I
             in its charter)             (Exact name of Registrant as specified
                                                in its trust agreement)

          PENNSYLVANIA                                   DELAWARE
(State or other jurisdiction of               (State or other jurisdiction of
 incorporation or organization)               incorporation or organization)

   ----------                                          -------------

   25-1772349                                           23-7941939
 (I.R.S. Employer                                   (I.R.S. Employer
Identification No.)                                Identification No.)

                         ------------------------------
                                438 Wood Street
                         Pittsburgh, Pennsylvania 15222
                                 (412) 281-0780
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------
                                J. Ardie Dillen
                Chairman, President and Chief Executive Officer
                        Pittsburgh Home Financial Corp.
                                438 Wood Street
                         Pittsburgh, Pennsylvania 15222
                                 (412) 281-0780
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------
                                    Copies to:
         Norman B. Antin, Esq.                    James S. Fleischer, Esq.
         Jeffrey D. Haas, Esq.                  Silver, Freedman & Taff, L.L.P.
 Elias, Matz, Tiernan & Herrick, L.L.P.           1100 New York Avenue, N.W.
         734 15th Street, N.W.                      Washington, D.C. 20005
         Washington, D.C. 20005

                          ----------------------------
               Approximate date of commencement of proposed sale
                  to public: As soon as practicable after this
                   Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                       Amount           Proposed Maximum        Proposed Maximum         Amount of
       Title of Each Class of Securities                to be            Offering Price             Aggregate          Registration
               To be Registered                      Registered            Per Unit(1)          Offering Price(1)         Fee(1)
-----------------------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of Pittsburgh Home
Capital Trust I................................       $12,650,000                 100%             $12,650,000            $3731.75
-----------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Deferrable Interest
Debentures of Pittsburgh Home Financial Corp.(2)      $12,650,000                 100%             $12,650,000                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
Pittsburgh Home Financial Corp. Guarantee with
respect to the Trust Preferred Securities......               N/A                  N/A                     N/A                 N/A
-----------------------------------------------------------------------------------------------------------------------------------
   Total.......................................       $12,650,000(4)               100%            $12,650,000(4)         $3731.75
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. An aggregate of $3,392.50 has previously been paid

(2) No separate consideration will be received for the Junior Subordinated Deferrable Interest Debentures of Pittsburgh Home Financial Corp. (the "Junior Subordinated Debentures") distributed upon any liquidation of Pittsburgh Home Capital Trust I.
(3) No separate consideration will be received for the Pittsburgh Home Financial Corp. Guarantee.
(4) Such amount represents the liquidation amount of the Pittsburgh Home Capital Trust I Trust Preferred Securities and the principal amount of Junior Subordinated Debentures that may be distrusted to holders of such Trust Preferred Securities upon any liquidation of Pittsburgh Home Capital Trust I.

                           -------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.





                 SUBJECT TO COMPLETION, DATED JANUARY 9, 1997


PROSPECTUS

                                  $11,000,000

                        PITTSBURGH HOME CAPITAL TRUST I
                  ____% CUMULATIVE TRUST PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)
                         1,100,000 PREFERRED SECURITIES
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                                     [LOGO]

                        PITTSBURGH HOME FINANCIAL CORP.

         The ____% Cumulative Trust Preferred Securities (the "Preferred Securities") offered hereby represent beneficial interests in Pittsburgh Home Capital Trust I, a trust created under the laws of the State of Delaware (the "Trust Issuer"). Pittsburgh Home Financial Corp., a Pennsylvania corporation ("Pittsburgh Home" or the "Company"), will be the owner of all of the beneficial interests represented by common securities of the Trust Issuer (the "Common Securities" and, collectively with the Preferred Securities, the "Trust Securities"). The Bank of New York is the Property Trustee of the Trust Issuer. The Trust Issuer exists for the sole purpose of issuing the Trust Securities and investing the proceeds from the sale thereof in ___% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") to be issued by the Company. The Junior Subordinated Debentures will mature on _______, 2028 (the "Stated Maturity"). The Preferred Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of the Preferred Securities--Subordination of the Common Securities."

         Application has been made to list the Preferred Securities on the Nasdaq Stock Market's National Market under the symbol "PHFCP." See "Risk Factors--Absence of Prior Public Market for the Preferred Securities; Trading Price and Tax Considerations."

                     ------------------------------


         SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                     ------------------------------

       THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS
         AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND
                       OR THE BANK INSURANCE FUND OF THE
                     FEDERAL DEPOSIT INSURANCE CORPORATION
                       OR ANY OTHER GOVERNMENTAL AGENCY.

                     ------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.






=============================================================================================================================
                                                            Price to              Underwriting              Proceeds to
                                                             Public               Commission(1)            Issuer (2)(3)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Per Preferred Security...............................              $10.00                       (2)                  $10.00
-----------------------------------------------------------------------------------------------------------------------------
Total(4).............................................         $11,000,000                       (2)             $11,000,000
=============================================================================================================================


-------------

(1) The Trust Issuer and Pittsburgh Home have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Junior Subordinated Debentures of Pittsburgh Home, Pittsburgh Home has agreed to pay the Underwriter, as compensation for their arranging the investment of such proceeds in the Junior Subordinated Debentures, $_____ per Preferred Security, or $____ in the aggregate ($_______ in the aggregate if the over-allotment option is exercised in full). See "Underwriting."

(3) Before deducting expenses payable by Pittsburgh Home, estimated to be approximately $____.


(4) The Trust Issuer and Pittsburgh Home have granted the Underwriter a 30-day option to purchase up to 165,000 additional Preferred Securities on the same terms and conditions set forth above solely to cover over-allotments, if any. If this option is exercised in full, the total Price to Public and Proceeds to Issuer will be $12,650,000. See "Underwriting."


         The Preferred Securities are offered by the Underwriter subject to receipt and acceptance by it, prior sale and the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Preferred Securities will be made in book-entry form through the book-entry facilities of The Depository Trust Company on or about _________, 1998 against payment therefor in immediately available funds.





                                RYAN, BECK & CO.




               The date of this Prospectus is ____________, 1998

(continued from the previous page)

         The Preferred Securities will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depository ("DTC"). Beneficial interests in the global securities will be shown on, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as described under "Description of Preferred Securities," Preferred Securities in definitive form will not be issued and owners of beneficial interests in the global securities will not be considered holders of the Preferred Securities. Settlement for the Preferred Securities will be made in immediately available funds. The Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity for the Preferred Securities will therefore settle in immediately available funds.

         Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions accumulating from the date of original issuance and payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing March 1, 1998, at the annual rate of ___% of the Liquidation Amount (as defined herein) of $10 per Preferred Security ("Distributions"). Subject to certain exceptions, Pittsburgh Home has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of ___%, compounded quarterly, to the extent permitted by applicable law), Pittsburgh Home may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Preferred Securities will also be deferred, and Pittsburgh Home will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the capital stock of Pittsburgh Home or debt securities of Pittsburgh Home that rank pari passu with or junior to the Junior Subordinated Debentures.

         During an Extension Period, interest on the Junior Subordinated Debentures would continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled would accumulate) at the rate of ___% per annum, compounded quarterly, and holders of the Preferred Securities would be required to include interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. Pittsburgh Home believes that the mere existence of its right to defer interest payments should not cause the Preferred Securities to be issued with original issue discount for federal income tax purposes. However, it is possible that the Internal Revenue Service ("IRS") could take the position that the likelihood of deferral was not a remote contingency within the meaning of applicable Treasury Regulations. See "Description of the Junior Subordinated Debentures-Right to Defer Interest Payment Obligation" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         Pittsburgh Home and the Trust Issuer believe that, taken together, the obligations of Pittsburgh Home under the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), constitute in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of all of the Trust Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantee--Full and Unconditional Guarantee." The Guarantee of Pittsburgh Home (the "Guarantee") guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Trust Issuer, as described herein. See "Description of the Guarantee." If Pittsburgh Home does not make interest payments on the Junior Subordinated Debentures held by the Trust Issuer, the Trust Issuer will have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of the Preferred Securities may institute a legal proceeding directly against Pittsburgh Home to enforce payment of amounts equal to such Distributions to such holder. See "Description of the Junior Subordinated Debentures-Enforcement of Certain Rights by Holders of the Preferred Securities."

         The Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at their Stated Maturity or their earlier redemption. Subject to regulatory approval, if then required under applicable capital guidelines or regulatory policies, the Junior Subordinated Debentures are redeemable prior to their Stated Maturity at the option of the Company (i) on or after _____________, 2003, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein) at a redemption price (the "Redemption Price") equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption plus 100% of the principal amount thereof. See "Description of the Junior Subordinated Debentures-Redemption or Exchange."

         The obligations of Pittsburgh Home under the Guarantee and the Junior Subordinated Debentures will be unsecured and are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of the Junior Subordinated Debentures--Subordination") of Pittsburgh Home. At September 30, 1997, Pittsburgh Home had no outstanding Senior Indebtedness. There is no limitation on the amount of Senior Indebtedness which Pittsburgh Home may issue. Pittsburgh Home may from time to time incur indebtedness constituting Senior Indebtedness. See "Description of the Junior Subordinated Debentures-Subordination."

         Pittsburgh Home, as the holder of the Common Securities, will have the right at any time to dissolve the Trust Issuer. The ability of Pittsburgh Home to do so may be subject to Pittsburgh Home's prior receipt of regulatory approval. In the event of the dissolution of the Trust Issuer, after satisfaction of liabilities to creditors of the Trust Issuer as required by applicable law, the holders of the Preferred Securities will be entitled to receive a Liquidation Amount of $10 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures, subject to certain exceptions. See "Description of the Preferred Securities--Liquidation Dissolution upon Termination."


         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. ANY OF THE FOREGOING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME WITHOUT NOTICE. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                [MAP INDICATING
               PITTSBURGH HOME FINANCIAL CORP.'S BRANCH OFFICES]

                             AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         The Company and the Trust Issuer have filed with the Commission a Registration Statement on Form S-1 (together with all amendments thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Preferred Securities, the Junior Subordinated Debentures and the Guarantee. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company, the Trust Issuer, the Preferred Securities and the Junior Subordinated Debentures, reference is made to the Registration Statement, including the exhibits thereto. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirely by such reference. The Registration Statement may be inspected without charge at the principal office of the Commission in Washington, D.C., and copies of all or part of it may be obtained from the Commission upon payment of the prescribed fees.

         No separate financial statements of the Trust Issuer have been included herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Trust Issuer will be owned by the Company, a reporting company under the Exchange Act, (ii) the Trust Issuer has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust Issuer and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company, and (iii) the obligations of the Company described herein to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of the Trust Issuer under the Indenture and pursuant to the Trust Agreement, the guarantee issued by the Company with respect to the Preferred Securities, the Junior Subordinated Debentures purchased by the Trust Issuer, the related Indenture and the Expense Agreement, taken together, constitute, in the belief of the Company and the Trust Issuer full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Junior Subordinated Debentures" and "Description of the Guarantee."

         The Trust Issuer is not currently subject to the information reporting requirements of the Exchange Act and the Company does not expect that the Trust Issuer will file reports, proxy statements and other information under the Exchange Act with the Commission.

                                    SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes that the underwriters' over-allotment option will not be exercised.


                        PITTSBURGH HOME FINANCIAL CORP.

         Pittsburgh Home Financial Corp. (the "Company") is a Pennsylvania corporation and the sole stockholder of Pittsburgh Home Savings Bank (the "Bank"), which converted to the stock form of organization in April 1996. The only significant assets of the Company are the capital stock of the Bank and assets purchased with the balance of the net conversion proceeds retained by the Company. The business of the Company consists primarily of the business of the Bank. At September 30, 1997, the Company had total consolidated assets of $273.3 million, total consolidated deposits of $138.7 million, and total consolidated stockholders' equity of $28.8 million.

         The Bank is a Pennsylvania-chartered stock savings bank which was founded in 1942 and has expanded its operations over the years through the acquisition of three savings institutions. The Bank conducts business from its main office in Pittsburgh, Pennsylvania and eight branch offices located in Allegheny and Butler Counties, Pennsylvania. The Bank's deposits are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") to the maximum extent permitted by law. References herein to the Company refer to the consolidated operations of the Company and the Bank unless otherwise noted.

         The Company is a community oriented financial institution which has traditionally offered a variety of savings products to its retail customers. The Company has concentrated its lending activities on real estate loans secured by single family residential properties and construction loans on primarily residential properties. To a significantly lesser extent, in recent years, the Company has also engaged in commercial lease financing. At September 30, 1997 the total loan portfolio amounted to $192.7 million or 70.5% of total consolidated assets. The Company during the fiscal year ended September 30, 1997 continued to increase its originations of residential mortgage loans and residential construction loans, as it has continued its relationships with local mortgage brokers and building contractors. When compared to September 30, 1996, residential mortgages increased $37.8 million or 33.1%; residential construction loans increased by $5.8 million or 30.3%; and other loans, comprised of home equity loans and lines of credit, consumer loans and commercial leases increased by $4.7 million or 56.6%. Primarily as a result of the foregoing, loans receivable, net, increased by $45.8 million or 33.8% between September 30, 1996 and September 30, 1997.

         The Company also invests its funds in U.S. Government and agency securities, as well as mortgage-backed, municipal, equity securities and short term investments. At September 30, 1997, mortgage-backed securities were $38.2 million or 14.0% of total consolidated assets and other investment securities were $37.2 million or 13.6% of total assets, as compared to $23.8 million or 12.2% and $22.5 million or 11.5%, respectively, at September 30, 1996. During the quarter ended June 30, 1997, the Company established a securities trading account, with a Board approved limit at any one time of $2.5 million in the aggregate and $1.0 million per investment. The Company recognized a pre-tax net gain of $310,000 for the year ended September 30, 1997. At September 30, 1997, the Company had an aggregate of $956,000 invested in seven securities. The investments purchased were equity securities of financial institutions.

         During fiscal 1997, the Company also implemented a wholesale leveraging strategy designed to take advantage of its excess capital. The Company determined to invest in mortgage-backed securities and U.S. government and agency obligations, at a positive interest rate spread over the funding obligation, which has been Federal Home Loan Bank ("FHLB") advances. During fiscal 1997, the Company invested an aggregate of $29.3 million pursuant to this strategy.

         The Company derives its income principally from interest earned on loans, securities and its other investments and, to a lesser extent, from fees received in connection with the origination of loans and for other services. The Company's primary expenses are interest expense on deposits, borrowings, and other operating expenses.

         The Bank currently exceeds all applicable minimum regulatory capital requirements. At September 30, 1997, the Bank had Tier 1 risk-based, total risk-based and Tier 1 leverage capital levels of 18.91%, 20.04% and 8.80%, respectively, as compared to the minimum requirements of 4.0%, 8.0% and 4.0%, respectively.

         On December 19, 1997, the Company paid a special one-time cash dividend of $4.9 million, or $2.50 per share, to stockholders of record as of December 5, 1997. The Company paid $4.2 million and the Bank paid $700,000 of the special one-time cash dividend of $4.9 million. The Company has obtained a private letter ruling from the IRS to the effect that the portion of its distribution which exceeds the Company's unconsolidated accumulated earnings and profits would qualify as a non-taxable return of capital. The Company estimates that approximately 97% of the special distribution qualifies as a return of capital, which reduces the cost basis of each share of common stock and is not subject to taxation as a dividend to stockholders. On a pro forma basis, as of September 30, 1997, taking the special distribution into effect, the Bank's Tier 1 risk-based, total risk-based and Tier 1 leverage capital levels would have been 18.46%, 19.59% and 8.56%, respectively. On a pro forma consolidated basis at September 30, 1997, shareholders' equity to total assets was reduced from 10.54% to 8.90%.

         The Company, as a registered bank holding company, is subject to examination and regulation by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and the Pennsylvania Department of Banking (the "Department"), and is subject to various reporting and other requirements of the Securities and Exchange Commission ("Commission").

         The Bank is also subject to examination and comprehensive regulation by the Department, which is the Bank's chartering authority, and by the FDIC, as the administrator of the SAIF. The Bank is subject to certain reserve requirements established by the Federal Reserve Board and is a member of the FHLB of Pittsburgh, which is one of the 12 regional banks comprising the FHLB System.

         The Company's executive office is located at 438 Wood Street, Pittsburgh, Pennsylvania 15222 and its telephone number is (412) 281-0780.



                                THE TRUST ISSUER


         The Trust Issuer is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Company, as depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 19, 1997. The trust agreement will be amended and restated in its entirety (as so amended, the "Trust Agreement"). All of the Common Securities will be owned by the Company. The Company will acquire Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust Issuer. The Trust Issuer exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust Issuer, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust Issuer. The principal executive office of the Trust Issuer is 438 Wood Street, Pittsburgh, Pennsylvania 15222 and its telephone number is (412) 281-0780.



                                  THE OFFERING


THE TRUST ISSUER................................  Pittsburgh Home Capital Trust I, a Delaware statutory business trust (the "Trust Issuer").  The sole assets of
                                                  the Trust Issuer will be the Junior Subordinated
                                                  Debentures.

SECURITIES OFFERED..............................  1,100,000 shares of ___% Cumulative Trust Preferred
                                                  Securities (the "Preferred Securities"), evidencing
                                                  preferred undivided beneficial interests in the assets of
                                                  the Trust Issuer, which will consist only of the Junior
                                                  Subordinated Debentures.

OFFERING PRICE..................................  $10 per Preferred Security (Liquidation Amount $10).


DISTRIBUTIONS...................................  Holders of the Preferred Securities will be entitled to receive cumulative cash Distributions at an annual rate
                                                  of ___% of the Liquidation Amount of $10 per
                                                  Preferred Security, accumulating from the date of
                                                  original issuance and payable quarterly in arrears on
                                                  March 1, June 1, September 1 and December 1 of each
                                                  year, commencing on March 1, 1998.  The distribution
                                                  rate and the distribution and other payment dates for
                                                  the Preferred Securities will correspond to the interest
                                                  rate and interest and other payment dates on the Junior
                                                  Subordinated Debentures.  See "Description of the
                                                  Preferred Securities."

JUNIOR SUBORDINATED DEBENTURES..................  The Trust Issuer will invest the proceeds from the issuance of the Trust Securities in an equivalent
                                                  amount of the Junior Subordinated Debentures.  The
                                                  Junior Subordinated Debentures will mature on
                                                  ___________, 2028.  The Junior Subordinated
                                                  Debentures will rank subordinate and junior in right of
                                                  payment to all Senior Indebtedness of Pittsburgh
                                                  Home.  At September 30, 1997, Pittsburgh Home had
                                                  no outstanding Senior Indebtedness.   There is no
                                                  limitation on the amount of Senior Indebtedness, or
                                                  Subordinated Debt (as defined in "Description of Junior
                                                  Subordinated Debentures- Subordination") which is
                                                  pari passu with the Junior Subordinated Debentures,
                                                  which Pittsburgh Home may issue.  Pittsburgh Home
                                                  may from time to time, incur indebtedness constituting
                                                  Senior Indebtedness.  In addition, because Pittsburgh
                                                  Home is a holding company, Pittsburgh Home's
                                                  obligations under the Junior Subordinated Debentures
                                                  will effectively be subordinated to all existing and
                                                  future liabilities and obligations of its subsidiaries,
                                                  including the Bank.  See "Risk Factors--Subordination
                                                  of the Guarantee and the Junior Subordinated
                                                  Debentures," "Risk Factors--Source of Payments to
                                                  Holders of Preferred Securities" and "Description of the
                                                  Junior Subordinated Debentures--Subordination."

GUARANTEE.......................................  Payments of Distributions out of funds held by the
                                                  Trust Issuer, and payments on liquidation of the Trust
                                                  Issuer or the redemption of the Preferred Securities, are
                                                  guaranteed by Pittsburgh Home to the extent the Trust
                                                  Issuer has funds available therefor.  Pittsburgh Home
                                                  and the Trust Issuer believe that, taken together, the


                                                  obligations of Pittsburgh Home under the Guarantee,
                                                  the Trust Agreement, the Junior Subordinated
                                                  Debentures, the Indenture and the Expense Agreement,
                                                  constitute, in the aggregate, a full and unconditional
                                                  guarantee, on a subordinated basis, of all of the Trust
                                                  Issuer's obligations under the Preferred Securities.  See
                                                  "Description of the Guarantee" and "Relationship
                                                  Among the Preferred Securities, the Junior
                                                  Subordinated Debentures, the Expense Agreement and
                                                  the Guarantee."  The obligations of Pittsburgh Home
                                                  under the Guarantee are subordinate and junior in right
                                                  of payment to all Senior Indebtedness of Pittsburgh
                                                  Home.  See "Risk Factors-- Subordination of the
                                                  Guarantee and the Junior Subordinated Debentures" and
                                                  "Description of the Guarantee."

RIGHT TO DEFER INTEREST PAYMENTS................  So long as no event of default under the Indenture has occurred and is continuing, Pittsburgh Home has the
                                                  right under the Indenture at any time during the term
                                                  of the Junior Subordinated Debentures to defer the
                                                  payment of interest at any time or from time to time
                                                  for a period not exceeding 20 consecutive quarters with
                                                  respect to each Extension Period, provided that no
                                                  Extension Period may extend beyond the Stated
                                                  Maturity of the Junior Subordinated Debentures.  At
                                                  the end of such Extension Period, Pittsburgh Home
                                                  must pay all interest then accrued and unpaid (together
                                                  with interest thereon at the annual rate of ___%,
                                                  compounded quarterly, to the extent permitted by
                                                  applicable law).  During an Extension Period, interest
                                                  will continue to accrue and holders of the Junior
                                                  Subordinated Debentures (or holders of the Preferred
                                                  Securities, while outstanding) will be required to accrue
                                                  interest income for United States federal income tax
                                                  purposes in advance of receipt of payment of such
                                                  deferred interest.  See "Certain Federal Income Tax
                                                  Consequences--Interest Income and Original Issue
                                                  Discount."

                                                  During any such Extension Period, Pittsburgh Home
                                                  may not, and may not permit any subsidiary of
                                                  Pittsburgh Home to, (i) declare or pay any dividends or
                                                  distributions on, or redeem, purchase, acquire or make
                                                  a liquidation payment with respect to, any of Pittsburgh
                                                  Home's capital stock (other than (a) the reclassification



                                                  of any class of Pittsburgh Home's capital stock into
                                                  another class of capital stock, (b) dividends or
                                                  distributions payable in common stock of Pittsburgh
                                                  Home, (c) any declaration of a dividend in connection
                                                  with the implementation of a stockholders' rights plan,
                                                  the issuance of stock under any such plan in the future
                                                  or the redemption or repurchase of any such rights
                                                  pursuant thereto, (d) payments under the Guarantee and
                                                  (e) purchases of common stock related to the issuance
                                                  of common stock or rights under any of Pittsburgh Home's
                                                  benefit plans for its directors, officers or employees),
                                                  (ii) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem, any debt securities of Pittsburgh Home that rank pari passu with or junior in
                                                  right of payment to the Junior Subordinated Debentures, or
                                                  (iii) make any guarantee payments with respect to any
                                                  guarantee by Pittsburgh Home of the debt securities of any subsidiary of Pittsburgh Home if such guarantee ranks pari passu with or junior in right of payment to the Junior
                                                  Subordinated Debentures other than payments pursuant to the
                                                  Guarantee. Prior to the termination of any such Extension
                                                  Period, Pittsburgh Home may further defer the payment of
                                                  interest on the Junior Subordinated Debentures, provided
                                                  that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior
                                                  Subordinated Debentures. There is no limitation on the
                                                  number of times that Pittsburgh Home may elect to begin an
                                                  Extension Period. See "Description of the Junior
                                                  Subordinated Debentures--Right to Defer Interest Payment
                                                  Obligation" and "Certain Federal Income Tax
                                                  Consequences--Interest Income and Original Issue Discount."

                                                  Pittsburgh Home has no current intention of exercising
                                                  its right to defer payments of interest by extending the
                                                  interest payment period on the Junior Subordinated
                                                  Debentures.  However, should Pittsburgh Home elect
                                                  to exercise such right in the future, the market price of
                                                  the Preferred Securities is likely to be adversely
                                                  affected.  As a result of the existence of Pittsburgh
                                                  Home's right to defer interest payments, the market
                                                  price of the Preferred Securities may be more volatile



                                                  than the market prices of other similar securities that
                                                  do not provide for such optional deferrals.

REDEMPTION......................................  The Junior Subordinated Debentures are subject to redemption prior to their Stated Maturity at the option
                                                  of Pittsburgh Home (i) on or after ___________, 2003,
                                                  in whole at any time or in part from time to time, or
                                                  (ii) at any time, in whole (but not in part), within 180
                                                  days following the occurrence and continuation of a
                                                  Tax Event, an Investment Company Event or a Capital
                                                  Treatment Event (each as defined herein), in each case at a redemption price equal to 100% of the principal amount of
                                                  the Junior Subordinated Debentures so redeemed, together
                                                  with any accrued and unpaid interest to the date fixed for redemption.

                                                  If the Junior Subordinated Debentures are redeemed
                                                  prior to their Stated Maturity, the Trust Issuer must
                                                  apply the proceeds of such redemption to redeem a
                                                  Like Amount (as defined herein) of the Preferred
                                                  Securities and the Common Securities.  The Preferred
                                                  Securities will be redeemed upon repayment of the
                                                  Junior Subordinated Debentures at their Stated
                                                  Maturity.  See "Description of the Preferred Securities-
                                                  -Redemption."

DISTRIBUTION OF THE JUNIOR
  SUBORDINATED DEBENTURES UPON
  LIQUIDATION OF THE TRUST ISSUER...............  Pittsburgh Home will have the right at any time to dissolve the Trust Issuer and, after satisfaction of
                                                  creditors of the Trust Issuer, if any, as provided by
                                                  applicable law, cause the Junior Subordinated
                                                  Debentures to be distributed to the holders of the
                                                  Preferred Securities and the Common Securities in
                                                  exchange therefor upon liquidation of the Trust Issuer.
                                                  The ability of Pittsburgh Home to do so may be subject
                                                  to Pittsburgh Home's prior receipt of regulatory
                                                  approval.

                                                  In the event of the liquidation of the Trust Issuer, after satisfaction of the claims of creditors of the Trust
                                                  Issuer, if any, as provided by applicable law, the
                                                  holders of the Preferred Securities will be entitled to
                                                  receive a Liquidation Amount of $10 per Preferred
                                                  Security plus accumulated and unpaid Distributions



                                                  thereon to the date of payment, which may be in the
                                                  form of a distribution of a Like Amount (as defined
                                                  herein) of the Junior Subordinated Debentures, subject
                                                  to certain exceptions as described herein.  See
                                                  "Description of the Preferred Securities--Liquidation of
                                                  the Trust Issuer and Distribution of the Junior
                                                  Subordinated Debentures to Holders."

VOTING RIGHTS...................................  Except in limited circumstances, the holders of the
                                                  Preferred Securities will have no voting rights.  See
                                                  "Description of the Preferred Securities--Voting Rights;
                                                  Amendment of Trust Agreement."

USE OF PROCEEDS.................................  All of the proceeds from the sale of the Preferred
                                                  Securities will be used by the Trust Issuer to purchase
                                                  Junior Subordinated Debentures.  Pittsburgh Home
                                                  intends that the net proceeds from the sale of such
                                                  Junior Subordinated Debentures will be used for
                                                  general corporate purposes, including, but not limited
                                                  to, acquisitions by either the Company or the Bank
                                                  (although there presently exist no agreements or
                                                  understandings with respect to any such acquisition),
                                                  capital contributions to the Bank to support growth and
                                                  for working capital, and the possible repurchase of
                                                  shares of Pittsburgh Home's common stock, subject to
                                                  acceptable market conditions.

RISK FACTORS....................................  An investment in the Preferred Securities involves substantial risks that should be considered by
                                                  prospective purchasers.  In addition, because holders of
                                                  the Preferred Securities may receive Junior
                                                  Subordinated Debentures on dissolution of the Trust
                                                  Issuer, and because payments on the Junior
                                                  Subordinated Debentures are the sole source of funds
                                                  for Distributions on and redemptions of the Preferred
                                                  Securities, prospective purchasers of the Preferred
                                                  Securities are also making an investment decision with
                                                  regard to the Junior Subordinated Debentures and
                                                  should carefully review all of the information regarding
                                                  the Junior Subordinated Debentures contained herein.
                                                  See "Risk Factors" and "Description of the Junior
                                                  Subordinated Debentures."



NASDAQ NATIONAL MARKET SYMBOL...................  Application has been made to have the Preferred
                                                  Securities approved for listing on The Nasdaq Stock
                                                  Market's National Market under the symbol "PHFCP."


ERISA CONSIDERATIONS............................  For a discussion of certain restrictions on purchases, see "ERISA Considerations."

         SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY

         The selected consolidated financial and other data of the Company set forth below does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including the Consolidated Financial Statements and related Notes, appearing elsewhere herein.

                                                                        As of or For the
                                                                    Year Ended September 30,
                                       --------------------------------------------------------------------------------
                                            1997             1996             1995             1994             1993
                                       ------------     ------------     ------------     ------------     ------------
                                                                     (Dollars in Thousands)
SELECTED FINANCIAL AND OTHER DATA:
Total assets                                $273,304         $195,330         $157,570         $130,646         $135,403
Investment securities                         37,145           22,481           18,758           21,999           32,576
Mortgage-backed securities                    38,216           23,825           27,458           25,858           26,764
Loans receivable, net                        181,339          135,552          102,938           65,341           67,432
Cash and cash equivalents                      5,224            7,562            3,545           13,347            4,653
Deposits                                     138,731          124,342          115,497          110,394          114,377
FHLB advances                                101,700           36,500           29,000            8,500            9,500
Stockholders' equity                          28,814           30,372           10,610            9,905            9,554
Non-performing assets(1)                       4,612            2,377            2,320            2,172            1,822
Full-service offices at end of
  period                                           7                6                5                5                5

SELECTED OPERATING DATA:
Interest income                              $17,964          $12,933          $ 9,998         $  8,756         $  9,233
Interest expense                              10,808            7,492            5,836            4,917            5,176
                                              ------           ------           ------          -------          -------
Net interest income                            7,156            5,441            4,162            3,839            4,057
Provision for losses on loans                    360              300              304              135              249
                                              ------           ------           ------          -------          -------
Net interest income after
  provision for losses on loans                6,796            5,141            3,858            3,704            3,808
Gain (loss) on trading/sale of
  securities                                     310               --               --            (740)             (36)
Other non-interest income                        419              369              333              378              591
Special SAIF assessment(2)                       N/A              739              N/A              N/A              N/A
Other noninterest expenses                     4,464            3,557            2,932            2,761            2,765
                                              ------           ------           ------          -------          -------
Income before income taxes                     3,061            1,214            1,259              581            1,598
Income taxes                                   1,078              442              554              230              673
                                              ------           ------           ------          -------          -------
Net income                                   $ 1,983          $   772(2)       $   705         $    351         $    925
                                              ======           ======           ======          =======          =======

PER COMMON SHARE:
Net income                                   $  1.04          $   .15(2)           N/A              N/A              N/A
Cash dividends(3)                                .29              .05              N/A              N/A              N/A
Book value                                     14.63            13.92              N/A              N/A              N/A

SELECTED OPERATING RATIOS(4):
Average yield earned on
  interest-earning assets                       7.78%            7.66%            7.42%            6.63%            7.19%
Average rate paid on interest-
  bearing liabilities                           5.29             5.02             4.64             3.90             4.21
Average interest rate spread(5)                 2.49             2.64             2.78             2.73             2.98
Net interest margin(5)                          3.10             3.22             3.09             2.90             3.16
Ratio of interest-earning assets
  to interest-bearing liabilities             113.05           113.19           107.12           104.82           104.47

Net interest income to
  operating expenses                            1.60             1.27             1.40             1.39             1.47
Operating expenses as a
  percent of average assets                     1.88             2.47(2)          2.14             2.02             2.08
Return on average assets                         .84              .44(2)           .51              .26              .70
Return on average equity                        6.95             3.80(2)          6.83             3.60            10.31
Ratio of average equity to
  average assets                               12.02            11.68             7.43             7.14             6.76

ASSET QUALITY RATIOS(4):
Non-performing loans as a percent
  of total loans                                1.92%            1.55%            2.09%            3.05%            2.56%
Non-performing assets as a percent
  of total assets                               1.69             1.22             1.47             1.66             1.35
Allowance for loan losses as a
  percent of total loans                         .74              .78              .83             1.00              .85
Allowance for loan losses as a
  percent of non-performing loans              38.30            50.27            39.70            32.73            32.82

BANK CAPITAL RATIOS:
Tier 1 risk-based capital ratio                18.91%           24.33%           14.87%           19.88%           19.07%
Total risk-based capital ratio                 20.04            25.58            16.12            21.13            20.27
Tier 1 leverage capital ratio                   8.80            11.55             6.73             7.58             7.06


                                                   (Footnotes on following page)

---------------

(1) Non-performing assets consist of non-performing loans and real estate owned ("REO"). Non-performing loans consist of non-accrual loans and accruing loans 90 days or more overdue, while REO consists of real estate acquired through foreclosure and real estate acquired by acceptance of a deed-in-lieu of foreclosure.

(2) Per common share data have been stated only for a partial period because of the Company's conversion to stock form on April 1, 1996. Without giving effect to the one- time special Savings Association Insurance Fund ("SAIF") assessment of $739,000 or $473,000 after tax ($.23 per share) incurred in the September 1996 quarter to recapitalize the SAIF of the Federal Deposit Insurance Corporation ("FDIC"), net income and net income per share would have been $1.25 million and $.38, respectively, and operating expenses as a percent of average assets, return on average assets and return on average equity would have been 2.05%, .71% and 6.14%, respectively.

(3) On December 19, 1997, the Company paid a special one-time cash dividend of $4.9 million, or $2.50 per share, to stockholders of record as of December 5, 1997. The Company paid $4.2 million and the Bank paid $700,000 of the special one-time cash dividend of $4.9 million.
         The Company has obtained a private letter ruling from the IRS to the effect that the portion of its distribution which exceeds the Company's unconsolidated accumulated earnings and profits would qualify as a non-taxable return of capital. The Company estimates that approximately 97% of the special distribution qualifies as a return of capital, which reduces the cost basis of each share of common stock and is not subject to taxation as a dividend to stockholders. On a pro forma basis, as of September 30, 1997, taking the special distribution into effect, the Bank's Tier 1 risk-based, total risk-based and Tier 1 leverage capital levels would have been 18.46%, 19.59% and 8.56%, respectively. On a pro forma consolidated basis at September 30, 1997, shareholders' equity to total assets was reduced from 10.54% to 8.90%.

(4) Asset Quality Ratios and Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods.

(5) Interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities, and net interest margin represents net interest income as a percent of average interest-earning assets.

                                  RISK FACTORS

         An investment in the Preferred Securities involves a high degree of risk. Prospective investors should carefully consider, together with the other information contained in this Prospectus, the following factors in evaluating the Company, its business and the Trust Issuer before purchasing the Preferred Securities offered hereby. Prospective investors should note, in particular, that this Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve substantial risks and uncertainties. When used in this Prospectus, the words "anticipate," "believe," "estimate," "may," "intend" and "expect" and similar expressions identify certain of such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. The considerations listed below represent certain important factors the Company believes could cause such results to differ. These considerations are not intended to represent a complete list of the general or specific risks that may affect the Company and the Trust Issuer. It should be recognized that other risks, including general economic factors and expansion strategies, may be significant, presently or in the future, and the risks set forth below may affect Pittsburgh Home and the Trust Issuer to a greater extent than indicated.

RISK FACTORS RELATING TO THE OFFERING

SUBORDINATION OF THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

         The obligations of Pittsburgh Home under the Guarantee issued by Pittsburgh Home for the benefit of the holders of the Preferred Securities and under the Junior Subordinated Debentures issued to the Trust Issuer will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness of Pittsburgh Home. At September 30, 1997, Pittsburgh Home had no outstanding Senior Indebtedness. There is no limitation on the amount of Senior Indebtedness, or subordinated debt which is pari passu with the Junior Subordinated Debentures, which Pittsburgh Home may issue. Because Pittsburgh Home is a holding company, the right of Pittsburgh Home to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors in the Bank), except to the extent that Pittsburgh Home may itself be recognized as a creditor of that subsidiary. If Pittsburgh Home is a creditor of a subsidiary, the claims of Pittsburgh Home would be subject to any prior security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to that of Pittsburgh Home. Accordingly, the Junior Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of Pittsburgh Home's subsidiaries, including the Bank. At September 30, 1997, the Bank had aggregate liabilities of $244.5 million (including $138.7 million in deposits). Only the capital stock of Pittsburgh Home is currently junior in right of payment to the Junior Subordinated Debentures to be issued to the Trust Issuer. Holders of the Junior Subordinated Debentures will be able to look only to the assets of Pittsburgh Home for payments on the Junior Subordinated Debentures. None of the Indenture, the Guarantee, the Expense Agreement or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by Pittsburgh Home. Pittsburgh Home may, from time to time, incur indebtedness constituting Senior Indebtedness. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Junior Subordinated Debentures--Subordination."

SOURCE OF PAYMENTS TO HOLDERS OF PREFERRED SECURITIES

         As a bank holding company, Pittsburgh Home conducts its operations principally through its subsidiaries and, therefore, its principal source of cash, other than its investing and financing activities, is the receipt of dividends from the Bank. Since Pittsburgh Home is without significant assets other than the capital stock of the Bank, the ability of Pittsburgh Home to pay interest on the principal of the Junior Subordinated Debentures to the Trust Issuer (and consequently, the Trust Issuer's ability to pay Distributions on the Preferred Securities and Pittsburgh Home's ability to pay its obligations under the Guarantee) will be dependent on the ability of the Bank to pay dividends to Pittsburgh Home in amounts sufficient to service Pittsburgh Home's obligations. Pittsburgh Home may become obligated to make other payments with respect to securities issued by Pittsburgh Home in the future which are pari passu or have a preference over the Junior Subordinated Debentures issued to the Trust Issuer with respect to the payment of principal, interest or dividends. There is no restriction on the ability of Pittsburgh Home to issue, or limitations on the amount of securities which Pittsburgh Home may issue, which are pari passu or have a preference over the Junior Subordinated Debentures issued to the Trust Issuer, nor is there any restriction on the ability of the Bank to issue additional capital stock or incur additional indebtedness.

         There are regulatory limitations on the payment of dividends directly or indirectly to the Company from the Bank. As of September 30, 1997, under applicable banking statutes, the total capital available for payment of dividends by the Bank to the Company was approximately $13.0 million. On December 19, 1997, the Company paid a special one-time cash dividend of $4.9 million, or $2.50 per share, to stockholders of record as of December 5, 1997. The Company paid $4.2 million and the Bank paid $700,000 of the special one-time cash dividend of $4.9 million. The Company has obtained a private letter ruling from the IRS to the effect that the portion of its distribution which exceeds the Company's unconsolidated accumulated earnings and profits would qualify as a non-taxable return of capital. The Company estimates that approximately 97% of the special distribution qualifies as a return of capital, which reduces the cost basis of each share of common stock and is not subject to taxation as a dividend to stockholders. On a pro forma basis, as of September 30, 1997, taking the special distribution into effect, the Bank's Tier 1 risk-based, total risk-based and Tier 1 leverage capital levels would have been 18.46%, 19.59% and 8.56%, respectively. On a pro forma consolidated basis at September 30, 1997, shareholders' equity to total assets was reduced from 10.54% to 8.90%.


         Federal and state bank regulatory agencies have the power to prohibit any act, including the payment of dividends, if such act would reduce the Bank's capital to a point that, in their opinion, would render the Bank undercapitalized and thus constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Company and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.



RIGHT TO DEFER INTEREST PAYMENT OBLIGATION; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

         So long as no event of default under the Indenture has occurred and is continuing, Pittsburgh Home has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures, at any time or from time to time, for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Trust Issuer would also be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled would accumulate additional Distributions thereon at the rate of ___% per annum, compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, Pittsburgh Home may not, and may not permit any subsidiary of Pittsburgh Home to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Pittsburgh Home's capital stock, (other than (a) the reclassification of Pittsburgh Home's capital stock into another class of capital stock, (b) dividends or distributions in common stock of Pittsburgh Home, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto,
(d) payments under the Guarantee and (e) purchases of common stock related to the issuance of common stock or rights under any of Pittsburgh Home's benefit plans for its directors, officers or employees), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Pittsburgh Home that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by Pittsburgh Home of the debt securities of any subsidiary of Pittsburgh Home if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures other than payments pursuant to the Guarantee. Prior to the termination of any such Extension Period, Pittsburgh Home may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of ___%, compounded quarterly from the relevant payment date for such interest, to the extent permitted by applicable law), Pittsburgh Home may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that Pittsburgh Home may elect to begin an Extension Period so long as no event of default under the Indenture has occurred and is continuing. See "Description of the Preferred Securities--Distributions" and "Description of the Junior Subordinated Debentures--Right to Defer Interest Payment Obligation."

         If an Extension Period were to occur, a holder of the Preferred Securities would continue to accrue income (in the form of original issue discount) for United States federal income tax purposes in respect of its pro rata share of the interest accruing on the Junior Subordinated Debentures held by the Trust Issuer. As a result, a holder of the Preferred Securities would be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash and would not receive the cash related to such income from the Trust Issuer if the holder disposed of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemption of the Preferred Securities."

         Pittsburgh Home has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debentures. However, should Pittsburgh Home elect to exercise such right in the future, the market price of the Preferred Securities would likely be adversely affected. A holder that disposed of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continued to hold its Preferred Securities. In addition, as a result of the existence of Pittsburgh Home's right to defer interest payments, the market price of the Preferred Securities may be more volatile than the market prices of other similar securities that are not subject to such deferrals.

OPTIONAL REDEMPTION AFTER 2003

         Pittsburgh Home has the right to redeem the Junior Subordinated Debentures prior to their Stated Maturity on or after ______, 2003 in whole at one time or in part from time to time. The exercise of such right may be subject to Pittsburgh Home having received prior regulatory approval. See "Description of the Junior Subordinated Debentures--General."


REDEMPTION DUE TO TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT
EVENT

         Pittsburgh Home has the right, but not the obligation, to redeem the Junior Subordinated Debentures in whole (but not in part) within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (whether occurring before or after __________, 2003), and, therefore, cause a mandatory redemption of the Preferred Securities. The exercise of such right may be subject to Pittsburgh Home having received prior regulatory approval.

         A "Tax Event" means the receipt by the Trust Issuer of an Opinion of Counsel to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Trust Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by Pittsburgh Home on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by Pittsburgh Home, in whole or in part, for United States federal income tax purposes or (iii) the Trust Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. The Trust Issuer or Pittsburgh Home must request and receive an opinion with regard to such matters within a reasonable period of time after it becomes aware of the possible occurrence of any of the events described in clauses (i) through (iii) above.

         "Investment Company Event" means the receipt by the Trust Issuer of an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change occurs or becomes effective on or after the date of original issuance of the Preferred Securities.

         "Capital Treatment Event" means the receipt by the Trust Issuer of an Opinion of Counsel to the effect that as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement, action or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that the Preferred Securities would not constitute Tier 1 Capital (or the then equivalent thereof) applied as if Pittsburgh Home (or its successor) were a bank holding company for purposes of applicable capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), or any capital adequacy guidelines as then in effect and applicable to Pittsburgh Home.

         "Opinion of Counsel" means an opinion in writing of independent legal counsel experienced in such matters as are being opined upon.

EXCHANGE OF PREFERRED SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES; REDEMPTION AND TAX CONSEQUENCES

         Pittsburgh Home has the right at any time to dissolve the Trust Issuer and, after the satisfaction of liabilities to creditors of the Trust Issuer as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in exchange therefor in liquidation of the Trust Issuer. The exercise of such right may be subject to Pittsburgh Home having received prior regulatory approval. Pittsburgh Home will have the right, in certain circumstances, to redeem the Junior Subordinated
Debentures in whole or in part, in lieu of a distribution of the Junior Subordinated Debentures by the Trust Issuer, in which event the Trust Issuer will redeem the Preferred Securities on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed by Pittsburgh Home. Any such distribution or redemption prior to the Stated Maturity will be subject to prior regulatory approval if then required under applicable capital guidelines or regulatory policies. See "Description of the Preferred Securities--Liquidation of the Trust Issuer and Distribution of the Junior Subordinated Debentures to Holders" and "Description of the Junior Subordinated Debentures--Redemption or Exchange."

         Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust Issuer would not be a taxable event to holders of the Preferred Securities. If, however, the Trust Issuer were characterized as an association taxable as a corporation at the time of the dissolution of the Trust Issuer, the distribution of the Junior Subordinated Debentures would constitute a taxable event to holders of Preferred Securities. Moreover, any redemption of the Preferred Securities for cash would be a taxable event to such holders. See "Certain Federal Income Tax Consequences--Distribution of the Junior Subordinated Debentures to Holders of the Preferred Securities" and "--Sales or Redemption of the Preferred Securities."

         There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities upon a dissolution or liquidation of the Trust Issuer. The Preferred Securities or the Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures as a result of the liquidation of the Trust, and because payments on the Junior Subordinated Debentures are the sole source of funds for Distributions and redemptions of the Preferred Securities, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein.

         If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the liquidation of the Trust Issuer, Pittsburgh Home will use its reasonable efforts to list the Junior Subordinated Debentures on the Nasdaq Stock Market's National Market or SmallCap Market or such stock exchanges, if any, on which the Preferred Securities are then listed.

RIGHTS UNDER THE GUARANTEE

         The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by the Trust Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Trust Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Preferred Securities called for redemption, to the extent that the Trust Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities in exchange therefor), the lesser of (a) the aggregate of the

Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Trust Issuer remaining available for distribution to holders of the Preferred Securities after payment of creditors of the Trust Issuer as required by applicable law.

         If Pittsburgh Home were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against Pittsburgh Home to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust Issuer, the Guarantee Trustee or any other person or entity. In the event an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of Pittsburgh Home to pay interest on or principal of the Junior Subordinated Debentures on the applicable payment date, a holder of the Preferred Securities may institute a legal proceeding directly against Pittsburgh Home for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). The exercise by Pittsburgh Home of its right, as described herein, to defer the payment of interest on the Junior Subordinated Debentures does not constitute an event of default under the Indenture. In connection with any Direct Action, Pittsburgh Home will have a right of set-off under the Indenture to the extent of any payment made by Pittsburgh Home to such holder of the Preferred Securities in the Direct Action. Except as described herein, holders of the Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. The Bank of New York will act as the guarantee trustee under the Guarantee (the "Guarantee Trustee") and will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Bank of New York will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee, and The Bank of New York (Delaware) will act as Delaware Trustee under the Trust Agreement. See "Description of the Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of the Preferred Securities," "Description of the Junior Subordinated Debentures--Debenture Events of Default" and "Description of the Guarantee." The Trust Agreement provides that each holder of the Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

LIMITED COVENANTS

         The covenants in the Indenture are limited and there are no covenants in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Junior Subordinated Debentures or Preferred Securities, respectively, in the event of a material adverse change in Pittsburgh Home's financial condition or results of operations or limits the ability of Pittsburgh Home or any subsidiary to incur or assume additional indebtedness or other obligations. Additionally, neither the Indenture nor the Trust Agreement contains any financial ratios or specified levels of liquidity to which Pittsburgh Home must adhere. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether Pittsburgh Home will be able to or will comply with its obligations under the Junior Subordinated Debentures or the Guarantee.

LIMITED VOTING RIGHTS

         Holders of the Preferred Securities will generally have limited voting rights relating only to the modification of the Preferred Securities and the exercise of the Trust Issuer's rights as holder of the Junior Subordinated Debentures and the Guarantee. Holders of the Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or the Administrative Trustees, as such voting rights are vested exclusively in Pittsburgh Home, as the holder of the Common Securities (except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described herein). The Property Trustee, the Administrative Trustees and Pittsburgh Home may amend the Trust Agreement without the consent of holders of the Preferred Securities to ensure that the Trust Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the Preferred Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of the Trust Issuer Trustees."

ABSENCE OF PRIOR PUBLIC MARKET FOR THE PREFERRED SECURITIES; TRADING PRICE AND TAX CONSIDERATIONS


         There is no current public market for the Preferred Securities. Application has been made to list the Preferred Securities on the Nasdaq Stock Market's National Market. However, one of the requirements for listing and continued listing is the presence of three initial makers for the Preferred Securities, at least 1.1 million shares, not including affiliates, and at least 400 stockholders. Pittsburgh Home has been advised that the Underwriter intends to make a market in the Preferred Securities. However, the Underwriter is not obligated to do so and such market making may be discontinued at any time. Therefore, there is no assurance that an active trading market will develop for the Preferred Securities or, if such market develops, that it will be maintained or that the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus. Accordingly, holders of Preferred Securities may experience difficulty reselling them or may be unable to sell them at all. The public offering price for the Preferred Securities has been determined through negotiations between Pittsburgh Home and the Underwriter. Prices for the Preferred Securities will be determined in the marketplace and may be influenced by many factors, including prevailing interest rates, the liquidity of the market for the Preferred Securities, investor perceptions of Pittsburgh Home and general industry and economic conditions.


         Further, should Pittsburgh Home exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Preferred Securities would be likely to trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In the event of such a deferral, a holder of Preferred Securities that disposed of its Preferred Securities between record dates for payments of Distributions (and consequently did not receive a Distribution from the Trust Issuer for the period prior to such disposition) would nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to the adjusted tax basis of the Preferred Securities disposed of. Upon disposition of the Preferred Securities, such holder would recognize a capital loss to the extent the selling price (which might not fully reflect the value of accrued but unpaid interest) was less than its adjusted tax basis (which would include all accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sales or Redemption of the Preferred Securities."

POSSIBLE TAX LAW CHANGES AFFECTING THE PREFERRED SECURITIES

         Under current law, Pittsburgh Home will be able to deduct interest on the Junior Subordinated Debentures. However, there is no assurance that future legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change would give rise to a Tax Event. A Tax Event would permit Pittsburgh Home, upon receipt of regulatory approval if then required under applicable capital guidelines or regulatory policies, to cause a redemption of the Preferred Securities before, as well as after, __, 2003. See "Description of the Junior Subordinated Debentures--Redemption or Exchange."

RISK FACTORS RELATING TO THE COMPANY

POTENTIAL IMPACT OF CHANGES IN INTEREST RATES

         The Bank's profitability is dependent to a large extent on its net interest income, which is the difference between its income on interest-earning assets and its expense on interest-bearing liabilities. The Bank, like most financial institutions, is affected by changes in general interest rate levels and by other economic factors beyond its control. Interest rate risk arises in part from mismatches (i.e., the interest sensitivity gap) between the dollar amount of repricing or maturing assets and liabilities, and is measured in terms of the ratio of the interest rate sensitivity gap to total assets. More assets than liabilities repricing or maturing over a given time frame is considered asset-sensitive and is reflected as a positive gap, and more liabilities than assets repricing or maturing over a given time frame is considered liability-sensitive and is reflected as a negative gap. A liability-sensitive position (i.e., a negative gap) will generally enhance earnings in a falling interest rate environment and reduce earnings in a rising interest rate environment, while an asset-sensitive position (i.e., a positive gap) will generally enhance earnings in a rising interest rate environment and will reduce earnings in a falling interest rate environment. Fluctuations in interest rates are not predictable or controllable. At September 30, 1997, the Company had a consolidated one year cumulative negative gap of 7.1%. The Company utilizes OTS guidelines in calculating their gap position. This negative one year gap position may, as noted above, have a negative impact on earnings in a rising interest rate environment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Asset and Liability Management."

COMPOSITION OF LOAN PORTFOLIO

         Most of the loans in the Company's portfolio are secured by real estate. At September 30, 1997, the Company estimates that a substantial majority of its total loans receivable were secured by properties located in its primary market areas of Allegheny County and Butler County, Pennsylvania. Conditions in the real estate markets in which the collateral for the Company's mortgage loans are located strongly influence the level of the Company's non-performing loans and its results of operations. Real estate values are affected by, among other things, changes in general or local economic conditions, changes in governmental rules or policies, the availability of loans to potential purchasers, and natural disasters. Declines in real estate markets could negatively impact the value of the collateral securing the Company's loans and its results of operations.

         As of September 30, 1997, $152.1 million, or 78.9% of the Company's total loan portfolio consisted of loans secured by first liens on one- to four-family residences. At that date, $25.1 million or 13.0% of the Company's total loan portfolio consisted of construction loans, $8.8 million or 4.6% of the Company's total loan portfolio consisted of home equity loans and lines of credit, an aggregate of $4.1 million or 2.1% of the Company's total loan portfolio consisted of consumer loans and commercial leases and $2.6 million or 1.4% of the Company's total loan portfolio consisted of commercial and multi-family real estate loans. Although these types of loans generally have higher yields than one- to four-family loans, such loans generally carry a higher level of credit risk than do single-family residential loans. See "Business - Lending Activities."

ASSET QUALITY

         The future success of the Company is dependent upon the quality of its assets. Although management of the Company devotes substantial time and resources to the identification, collection and work-out of non-performing assets, the real estate markets and the overall economy in its market area are likely to be significant determinants of the quality of the Company's assets in future periods and, thus, its financial condition and results of operations. During the fiscal year ended September 30, 1997, total non-performing assets increased by $2.2 million or 94.0%. The increase in non-performing assets is primarily attributable to a $1.5 million or 101.4% increase in non-accruing single-family residential mortgage loans. The Company has significantly increased its originations of single-family loans during the past several years, which management attributes to be the primary reason that non-performing residential loans have trended up. Management does not attribute the increase to any specific weakness within the Company or in the marketplace generally.


         Subsequent to September 30, 1997, the Company's non-performing assets have continued to increase. From September 30, 1997 to November 30, 1997, the Company's non-performing assets increased from $4.6 million to $6.6 million. This $2.0 million or 42.6% increase in non-performing assets was primarily attributable to a $1.5 million or 327.2% increase in non-accruing construction loans. In addition, non-accruing single-family residential loans increased by $562,000 or 19.2%. The increase in non-performing residential loans during the two months ended November 30, 1997 was primarily attributable to the factors which contributed to the increase in non-performing residential loans during fiscal 1997, discussed above. The increase in non-performing construction loans during the two months ended November 30, 1997 was due to five construction loans without pre-sold commitments (which had principal balances ranging from $200,000 to $402,000) which became non-accruing during the period. Two of such loans, with an aggregate outstanding balance of $640,000 as of November 30, 1997, were made to a building contractor with whom the Company had the largest loan concentration at September 30, 1997. The Bank has four other loans outstanding to such borrower, which were performing as of November 30, 1997. See "Business - Lending Activities - Origination, Purchase and Sale of Loans." Management does not attribute the increase in non-performing construction loans to any specific weakness within the Company or in the marketplace generally. Although management utilizes its best judgment in providing for losses with respect to its non-performing assets, there can be no assurance that the Company will be able to dispose of such non-performing assets without establishing additional provisions for losses on loans or further reductions in the carrying value of its real estate owned. See "Business - Asset Quality - Non-Performing Assets."


ALLOWANCE FOR LOAN LOSSES


         Industry experience indicates that a portion of the Company's loans will become delinquent and a portion of the loans may require partial or entire charge-off. Regardless of the underwriting criteria utilized by the Company, losses may be experienced as a result of various factors beyond the Company's control, including, among other things, changes in market conditions affecting the value of properties and problems affecting the credit of the borrower. The Company's determination of the adequacy of its allowance for loan losses is based on various considerations, including an analysis of the risk characteristics of various classifications of loans, previous loan loss experience, specific loans which would have loan loss potential, delinquency trends, estimated fair value of the underlying collateral, current economic conditions, the views of the Company's regulators (who have the authority to require additional reserves), and geographic and industry loan concentration. However, if delinquency levels were to increase as a result of adverse general economic conditions, especially in Pennsylvania where the Company's exposure is greatest, the loan loss reserve so determined by the Company may not be adequate. There can be no assurance that the allowance will be adequate to cover loan losses or that the Company will not experience significant losses in its loan portfolios which may require significant increases to the allowance for loan losses in the future. During the last half of fiscal 1997, management increased its provisions for loan losses from $75,000 per quarter to $105,000 per quarter. The Company provided an aggregate of $360,000 to the allowance for loan losses during fiscal 1997. Effective with the first quarter of fiscal 1998, the Company will be providing $120,000 per quarter. The increase in the amount of the Company's provision for loan losses is due to both the increased levels of loan originations as well as the increase in the Company's non-performing assets. There can be no assurance that the Company will not further increase its provision for loan losses, which could negatively impact results of operations. At September 30, 1997 and November 30, 1997, the ratio of the Company's allowance for loan losses to total loans was 0.74% and 0.74% respectively, and the allowance for loan losses to non-performing loans was 38.3% and 25.14% respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations - Provision for Losses on Loans" and "Business - Asset Quality - Allowance for Loan Losses."

REGULATORY OVERSIGHT

         The Bank is subject to extensive regulation, supervision and examination by the Department as its chartering authority and primary regulator, and by the FDIC, which insures its deposits up to applicable limits. The Bank is a member of the FHLB of Pittsburgh and is subject to certain limited regulation by the Federal Reserve Board. As the holding company of the Bank, Pittsburgh Home is also subject to regulation and oversight by the Federal Reserve Board. Such regulation and supervision governs the activities in which an institution may engage and is intended primarily for the protection of the FDIC insurance funds and depositors. Regulatory authorities have been granted extensive discretion in connection with their supervisory and enforcement activities and regulations have been implemented which have increased capital requirements, increased insurance premiums and have resulted in increased administrative, professional and compensation expenses. Any change in the regulatory structure or the applicable statutes or regulations could have a material impact on the Company and the Bank and their operations. Additional legislation and regulations may be enacted or adopted in the future which could significantly affect the powers, authority and operations of the Bank and the Bank's competitors which in turn could have a material adverse effect on the Bank and its operations. See "Regulation."

COMPETITION

         The Company faces substantial competition in purchasing and originating real estate loans and in attracting deposits. The Company's competition in originating real estate loans is principally from banks, other thrifts, mortgage banking companies, real estate financing conduits, and small insurance companies. Although it has not done so in recent years, in purchasing real estate loans, the Company competes with other participants in the secondary mortgage market. Many entities competing with the Company enjoy competitive advantages over the Company relative to a potential borrower or seller in terms of a prior business relationship, wide geographic presence or more accessible branch office locations, the ability to offer additional services or more favorable pricing alternatives, a lower origination and operating cost structure, and other relevant items. Increased competition in the areas in which the Company conducts operations from traditional competitors or new sources could result in a decrease in the origination or purchase of mortgage loans and could adversely affect the Company's results of operations. In its deposit gathering activities, the Company competes with insured depository institutions such as thrifts, credit unions, and banks, as well as uninsured investment alternatives including money market funds. These competitors may offer higher rates than the Company, which could result in the Company either attracting fewer deposits or in requiring the Company to increase the rates it pays to attract deposits. Increased deposit competition could adversely affect the Company's ability to generate the funds necessary for its lending operations and could adversely affect the Company's results of operations.


                                USE OF PROCEEDS

         All of the proceeds from the sale of the Preferred Securities will be invested by the Trust Issuer in Junior Subordinated Debentures. The net proceeds to the Company from the sale of the

Junior Subordinated Debentures are estimated to be approximately $_____ million ($____ million if the Underwriter's over-allotment option is exercised in full after deduction of the underwriting discount and estimated expenses), Pittsburgh Home intends to use the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, including, but not limited to, acquisitions by either the Company or the Bank (although there presently exist no agreements or understandings with respect to any such acquisition), capital contributions to the Bank to support growth and for working capital, including continuation of the wholesale leveraging strategy discussed under "Summary - Pittsburgh Home Financial Corp." and possible repurchase of shares of Pittsburgh Home's common stock, subject to regulatory requirements and acceptable market conditions.


                      MARKET FOR THE PREFERRED SECURITIES

         Application has been made to list the Preferred Securities on the Nasdaq Stock Market's National Market under the symbol "PHFCP." Although the Underwriter has informed the Company that it presently intends to make a market in the Preferred Securities, the Underwriter is not obligated to do so and any such market making may be discontinued at any time. Accordingly, there is no assurance that an active and liquid trading market will develop or, if developed, that such a market will be sustained. The offering price and distribution rate have been determined by negotiations among representatives of the Company and the Underwriter, and the offering price of the Preferred Securities may not be indicative of the market price following the offering. See "Underwriting."

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Trust Issuer will be treated as a subsidiary of the Company and, accordingly, the Trust Issuer's financial statements will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate line item in the consolidated statements of financial condition of the Company under the caption "Guaranteed Preferred Beneficial Interests in the Company's Junior Subordinated Debentures" and appropriate disclosures about the Preferred Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Preferred Securities as an interest expense in the consolidated statements of operations.

         In its future financial reports, the Company will: (i) present the Preferred Securities on the Company's statements of financial condition as a separate line item entitled "Guaranteed Preferred Beneficial Interests in the Company's Junior Subordinated Debentures;" (ii) include in a footnote to the financial statements disclosure that the sole assets of the Trust Issuer are the Junior Subordinated Debentures specifying the principal amount, interest rate and maturity date of Junior Subordinated Debentures held; and (iii) if Staff Accounting Bulletin No. 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that (a) the Trust Issuer is wholly owned, (b) the sole assets of the Trust Issuer are its Junior Subordinated Debentures, and (c) the obligations of the Company under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee, in the aggregate, constitute a full and unconditional guarantee by the Company of the Trust Issuer's obligations under the Preferred Securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods indicated.

                                                              Year Ended September 30,
                                          -------------------------------------------------------------
                                             1997         1996         1995         1994          1993
                                          --------     --------     --------     --------      --------
Earnings to Fixed Charges:
  Including interest on deposits.......     1.28x        1.16x        1.22x         1.12x         1.31x
  Excluding interest on deposits.......     1.71x        1.60x        2.28x         1.75x         3.93x



         For purposes of computing the ratios of earnings to fixed charges, earnings represent income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle plus fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, as well as the interest component of rental expense.

                                 CAPITALIZATION

         The following table sets forth the consolidated capitalization of the Company as of September 30, 1997, as adjusted to give effect to the consummation of the offering of the Preferred Securities. The following data should be read in conjunction with the Consolidated Financial Statements and Notes thereto of the Company included in the Appendices attached hereto.


                                                                                          As
                                                                  Actual               Adjusted
                                                           ------------------     -----------------
                                                                         (In thousands)
Deposits...................................................          $138,731              $138,731
Borrowings:
    FHLB of Pittsburgh advances............................           101,700               101,700
    Other borrowings.......................................             1,649                 1,649
                                                                    ---------             ---------
       Total deposits and borrowed funds...................           242,080               242,080
                                                                    ---------             ---------
Guaranteed Preferred Beneficial Interests in the
 Company's Junior Subordinated Debentures(1)...............                --                11,000
                                                                    ---------              --------

Stockholders' equity:
    Preferred Stock, $.01 par value; 5,000,000
     authorized; none issued...............................                --                    --
    Common stock, $.01 par value, 10,000,000 shares
     authorized; 2,182,125 issued and outstanding .........                22                    22

Additional paid-in capital.................................            21,017                21,017
Treasury stock, at cost; 212,756 shares....................            (2,948)               (2,948)
Unearned shares of Employee Stock Ownership Plan...........            (1,670)               (1,670)
Unearned shares of Recognition and Retention Plan..........              (868)                 (868)
Net unrealized gain on securities available for sale, net
 of tax....................................................               597                   597
Retained income, substantially restricted..................            12,664                12,664
                                                                    ---------             ---------
       Total stockholders' equity (2)......................            28,814                28,814
                                                                    ---------             ---------



--------------


(1) Preferred Securities of the Trust Issuer representing beneficial interests in $11.0 million aggregate principal amount of the Junior Subordinated Debentures issued by the Company to the Trust Issuer. The Junior Subordinated Debentures will bear interest at the annual rate of ___% of the principal amount thereof, payable quarterly and will mature on _________, 2028. The Company owns all of the Common Securities of the Trust Issuer.


(2) On December 19, 1997, the Company paid a special one-time cash dividend of $4.9 million, or $2.50 per share, to stockholders of record as of December 5, 1997. The Company paid $4.2 million and the Bank paid $700,000 of the special one-time cash dividend of $4.9 million.
         The Company has obtained a private letter ruling from the IRS to the effect that the portion of its distribution which exceeds the Company's unconsolidated accumulated earnings and profits would qualify as a non-taxable return of capital. The Company estimates that approximately 97% of the special distribution qualifies as a return of capital, which reduces the cost basis of each share of common stock and is not subject to taxation as a dividend to stockholders. On a pro forma basis, as of September 30, 1997, taking the special distribution into effect, the Bank's Tier 1 risk-based, total risk-based and Tier 1 leverage capital levels would have been 18.46%, 19.59% and 8.56%, respectively. On a pro forma consolidated basis at September 30, 1997, shareholders' equity to total assets was reduced from 10.54% to 8.90%.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


GENERAL

         The Company is a Pennsylvania corporation organized in September 1995 by the Bank for the purpose of acquiring all of the capital stock of the Bank issued in the conversion (the "Conversion") of the Bank from a Pennsylvania-chartered mutual savings bank to a Pennsylvania-chartered stock savings bank. The Conversion was completed on April 1, 1996. The only significant assets of the Company are the capital stock of the Bank and assets purchased with the balance of the net Conversion proceeds retained by the Company. The business of the Company consists primarily of the business of the Bank.

         The operating results of the Company depend primarily upon its net interest income, which is determined by the difference between interest income on interest-earning assets, which consist principally of loans, investment securities and other investments, and interest expense on interest-bearing liabilities, which consist principally of deposits and borrowings. The Bank's net income also is affected by its provision for loan losses, as well as the level of its other operating income, including loan fees and service charges and its other operating expenses, including salaries and employee benefits, occupancy expense, federal deposit insurance premiums and miscellaneous other expenses, and income taxes.

CHANGES IN FINANCIAL CONDITION

         The Company's assets increased by $78.0 million or 39.9%, from $195.3 million at September 30, 1996 to $273.3 million at September 30, 1997. The increase in total assets was primarily attributable to increased residential mortgage and residential construction loan originations, as the Company continued a more aggressive approach to originations in these loan categories, as well as from increases in mortgage-backed and U.S. Government and agency securities. During fiscal 1997, the Company adopted a leveraged asset policy in order to utilize its excess capital. The Company invested in mortgage-backed securities and U.S. Government and agency securities at a positive spread over advances from the FHLB of Pittsburgh.

         The Company's loans receivable, net increased $45.7 million or 33.7% from $135.6 million at September 30, 1996 to $181.3 million at September 30, 1997. Investments and mortgage-backed securities increased an aggregate of $29.1 million or 62.9%, from $46.3 million at September 30, 1996 to $75.4 million at September 30, 1997. Increased loan originations, investments and mortgage-backed securities were funded by a $65.2 million or 178.6% increase in advances from the FHLB of Pittsburgh as well as from a $14.4 million or 11.6% increase in deposits. The increase in deposits during fiscal 1997 was primarily a result of the Bank's assumption of the deposits (as well as all equipment and real estate) of the branch of another financial institution. Stockholders' equity totaled $28.8 million, representing 10.5% of assets, at September 30, 1997.

         AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS EARNED AND RATES PAID. The following table sets forth, for the periods and at the date indicated, information regarding the Company's average balance sheet. Information is based on average daily balances during the periods presented.

                                                                Year Ended September 30,
                                   At September 30,   ---------------------------------------------
                                         1997                             1997
                                  ---------------     ---------------------------------------------
                                       Average                                           Average
                                        Yield/           Average                         Yield/
                                       Rate(1)           Balance        Interest          Rate
                                  ---------------     -----------     -----------     -----------
                                                       (Dollars in Thousands)
Interest-earning assets:
   Investment securities                   6.89%          $ 31,942        $ 2,214            6.93%
  Mortgage-backed securities               7.13             31,449          2,194            6.98
  Loans receivable(1):
    First mortgage loans                   8.30            150,099         12,351            8.23
    Other loans                            8.80              9,461            826            8.73
                                                           -------         ------
      Total loans receivable               8.35            159,560         13,177            8.26

  Other interest-earning assets            5.75              7,987            380            4.76
                                                           -------         ------
    Total interest-earning assets          7.90%           230,938        $17,965            7.78%
                                           ====                            ======            ====

Noninterest-earning assets                                   6,348
                                                           -------
    Total assets                                          $237,286
                                                           =======

Interest-bearing liabilities:
  Deposits                                 4.81%          $132,280        $ 6,437            4.87%
  FHLB advances                            6.01             69,268          4,312            6.23
  Escrows                                  2.00              2,734             59            2.16
                                           ----            -------         ------
    Total interest-bearing                 5.31%           204,282        $10,808            5.29%
                                           ====                            ======            ====
      liabilities

Noninterest-bearing liabilities                              4,489
                                                           -------
    Total liabilities                                      208,771
Shareholders' equity                                        28,515
                                                           -------
    Total liabilities and retained
      earnings                                            $237,286
                                                           =======

Net interest-earning assets                               $ 26,656
                                                           =======
Net interest income/interest
  rate spread                             2.59%                            $7,157           2.49%
                                          ====                              =====           ====
Net interest margin(2)                                                                      3.10%
                                                                                            ====
Ratio of average interest-
  earning assets to average
  interest-bearing liabilities                                                            113.05%
                                                                                          ======

                                                                        Year Ended September 30,
                                     -------------------------------------------------------------------------------------------
                                                         1996                                            1995
                                     -------------------------------------------     -------------------------------------------
                                                                        Average                                        Average
                                        Average                         Yield/         Average                          Yield/
                                        Balance        Interest          Rate          Balance        Interest           Rate
                                     -----------     -----------     -----------     -----------    -----------     ------------
                                                                        (Dollars in Thousands)
Interest-earning assets:
  Investment securities                  $ 18,868        $ 1,124            5.96%       $ 21,236         $1,129             5.32%
  Mortgage-backed securities               25,597          1,703            6.65          28,956          1,808             6.24
  Loans receivable(1):
    First mortgage loans                  109,032          8,991            8.25          73,401          6,197             8.44
    Other loans                             6,745            609            9.03           6,683            614             9.19
                                          -------         ------                         -------          -----
      Total loans receivable              115,777          9,600            8.29          80,084          6,811             8.50
                                          -------         ------                         -------          -----
  Other interest-earning assets             8,695            506            5.82           4,444            250             5.63
                                          -------         ------                         -------          -----
    Total interest-earning assets         168,937        $12,933            7.66%        134,720         $9,998             7.42%
                                                          ======            ====                          =====             ====

Noninterest-earning assets                  4,810                                          4,278
                                          -------                                        -------
    Total assets                         $173,747                                       $138,998
                                          =======                                        =======

Interest-bearing liabilities:
  Deposits                               $114,377         $5,373            4.70%       $109,209         $4,806             4.40%
  FHLB advances                            30,092          2,012            6.69          14,129            981             6.94
  Escrows                                   4,777            107            2.24           2,425             49             2.02
                                          -------          -----                         -------          -----
    Total interest-bearing                149,246         $7,492            5.02%        125,763         $5,836             4.64%
                                                           =====            ====                          =====             ====
      liabilities

Noninterest-bearing liabilities             4,216                                          2,907
                                          -------                                        -------
    Total liabilities                     153,462                                        128,670
Shareholders' equity                       20,285                                         10,328
                                          -------                                        -------
    Total liabilities and retained
      earnings                           $173,747                                       $138,998
                                          =======                                        =======

Net interest-earning assets              $ 19,691                                       $  8,957
                                          =======                                        =======
Net interest income/interest
  rate spread                                             $5,441            2.64%                        $4,162             2.78%
                                                           =====            ====                          =====             ====
Net interest margin(2)                                                      3.22%                                           3.09%
                                                                            ====                                            ====
Ratio of average interest-
  earning assets to average
  interest-bearing liabilities                                            113.19%                                         107.12%
                                                                          ======                                          ======

------------

(1) Includes non-accrual loans.

(2) Net interest income divided by interest-earning assets.

         RATE/VOLUME ANALYSIS. The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected the Company's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior year rate), (ii) changes in rate (change in rate multiplied by prior year volume), and (iii) total change in rate and volume.


                                                                          Year Ended September 30,
                                                  --------------------------------------------------------------------
                                                                              1997 vs. 1996
                                                  --------------------------------------------------------------------
                                                                      Increase
                                                                  (Decrease) Due to
                                                  -----------------------------------------------
                                                                                                        Total Increase
                                                       Rate            Volume         Rate/Volume         (Decrease)
                                                  ------------     ------------     -------------     ----------------
Interest-earnings assets:
  Investment securities                                  $184           $  779              $127               $1,090
  Mortgage-backed securities                               83              389                19                  491
  Loans receivable, net                                   (39)           3,631               (15)               3,577
  Other interest-earning assets                           (93)             (41)                8                 (126)
                                                          ---            -----              ----                -----
    Total interest-earning assets                         135            4,758               139                5,032
                                                          ---            -----              ----                -----

Interest-bearing liabilities
  Deposits                                                193              841                30                1,064
  FHLB advances                                          (139)           2,620              (181)               2,300
  Escrows                                                  (4)             (46)                2                  (48)
                                                          ---            -----              ----                -----
    Total interest-bearing liabilities                     50            3,415              (149)               3,316
                                                          ---            -----              ----                -----
Increase (decrease) in net interest income               $ 85           $1,343             $ 288               $1,716
                                                          ===            =====              ====                =====

                                                                       Year Ended September 30,
                                                  ------------------------------------------------------------------
                                                                             1996 vs. 1995
                                                  ------------------------------------------------------------------
                                                                      Increase
                                                                  (Decrease) Due to
                                                  -----------------------------------------------
                                                                                                      Total Increase
                                                       Rate            Volume         Rate/Volume       (Decrease)
                                                  ------------     ------------      ------------     --------------
Interest-earnings assets:                               $ 136            $(126)            $ (15)            $  (5)
  Investment securities                                   119             (210)              (14)             (105)
  Mortgage-backed securities                             (154)           3,013               (70)            2,789
  Loans receivable, net                                     9              239                 8               256
  Other interest-earning assets                          ----            -----              ----             -----
                                                          110            2,916               (91)            2,935
    Total interest-earning assets                        ----            -----              ----             -----


Interest-bearing liabilities                              324              228                15               567
  Deposits                                                (36)           1,108               (41)            1,031
  FHLB advances                                             5               48                 5                58
  Escrows                                                ----            -----              ----             -----
                                                          293            1,384               (21)            1,656
    Total interest-bearing liabilities                   ----            -----              ----             -----
                                                        $(183)          $1,532             $ (70)           $1,279
Increase (decrease) in net interest income               ====            =====              ====             =====


RESULTS OF OPERATIONS

         NET INCOME. The Company reported net income of $1.98 million, $772,000, and $705,000 for the fiscal years ended September 30, 1997, 1996 and 1995, respectively. Results for 1996 were affected by a $473,000 after-tax charge relating to the recapitalization of the SAIF. Exclusive of this one-time charge, net income would have been $1.25 million for the year ended September 30, 1996. For fiscal 1997, the $1.21 million or 156.5% increase in net income from fiscal 1996 was attributable to a $1.7 million or 31.5% increase in net interest income and a $361,000 or 97.8% increase in noninterest income. These increases in income during fiscal 1997 were offset by an increase of $200,000 or 4.65% in noninterest expense, which increased from $4.3 million in fiscal 1996 to $4.5 million in fiscal 1997. For the fiscal year ended 1996, the one-time $739,000 pre-tax charge for the special assessment to recapitalize the SAIF is the primary reason for the increase in noninterest expense.

         For fiscal 1997, the Company's net interest margin decreased to 3.10% from 3.22% in fiscal 1996 and the Company's interest rate spread decreased 15 basis points to 2.49% from 2.64% for fiscal 1996. The yield earned on the Company's interest-earning assets increased 12 basis points to 7.78% from 7.66%, while the Company's average cost of interest-bearing liabilities increased 27 basis points to 5.29% in 1997 from 5.02% in 1996. The increase in the Company's yield earned was attributable to having a greater portion of its interest-earning assets in higher yielding first mortgage loans and higher yielding investments. The increase in the average cost of liabilities reflects more aggressive pricing on the Company's certificate of deposit accounts, coupled with increased borrowings from the FHLB.

         For fiscal 1996, the Company's net interest margin increased to 3.22% from 3.09% in fiscal 1995 and the Company's interest rate spread decreased 14 basis points to 2.64% from 2.78% for fiscal 1995. The yield earned on the Company's interest-earning assets increased 24 basis points to 7.66% from 7.42%, while the Company's average cost of interest-bearing liabilities increased 38 basis points to 5.02% in 1996 from 4.64% in 1995. The increase in the Company's yield earned was attributable to having a greater portion of its interest-earning assets in higher yielding first mortgage loans. The increase in the average cost of liabilities reflects more aggressive pricing on the Company's certificate of deposit accounts, coupled with increased borrowings from the FHLB. The improvement in the Company's net interest margin is also attributable to the overall increase in interest-earning assets purchased with the proceeds from the stock offering.

         NET INTEREST INCOME. Net interest income before the provision for losses on loans increased $1.7 million or 31.5% during fiscal 1997 compared to the prior fiscal year, due to a $62.0 million or 36.7% increase in the average balance of interest-earning assets, primarily attributable to a 42.6% increase in average investments and mortgage-backed securities and a 37.8% increase in average loans receivable. As noted, the increase in interest-earning assets over interest-bearing liabilities was attributable to an increase in the average yield earned on interest-earning assets. The increases in both average balances and yield on earnings assets more than offset an increase of $55.0 million in average interest-bearing liabilities, from $149.2 million with a related cost of 5.02% in 1996 to $204.3 million with a related cost of 5.29% in 1997.


         During fiscal 1997, total interest income increased by $5.0 million or 38.9% compared to fiscal 1996, primarily due to a $3.6 million or 37.3% increase in interest earned on loans receivable, a $1.1 million or 97.0% increase in interest earned on investments and a $491,000 or 28.8% increase in interest earned on mortgage-backed securities, which was offset by an $118,000 or 29.1% decrease in interest earned on interest-bearing deposits. The increase in interest on loans receivable was due to an increase in the average balance of loans receivable outstanding, which increased 37.8% or $43.8 million during fiscal 1997. One-to-four family residential loans increased by $41.3 million or 32.9% as the Company continued to utilize local mortgage brokers in the acquisition of new loan customers in addition to its emphasis on internally generated product. In addition, the Company continues to expand its construction loan program by slowly increasing the number of home builders that are approved to deal with the Company. The decrease in interest earned on interest-bearing deposits relates to the improved ability of the Company to generate mortgage originations and alternative investments.

         During fiscal 1997, interest expense increased $3.3 million or 44.0% over the prior comparable year, due to a $1.1 million or 19.8% increase in interest expense on deposits as well as a $2.3 million or 109.5% increase in interest on FHLB advances and other borrowings. The increase in interest expense on deposits was primarily attributable to an increase in average deposits of $17.9 million or 15.7% from 1996 to 1997. A contributing factor was a 17 basis point increase in the average cost of savings from 4.70% in 1996 to 4.87% in 1997. The increase in interest paid on FHLB advances was due to an increase in the average balance of $39.2 million or 130.2%, which was partially offset by a decrease in the related borrowing cost of 46 basis points from 6.69% in 1996 to 6.23% in 1997. The increased borrowings were used to fund the increased loan demand and to fund the purchase of mortgage-backed and investment securities as part of the Company's leveraged asset strategy.


         During fiscal 1996, total interest income increased by $2.9 million or 29.4% compared to fiscal 1995, primarily due to a $2.8 million or 41.0% increase in interest earned on loans receivable, a $33,000 or 2.8% increase in interest earned on investments, and a $217,000 or 114.7% increase in interest earned on interest-bearing deposits, which more than offset a $105,000 or 5.8% decrease in interest earned on mortgage-backed securities. The increase in interest on loans receivable was due to an increase in the average balance of loans receivable outstanding increasing 44.6% to $115.8 million during fiscal 1996 as compared to $80.0 million during fiscal 1995. This increase in the average outstanding balance more than offset a decrease in the yield on loans receivable of 21 basis points to 8.3% during 1996 from 8.5% during 1995. The decrease of 21 basis points can be attributed to an increase in originations in the Company's adjustable rate mortgage (ARM) and balloon mortgage products. At September 30, 1995, total ARM and balloon mortgages totaled $67.4 million; at September 30, 1996, these mortgages products totaled $106.2 million, a $38.8 million or 57.5% increase. ARM and balloon mortgages are priced lower than the conventional 30 year fixed rate mortgage product due to their repricing features.

         During fiscal 1996, interest expense increased $1.7 million or 28.4% over the prior comparable year, due to a $567,000 or 11.8% increase in interest expense on deposits as well as a $1.1 million or 105.7% increase in interest on FHLB advances and other borrowings. The increase in interest expense on deposits was primarily attributable to an increase in average deposits of $5.2 million or 4.7% from 1995 to 1996. A contributing factor was a 30 basis point increase in the average cost of savings from 4.40% in 1995 to 4.70% in 1996. The increase in interest paid on FHLB advances was due to an increase in the average balance of $16.0 million or 113.0%, which was partially offset by a decrease in the related borrowing cost of 25 basis points from 6.94% in 1995 to 6.69% in 1996. The increased borrowings were used to fund the increased loan demand.

         Net interest income before provision for losses on loans increased $1.3 million or 30.7% during fiscal 1996 compared to the prior fiscal year, due to a $34.2 million or 25.4% increase in the average balance of interest-earning assets, primarily attributable to a 44.6% increase in average loans receivable, which more than offset a $1.7 million or 28.4% increase in total interest expense, due to a 38 basis point increase in the average rate paid on interest-bearing liabilities.


         PROVISION FOR LOSSES ON LOANS. The Company establishes provisions for losses on loans, which are charged to operations, in order to maintain the allowance for loan losses at a level which is deemed to be appropriate based upon an assessment of prior loss experience, the volume and type of lending presently being conducted by the Company, industry standards, past due loans, economic conditions in the Company's market area generally and other factors related to the collectibility of the Company's loan portfolio. For the fiscal years ended September 30, 1997, 1996 and 1995, provisions for losses on loans amounted to $360,000, $300,000 and $304,000, respectively. During the last half of fiscal 1997, management increased its provisions for loan losses from $75,000 per quarter to $105,000 per quarter. The Company provided an aggregate of $360,000 to the allowance for loan losses during fiscal 1997. Effective with the first quarter of fiscal 1998, the Company will be providing $120,000 per quarter. The increase in the amount of the Company's provision for loan losses is due to both the increased levels of loan originations as well as the increase in the Company's non-performing assets. At September 30, 1997, the Company's allowance for loan losses amounted to 38.3% of total non-performing loans and 0.74% of total loans outstanding.


         Although management utilizes its best judgment in providing for possible loan losses, there can be no assurance that the Company will not have to increase its provisions for losses on loans in the future as a result of future increases in non-performing loans or for other reasons, which could adversely affect the Company's results of operations. In addition, various regulatory agencies, as an integral part of their examinations process, periodically review the Company's provision for losses on loans and the carrying value of its other non-performing assets based on their judgments about information available to them at the time of their examination.

         NONINTEREST INCOME. Total noninterest income increased $361,000 or 97.8% during fiscal 1997 over the prior fiscal year. The primary reason for the gain was due to gains associated with the Company's newly established trading account. Pursuant to its trading account strategy, the

Company recognized a $310,000 net gain. The investments purchased were primarily equity securities of financial institutions. Total noninterest income increased $36,000 or 10.9% during fiscal 1996 over the prior fiscal year. The increase was primarily attributable to income from services charges and other fees related to the larger number of Company customers.

         NONINTEREST EXPENSE. Total noninterest expense increased $200,000 or 4.65% during fiscal 1997 compared to the prior fiscal year. Compensation and employee benefits increased $700,000 or 36.8% which is attributable to the implementation of the Recognition and Retention Plan and a full year of expense related to the employee stock ownership plan, acquiring the branch of another financial institution, the hiring of a Senior Vice President of Strategic Planning for the Bank and the addition of two new board members at the Bank level. Data processing expenses increased $138,000 or 92.0% as the Company upgraded its data processing system. Additionally, the Company is working towards full compliance with year 2000 issues. Other expenses increased $297,000 or 50.4% of which $267,000 consisted of professional fees primarily related to operating the Company as a public reporting entity.

         Total noninterest expense increased $1.4 million or 46.5% during fiscal 1996 compared to the prior fiscal year. As noted previously, the SAIF special assessment of $739,000 accounted for 54.2% of this increase in 1996. The other reasons for the increase were an increase in compensation and employee benefits of $396,000 or 26.0%, which is attributable to the hiring a controller and a consumer loan manager in addition to new personnel to staff the branch office opened in October, 1995, along with the implementation of the 401(k) Plan and employee stock ownership plan. Premises, occupancy and equipment costs increased $85,000 or 22.8%, due primarily to operating a new branch facility coupled with additional depreciation expense related to building and equipment improvements. Other expenses increased $107,000 or 22.3%, primarily as the result of additional costs related to operating the Company as a public reporting entity. Professional fees increased $74,000 or 56.7%, and printing related costs increased $14,000 or 28.5%. The Company also incurred additional data processing costs during 1996 of $18,000 or 18.6%.

         PROVISION FOR INCOME TAXES. The Company incurred a provision for income taxes of $1.1 million, $442,000, and $554,000 for the fiscal years ended September 30, 1997, 1996 and 1995, respectively. The effective tax rate during each of the foregoing respective fiscal years was 35.2%, 36.4%, and 44.0%. See
Note 8 to Consolidated Financial Statements for additional information relating to income taxes.

ASSET AND LIABILITY MANAGEMENT

         The ability to maximize net interest income is largely dependent upon the achievement of a positive interest rate spread that can be sustained during fluctuations in prevailing interest rates. Interest rate sensitivity is a measure of the difference between amounts of interest-earning assets and interest-bearing liabilities which either reprice or mature within a given period of time. The difference, or the interest rate repricing "gap," provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities, and is considered negative when the amount of interest-rate sensitive liabilities exceeds the amount of interest-rate sensitive assets during a given time period. Generally, during a period of rising interest rates, a negative gap within shorter maturities would adversely affect net interest income, while a positive gap within shorter maturities would result in an increase in net interest income, and during a period of falling interest rates, a negative gap within shorter maturities would result in an increase in net interest income while a positive gap within shorter maturities would have the opposite effect. As of September 30, 1997, the amount of the Company's interest-bearing liabilities which were estimated to mature or reprice within one year exceeded the Company's interest-earning assets with the same characteristics by $19.4 million or 7.1% of the Company's total assets.

         The Company's actions with respect to interest rate risk and its asset/liability gap management are taken under the guidance of the Asset/Liability Management Committee of the Board of Directors. This Committee meets quarterly to, among other things, set interest rate risk targets and review the Company's current composition of assets and liabilities in light of the prevailing interest rate environment. The Committee assesses its interest rate risk strategy quarterly, which is reviewed by the full Board of Directors.


         The Company has historically emphasized the origination of long-term fixed-rate residential real estate loans for retention in its portfolio. At September 30, 1997, $121.6 million or 63.1% of the Company's total loan portfolio consisted of fixed-rate or balloon residential mortgage construction loans. However, as of such date, the Company also held in its loan portfolio $15.1 million of construction loans which reprice annually and $51.4 million of long-term residential mortgage loans which have interest rate adjustment features at seven years and fifteen years. Although the Company anticipates that a majority of its loan portfolio will continue to consist of fixed-rate loans, the Company has recently attempted to mitigate the interest rate risk of holding a significant portion of fixed-rate loans in its portfolio through the origination of ARMs and short-term construction and consumer loans. At September 30, 1997, ARMs comprised $45.8 million or 23.8% of the total loan portfolio and construction and consumer loans aggregated $35.5 million or 18.4% of the total loan portfolio. At September 30, 1997, $37.1 million or 13.6% of the Company's total assets consisted of investment securities, 30.9% of which have terms to maturity of less than five years. In addition, the Company has invested in adjustable rate mortgage-backed securities. At September 30, 1997, $18.5 million or 49.5% of the Company's mortgage-backed securities portfolio was comprised of ARMs. At September 30, 1997, the Company classified $65.3 million or 86.7% of its investment and mortgage-backed securities portfolios as available for sale, which permits the Company to sell such securities if deemed appropriate in response to, among other things, changes in interest rates.


         Management presently monitors and evaluates the potential impact of interest rate changes upon the market value of the Company's portfolio equity
(MVPE) and the level of net interest income on a quarterly basis. MVPE is the difference between incoming and outgoing discounted cash flows from assets, liabilities, and off-balance sheet contracts. The Company utilizes an outside banking consultant for assistance in modeling its interest rate risk position.

         The following table presents the Company's MVPE as of September 30, 1997:

                                               Market Value of Portfolio Equity
---------------------------------------------------------------------------------------------------------------------------
                                                          Estimated
       Change in                                          MVPE as a
    Interest Rates             Estimated                 Percentage                    Amount
    (basis points)               MVPE                     of Assets                  of Change                 Percent
-------------------      -------------------     -------------------------     -------------------     --------------------
                                                    (Dollars in Thousands)
         +400                        $16,159                       5.9%                   $(18,010)                 (52.7)%
         +300                         21,175                       7.7                     (12,993)                 (38.0)
         +200                         25,838                       9.5                      (8,330)                 (24.4)
         +100                         30,499                      11.2                      (3,669)                 (10.7)
          --                          34,168                      12.5                          --                     --
         -100                         36,262                      13.3                       2,094                    6.1
         -200                         37,201                      13.6                       3,033                    8.9
         -300                         38,258                      14.0                       4,090                   12.0
         -400                         40,340                      14.8                       6,172                   18.1


         As noted on the above table, significant increases in interest rates may adversely affect the Company's net interest income and/or MVPE because of the excess of interest-bearing liabilities over interest-earning assets repricing within shorter periods and because the Company's adjustable-rate, interest-earning assets generally are not as responsive to changes in interest rates as its interest-bearing liabilities due to terms which generally permit only annual adjustments to the interest rate and which generally limit the amount which interest rates can adjust at such time and over the life of the related asset. In addition, the proportion of adjustable-rate loans and assets in the Company's loan and investment portfolio could decrease in future periods if market rates of interest remain at or decrease below current levels.

LIQUIDITY AND CAPITAL RESOURCES

         The Company's primary sources of funds are deposits, advances from the FHLB, repayments, prepayments and maturities of outstanding loans, maturities of investment securities and other short-term investments, and funds provided from operations. While scheduled loan repayments and maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by the movement of interest rates in general, economic conditions and competition. The Company manages the pricing of its deposits to maintain a deposit balance deemed appropriate and desirable. In addition, the Company invests in short-term investment securities and interest-earning assets which provide liquidity to meet lending requirements. Although the Company's deposits have historically represented the majority of its total liabilities, the Company also utilizes other borrowing sources, primarily advances from the FHLB.

         Liquidity management is both a daily and long-term function. Excess liquidity is generally invested in short-term investments such as cash and cash equivalents, and U.S. Government agency securities. On a longer-term basis, the Company invests in various loans, mortgage-backed securities, and investment securities. The Company uses its sources of funds primarily to meet its ongoing commitments to pay maturing savings certificates and savings withdrawals, fund loan commitments and maintain an investment securities portfolio. At September 30, 1997, the total approved loan commitments outstanding (excluding undisbursed portions of loans in process) amounted to $9.2 million. At the same date, the unadvanced portion of loans in process approximated $10.0 million. Certificates of deposit scheduled to mature in one year or less at September 30, 1997 totalled $64.7 million. Management of the Company believes that the Company has adequate resources, including principal prepayments and repayments of loans and maturing investments, to fund all of its commitments to the extent required. Based upon its historical run-off experience, management believes that a significant portion of maturing deposits will remain with the Company.

         As of September 30, 1997, the Company had regulatory capital which was in excess of applicable limits.


         On December 19, 1997, the Company paid a special one-time cash dividend of $4.9 million, or $2.50 per share, to stockholders of record as of December 5, 1997. The Company paid $4.2 million and the Bank paid $700,000 of the special one-time cash dividend of $4.9 million. The Company has obtained a private letter ruling from the IRS to the effect that the portion of its distribution which exceeds the Company's unconsolidated accumulated earnings and profits would qualify as a non-taxable return of capital. The Company estimates that approximately 97% of the special distribution qualifies as a return of capital, which reduces the cost basis of each share of common stock and is not subject to taxation as a dividend to stockholders. On a pro forma basis, as of September 30, 1997, taking the special distribution into effect, the Bank's Tier 1 risk-based, total risk-based and Tier 1 leverage capital levels would have been 18.46%, 19.59% and 8.56%, respectively. On a pro forma consolidated basis at September 30, 1997, shareholders' equity to total assets was reduced from 10.54% to 8.90%.

IMPACT OF INFLATION AND CHANGING PRICES

         The Consolidated Financial Statements of the Company and related notes presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Unlike most industrial companies, substantially all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates. In the current interest rate environment, liquidity and the maturity structure of the Company's assets and liabilities are critical to the maintenance of acceptable performance levels.


                                    BUSINESS

LENDING ACTIVITIES

         GENERAL. At September 30, 1997, the Company's total loans receivable portfolio ("total loan portfolio") amounted to $192.7 million, or 70.5% of total assets at that date. The Company has traditionally concentrated its lending activities on conventional first mortgage loans secured by single-family residential properties. Consistent with its lending orientation, during the fiscal year ended September 30, 1997, residential mortgages increased $37.8 million or 33.1% to $152.1 million or 78.9% of the Company's total loan portfolio. During fiscal 1997, residential construction loans increased by $5.8 million or 30.3% to $25.1 million; multi-family residential and commercial real estate loans remained substantially the same at $2.6 million; home equity loans and lines, consumer loans and commercial leases increased by $4.7 million or 56.6% to $12.9 million.

         Historically, the Company's lending activities have been concentrated in its primary market area of Allegheny County and Butler County, Pennsylvania and portions of the surrounding counties. The Company estimates that a substantial majority of its mortgage loans are secured by properties located in primary market area, and that substantially all of its non-mortgage loan portfolio consists of loans made to residents and businesses located in such primary market area.

         LOAN PORTFOLIO COMPOSITION. The following table sets forth the composition of the Company's loan portfolio by type of loan at the dates indicated.

                                                                      September 30,
                                       -----------------------------------------------------------------------
                                                1997                      1996                     1995
                                       ---------------------     -------------------      --------------------
                                          Amount         %          Amount         %         Amount         %
                                       ---------      ------     ----------     ----      ----------     -----
                                                                (Dollars in Thousands)
First mortgage loans:
  One-to-four family residential           $152,113      78.9%       $114,311     79.2%       $ 85,109     76.9%
  Construction                               25,102      13.0          19,265     13.3          16,586     15.0
  Multi-family residential and
   commercial                                 2,596       1.4           2,592      1.8           1,527      1.3
                                           --------      ----         -------    -----         -------     ----
                                            179,811      93.3         136,168     94.3         103,222     93.2
                                           --------      ----         -------    -----         -------     ----
Other loans:
  Commercial leases                           2,539       1.3           1,974      1.4           2,491      2.2
  Home equity loans and lines                 8,821       4.6           5,312      3.7           4,312      3.9
  Consumer loans                              1,547       0.8             957      0.6             782      0.7
                                           --------      ----         -------                  -------     ----
       Total loans receivable               192,718     100.0%        144,411    100.0%        110,807    100.0%
                                           --------     =====         -------    =====         -------    =====

Less:
  Allowance for loan losses                  (1,419)                   (1,128)                    (921)
  Loans in process                          (10,003)                   (7,745)                  (6,926)
  Deferred loan fees                             43                        14                       22
                                           --------                   -------                  -------
       Loans receivable, net               $181,339                  $135,552                 $102,982
                                           ========                   =======                  =======


                                                           September 30,
                                         --------------------------------------------------
                                                   1994                        1993
                                         ----------------------      ----------------------
                                            Amount          %           Amount          %
                                         ----------     -------      ----------     -------
                                                      (Dollars in Thousands)
First mortgage loans:
  One-to-four family residential             $55,119         77.5%       $59,150         84.4%
  Construction                                 8,740         12.3          4,198          6.0
  Multi-family residential and
   commercial                                  1,485          2.1          1,820          2.6
                                              ------        -----         ------        -----
                                              65,344         91.9         65,168         93.0
                                              ------         ----         ------        -----
Other loans:
  Commercial leases                            1,835          2.6          1,237          1.8
  Home equity loans and lines                  2,979          4.2          2,530          3.6
  Consumer loans                                 951          1.3          1,133          1.6
                                              ------         ----         ------        -----
       Total loans receivable                 71,109        100.0%        70,068        100.0%
                                              ------        =====         ------        =====

Less:
  Allowance for loan losses                     (711)                       (599)
  Loans in process                            (4,821)                     (1,811)
  Deferred loan fees                             236                         226
                                               -----                      ------
       Loans receivable, net                 $65,341                     $67,432
                                              ======                      ======



         CONTRACTUAL PRINCIPAL REPAYMENTS AND INTEREST RATES. The following table sets forth certain information at September 30, 1997 regarding the dollar amount of loans maturing in the Company's total loan portfolio, based on the contractual terms to maturity. Loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.


                                                                Due 1-5 years             Due more than 5
                                           Due 1 year               after                   years after
                                             or less          September 30, 1997         September 30, 1997          Total
                                         ------------      ----------------------     ---------------------      -----------
                                                                            (In Thousands)
First mortgage loans:
  One-to-four-family residential                $ 1,787                 $25,513                   $124,813           $152,113
  Construction                                   25,102                      --                         --             25,102
  Multi-family residential and
    commercial                                      179                     485                      1,932              2,596
                                                -------                 -------                   --------           --------
                                                 27,068                  25,998                    126,745            179,811
                                                -------                 -------                   --------           --------
Other loans:
  Commercial leases                                 432                   2,107                         --              2,539
  Home equity loans and lines                     1,933                   1,898                      4,990              8,821
  Consumer loans                                    554                     988                          5              1,547
                                                -------
    Total                                       $29,987                 $30,991                   $131,740           $192,718
                                                =======                 =======                   ========           ========

         The following table sets forth the dollar amount of total loans due after one year from September 30, 1997, as shown in the preceding table, which have fixed interest rates or which have floating or adjustable interest rates.

                                                                           Floating or
                                                   Fixed rate            adjustable-rate              Total
                                               -----------------     ---------------------      ---------------
                                                                         (In Thousands)
First mortgage loans:
  One-to-four-family residential                        $104,538                 $45,788               $150,326
  Construction                                                --                      --                     --
  Multi-family residential and commercial                  2,417                      --                  2,417
Other loans                                                9,988                      --                  9,988
                                                         -------                  ------                -------
    Total                                               $116,943                 $45,788               $162,731
                                                         =======                  ======                =======




         Scheduled contractual principal repayments do not reflect the actual maturities of loans. The average maturity of loans is substantially less than their average contractual terms because of prepayments and, in the case of conventional mortgage loans, due-on-sale clauses, which generally give the Company the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially lower than current mortgage loan rates (due to refinancings of adjustable-rate and fixed-rate loans at lower rates).

         ORIGINATION, PURCHASE AND SALE OF LOANS. The lending activities of the Company are subject to the written, non-discriminatory, underwriting standards and loan origination procedures established by the Company's Board of Directors and management. Loan originations are obtained from a variety of sources, including existing customers, builders, realtors, walk-in customers, loan officers and advertising. The Company also has developed a network of mortgage bankers who underwrite mortgage loans in accordance with the Company's loan underwriting procedures.

         Loan applications originated by the Bank are generally processed at the Company's main office in Pittsburgh. The loan applications are initially processed by loan officers and, once completed, are submitted to the Bank's Loan Committee, which is comprised of the senior management of the Bank. The Loan Committee may approve loans up to $300,000. Loans in excess of $300,000 are submitted for approval to the Bank's Board of Directors with a report and recommendation from the Loan Committee. The Loan Committee has delegated to the Assistant Vice President/Consumer Lending authority to approve unsecured loans of up to $10,000, automobile loans up to $20,000 and home equity loans and lines of credit up to $50,000.

         Property appraisals on the real estate and improvements securing the Company's single-family residential loans are made by independent appraisers. Appraisals are performed in accordance with federal regulations and policies. The Company obtains title insurance policies on first mortgage real estate loans originated by it. Borrowers also must obtain hazard insurance prior to closing and, when required, flood insurance. Borrowers may be required to advance funds, with each monthly payment of principal and interest, to a loan escrow account from which the Company makes disbursements for items such as real estate taxes and mortgage insurance premiums as they become due.

         Historically, the Company has not been an active purchaser of whole loans or participation interests in loans or an active seller of participation interests in loans. During fiscal 1997 and 1996, the Company did not purchase or sell participation interests in loans. However, during fiscal 1995, the Company sold a $400,000 participation interest in a $1.2 million construction loan originated to construct a six unit condominium.

         The following table shows total loan activity during the periods indicated.

                                                                         Year Ended
                                                                        September 30,
                                                -----------------------------------------------------------
                                                       1997                  1996                1995
                                                ----------------      ----------------    -----------------
                                                                       (In Thousands)
Loan originations:
  First mortgage loans:
    One-to-four-family residential                          $53,150              $40,740            $38,314
    Construction                                             19,391               19,034             17,205
    Multi-family residential and commercial                     688                1,189                105
                                                            -------               ------            -------
       Total mortgage originations                           73,229               60,963             55,624
                                                             ------               ------             ------
  Other loans:
    Commercial leases                                           412                1,059              2,003
    Home equity loans and lines                               5,727                2,269              2,843
    Consumer loans                                            1,250                  866                327
                                                            -------               ------            -------
    Total loans originated                                   80,618               65,157             60,797
                                                             ------               ------             ------
Loans and loan participations sold                             (618)              (1,935)            (3,009)
Loan principal reductions                                   (31,693)             (29,618)           (18,090)
                                                            -------              -------            -------
Net increase in loan portfolio                              $48,307              $33,604            $39,698
                                                            =======              =======            =======



         A savings institution generally may not make loans to one borrower and related entities in an amount which exceeds 15% of its unimpaired capital and surplus, although loans in an amount equal to an additional 10% of unimpaired capital and surplus may be made to a borrower if the loans are fully secured by readily marketable securities. At September 30, 1997, the Bank's limit on loans-to-one borrower was approximately $3.6 million as compared to $3.3 million at September 30, 1996. At September 30, 1997, the Company's five largest loans or groups of loans-to-one borrower, including persons or entities related to the borrower, ranged from an aggregate of $1.2 million to $1.7 million and are secured primarily by real estate located in the Company's primary market area, each of which involves relationships with building contractors. While all of such loans were performing in accordance with their original terms at September 30, 1997, subsequent to September 30, 1997, two of the loans which are part of the Company's largest loan concentration became non-performing. The Company's largest loan concentration at September 30, 1997 amounted to $1.7 million ($855,000 net of loans in process) and consisted of six loans to a local contractor which were made without pre-sold commitments. In November 1997, two of such loans, with an aggregate balance of $640,000 ($619,000 net of loans in process), became 90 days or more delinquent and the Company ceased accruing interest. However, the Company does not anticipate that it will recognize any material losses with respect to such loans. See "Asset Quality - Non-Performing Assets."

         ONE-TO-FOUR FAMILY RESIDENTIAL REAL ESTATE LOANS. The Company had an aggregate of $152.1 million of one- to four-family residential loans in its loan portfolio at September 30, 1997. The Company's fixed-rate loans generally have maturities ranging from 15 to 30 years and are fully amortizing with monthly payments sufficient to repay the total amount of the loan with interest by the end of the loan term. Such loans are typically originated under terms, conditions and documentation which permit them to be sold to U.S. Government sponsored agencies such as the Federal Home Loan Mortgage Corporation ("FHLMC") and the Federal National Mortgage Association ("FNMA"). The Company's fixed-rate loans customarily include "due on sale" clauses, which give the Company the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage or the loan is not repaid.

         The Company also currently holds a limited amount of loans insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA"). The Company no longer originates FHA/VA loans and has not originated these types of loans for over ten years. At September 30, 1997, the Company held an aggregate of $7.0 million of FHA and VA loans in its loan portfolio.

         In addition to conventional fixed-rate loans, the Company offers residential loans which reprice once during the loan term at the end of the seventh or fifteenth year, respectively. At such time, the loan's interest rate is adjusted based on the index value of the FHLMC net yield on 30-year fixed-rate mortgage loans plus a margin. These loans are typically based on a 30-year amortization schedule. The amount of any interest rate increase during the repricing period is limited to 5%.

         The Company also originates for its portfolio one-to-four family residential real estate loans which provide for an interest rate which adjusts every year or which are fixed for a three and five year period and adjust every three and five years, respectively, after the initial period (such adjustable-rate loans are referred to as "ARMs"). The Company's one-year ARM adjusts every year in accordance with the one year U.S. Treasury securities with a constant maturity ("CMT") index. The interest rate adjustment for the Company's three and five year ARMs after the initial fixed period is based on the three and five year CMT index, respectively. The Company's ARMs are typically based on a 30-year amortization schedule. The amount of any increase or decrease after the initial term is limited to 2% per year, with a limit of 6% increase and 2% decrease over the life of the loan. The Company qualifies the borrowers on its loans which are fixed for three or five years based on the initial rate and qualifies its borrowers for its one-year ARM based on the fully indexed rate. The adjustable rate loans offered by the Company may generally be converted to a fixed-rate loan within five years from the start of the initial adjustment period. The Company had $45.8 million and $31.0 million of ARMs in its loan portfolio as of September 30, 1997 and 1996, respectively, which represented 23.8% and 21.5% of the Company's total loan portfolio, respectively.

         Adjustable-rate loans decrease the risks associated with changes in interest rates but involve other risks, primarily because as interest rates rise, the payment by the borrower rises to the extent permitted by the terms of the loan, thereby increasing the potential for default. At the same time, the marketability of the underlying property may be adversely affected by higher interest rates. The Company believes that these risks, which have not had a material adverse effect on the Company to date, generally are less than the risks associated with holding fixed-rate loans in an increasing interest rate environment.

         The Company's residential mortgage loans typically do not exceed 80% of the appraised value of the security property. Pursuant to underwriting guidelines adopted by the Board of Directors, the Company can lend up to 95% of the appraised value of the property securing a one-to-four family residential loan; however, the Company generally requires private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the security property. At September 30, 1997, the Company had an aggregate of $152.1 million of one-to four family residential loans in its portfolio.

         CONSTRUCTION LOANS. The Company originates primarily residential construction loans to local contractors, generally with whom it has an established relationship. To a significantly lesser extent, the Company originates such loans to individuals who have a contract with a contractor for the construction of their residence. The Company's construction loans are secured by property located primarily in the Company's primary market area. At September 30, 1997, the Company had an aggregate of $25.1 million of such loans in its portfolio.

         The Company's construction loans to individuals generally have fixed interest rates during the construction period. Construction loans to individuals are typically made in connection with the granting of the permanent loan on the property. Such loans convert to a fully amortizing adjustable or fixed-rate loan at the end of the construction term. The Company requires that permanent financing with the Company be in place prior to closing any construction loan to an individual.

         The Company's construction loans to local contractors are made on either a pre-sold or speculative (unsold) basis. However, the Company generally limits the number of unsold homes under construction by its contractors, with the amount dependent on the reputation of the contractor, the present exposure of the contractor, the location of the property and prior sales of homes in the development. Construction loans to contractors are typically made with a maximum loan to value ratio of 80%. The Company estimates that approximately 95% of its construction loans to contractors are on a speculative basis.

         Prior to making a commitment to fund a construction loan, the Company requires an appraisal of the property by an independent state-licensed and qualified appraiser. The Bank's Senior Vice President of Lending also generally reviews and inspects each project at the commencement of construction and throughout the term of the construction loan. Loan proceeds are disbursed after inspections of the project by the appraiser or the Senior Vice President of Lending based on a percentage of completion. The Company requires monthly interest payments during the construction term. The amount of funds available for advance under the Company's construction loans usually do not include any amount from which the borrower can pay the stated interest due thereon until completion of the loan term.

         Construction lending is generally considered to involve a higher level of risk as compared to permanent one-to-four family residential lending, due to the concentration of principal in a limited number of loans and borrowers and the effects of general economic conditions on developers and contractors. Moreover, a construction loan can involve additional risks because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost (including interest) of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. In addition, speculative construction loans to a contractor are not pre-sold and thus pose a greater potential risk to the Company than construction loans to individuals on their personal residences. Non-accruing construction loans amounted to $449,000, or 9.7% of total non-performing assets at September 30, 1997. However, at November 30, 1997, total non-accruing construction loans increased by an additional $1.5 million, or 327.2%. See "Asset Quality - Non-Performing Assets."

         The Company has attempted to minimize the foregoing risks by, among other things, limiting the extent of its construction lending as a proportion of the total loan portfolio and by limiting its construction lending to primarily residential properties. In addition, the Company has adopted underwriting guidelines which impose stringent loan-to-value, debt service and other requirements for loans which are believed to involve higher elements of credit risk, by limiting the geographic area in which the Company will do business to its existing market and by generally working with contractors with whom it has established relationships. It is also the Company's general policy to obtain personal guarantees from the principals of its corporate borrowers on its construction loans.

         MULTI-FAMILY RESIDENTIAL AND COMMERCIAL REAL ESTATE LOANS. The Company originates mortgage loans for the acquisition and refinancing of multi-family residential properties and properties secured by commercial real estate. The Company does not solicit such loans, which do not constitute an active part of its business, and generally offers such loans to accommodate its present customers. The majority of the Company's commercial real estate loans are secured by office buildings and warehouses, most of which are secured by property located in the Company's market area. The Company has engaged an officer with commercial real estate experience and expects to be more active in its origination of commercial real estate lending. At September 30, 1997, the Company had an aggregate of $2.6 million of such loans in its portfolio.

         The Company requires appraisals of all properties securing multi-family residential and commercial real estate loans. Appraisals are performed by an independent appraiser designated by the Company, all of which are reviewed by management. The Company considers the quality and location of the real estate, the credit of the borrower, the cash flow of the project and the quality of management involved with the property.

         The Company originates multi-family residential and commercial real estate loans with both fixed and adjustable interest rates which vary as to maturity. Loan to value ratios on the Company's multi-family residential and commercial real estate loans are generally limited to 80%. As part of the criteria for underwriting these loans, the Company's general policy is to obtain personal guarantees from the principals of its corporate borrowers.

         Multi-family residential and commercial real estate lending entails significant additional risks as compared with single-family residential property lending. The payment experience on such loans is typically dependent on the successful operation of the real estate project. The success of such projects is sensitive to changes in supply and demand conditions in the market for and commercial real estate as well as regional and economic conditions generally.

         COMMERCIAL LEASE RECEIVABLES. The Company in recent years has become involved in originating office equipment and other commercial leases, primarily through two leasing companies. The leasing companies underwrite the leases under the Company's underwriting standards and procedures. The Company then generally reviews the documents and makes a determination whether to originate such lease. The Loan Committee may approve leases of up to $100,000 and leases over $100,000 must be approved by the Bank's Board of Directors. Generally, the leasing companies do not fund a lease unless the Company has approved the lease and has made a commitment to fund. At September 30, 1997, the Company had an aggregate of $2.5 million of such loans in its portfolio.

         The Company files the necessary documentation to perfect its security interest in both the equipment and the payment of the lease obligations. Commercial lease receivables generally have shorter terms than mortgage loans but generally involve more credit risk since payment may be dependent on successful operation of the business. As of September 30, 1997 and 1996, respectively, the Company had $339,000 and $440,000 of non-performing commercial lease receivables, which constituted 7.4% and 18.5% of total non-performing assets at such date. All of the 1996 and $265,000 of the 1997 non-performing commercial lease receivables were attributable to one of the two leasing companies. As of September 30, 1995, the Company discontinued consideration of any additional leases from this company. As of September 30, 1997, in addition to the above-referenced non-performing loans, the Company had an aggregate of $269,000 of performing commercial leases attributable to such firm, which constitutes 10.6% of all commercial leases, as compared to $437,000 or 22.1%, on September 30, 1996. See "Asset Quality - Non-Performing Assets."

         OTHER LOANS. The Company also offers home equity loans and lines of credit, deposit account secured loans, auto loans and unsecured consumer loans.

         The Company's home equity loans and lines of credit are secured by the underlying equity in the borrower's home. Home equity loans generally have fixed interest rates and terms of five to 15 years. The Company's home equity loans generally require loan-to-value ratios of 80% or less after taking into consideration the first mortgage loan; however, the Company in 1995 began extending fixed rate, fixed term home equity loans up to 100% of loan-to-value. The Company prices these loans at a higher rate than those loans originated with a lower loan-to-value ratio. Home equity lines of credit generally have variable interest rates based on the prime rate plus a 2% margin and terms of 5 to 15 years. Home equity lines of credit generally require loan-to-value ratios of 80% or less after taking into consideration the first mortgage loan; however, the Company since 1995 has also been extending home equity lines of credit up to 100% of loan-to-value. At September 30, 1997, the Company had $8.8 million of aggregate home equity loans and lines of credit in its portfolio.

         Consumer loans generally have shorter terms and higher interest rates than mortgage loans but generally involve more credit risk than mortgage loans because of the type and nature of the collateral and, in certain cases, the absence of collateral. These risks are not as prevalent in the case of the Company's consumer and other loans portfolio, however, because a high percentage of the portfolio is comprised of home equity loans and lines of credit, which are secured by real estate and underwritten in a manner such that they result in a lending risk which is substantially similar to single-family residential loans, as well as deposit account secured loans which are secured by the deposits of the borrower.

         LOAN FEE INCOME. In addition to interest earned on loans, the Company receives income from fees in connection with loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions.

         The Company charges loan origination fees which are calculated as a percentage of the amount borrowed. Loan origination and commitment fees in excess of loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. Discounts and premiums on loans purchased are credited and amortized in the same manner. The Bank recognized $49,000, $88,000 and $123,000 of deferred loan fees during fiscal 1997, 1996 and 1995, respectively, in connection with loan refinancing, payoffs and ongoing amortization of outstanding loans.

ASSET QUALITY

         When a borrower fails to make a required payment on a loan, the Company attempts to cure the deficiency by contacting the borrower and seeking the payment. Contacts are generally made 15 days after a payment is due. In most cases, deficiencies are cured promptly. If a delinquency continues, the loan and payment history are reviewed and efforts are made to collect the loan. While the Company generally prefers to work with borrowers to resolve such problems, the Company will institute foreclosure or other proceedings, as necessary, to minimize any potential loss. The Company generally initiates such proceedings when a loan becomes 90 days delinquent.

         Loans are placed on non-accrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income. The Company will continue to accrue interest on delinquent conventional real estate loans if the loan has a loan-to-value ratio of less than 90%, active collection efforts are underway and, in the opinion of management, there is a reasonable expectation of collection of the delinquent interest. Loans may be reinstated to accrual status when, in the opinion of management, collection of the remaining balance can be reasonably expected.

         Real estate acquired by the Company as a result of foreclosure or by deed-in-lieu of foreclosure is classified as other real estate owned until sold. Pursuant to a statement of position ("SOP 92-3") issued by the American Institute of Certified Public Accountants in April 1992, which provides guidance on determining the balance sheet treatment of foreclosed assets in annual financial statements for periods ending on or after December 15, 1992, there is a rebuttable presumption that foreclosed assets are held for sale and such assets are recommended to be carried at the lower of fair value minus estimated costs to sell the property, or cost (generally the balance of the loan on the property at the date of acquisition). After the date of acquisition, all costs incurred in maintaining the property are expensed and costs incurred for the improvement or development of such property are capitalized up to the extent of their net realizable value. The Company's accounting for its real estate acquired by foreclosure complies with the guidance set forth in SOP 92-3.

         NON-PERFORMING ASSETS. The following table sets forth the amounts and categories of the Company's non-performing assets at the dates indicated.

                                                                         September 30,
                                         ---------------------------------------------------------------------------
                                             1997             1996           1995            1994            1993
                                         -----------     -----------     ---------      -----------      -----------
                                                                    (Dollars in Thousands)
Non-accruing loans:
  First mortgage loans:
    One-to-four family residential            $2,914           $1,447        $1,011           $1,220          $1,190
    Construction                                 449              349            --               --              --
  Other loans:
    Commercial leases                            339              440           394               77              --
                                               -----            -----         -----            -----           -----
      Total non-accruing loans                 3,702            2,236         1,405            1,297           1,190
                                               -----            -----         -----            -----           -----

Accruing loans greater than
  90 days delinquent:
  First mortgage loans:
    One-to-four family residential                --               --           886              860             517
  Other loans:
    Consumer and other loans                       3                8            29               15              89
                                               -----            -----         -----            -----           -----
    Total accruing loans greater
      than 90 days delinquent                      3                8           915              875             606
                                               -----            -----         -----            -----           -----
    Total non-performing loans                 3,705            2,244         2,320            2,172           1,796
                                               -----                                           -----           -----

Real estate owned                                907              133            --               --              26
                                               -----            -----         -----            -----           -----
    Total non-performing assets               $4,612           $2,377        $2,320           $2,172          $1,822
                                               =====            =====         =====            =====           =====

    Total non-performing loans as a
      percentage of total loans                 1.92%            1.55%         2.09%            3.05%           2.56%
                                               =====            =====         =====            =====           =====

    Total non-performing assets as a
      percentage of total assets                1.69%            1.22%         1.47%            1.66%           1.35%
                                               =====            =====         =====            =====           =====



         For the year ended September 30, 1997, approximately $127,000 in interest income would have been recorded on loans accounted for on a non-accrual basis if such loans had been current in accordance with their original terms and had been outstanding throughout the year or since origination if held for part of the year. For the year ended September 30, 1997, no amount was included in net income for these same loans. Results of operations for the two months ended November 30, 1997 have been negatively impacted in the amount of $62,000,which relates to the increase in non-performing assets.

         Total non-performing assets increased by $2.2 million or 94.0% between September 30, 1996 and September 30, 1997. The increase in total non-performing assets is primarily attributable to a $1.5 million or 101.4% increase in non-accruing single family residential mortgage loans. Of this amount, 38 loans aggregating $697,000 were FHA or VA insured which the Bank has had outstanding for a number of years with an average balance of $18,000. A total of 32 loans aggregating $2.4 million had an average balance of $75,000 and ranged from a low of $1,000 to a high of $379,000. The Company has significantly increased its originations of single-family loans during the past several years, which management attributes to be the primary reason that non-performing residential loans have trended up. At September 30, 1997, a few of the non-performing residential loans had larger loan balances than the historical average loan balance for the portfolio. Management does not attribute the increase to any specific weakness within the Company or in the marketplace generally.


         Non-accruing delinquent construction loans increased $100,000 or 28.7% between September 30, 1996 and September 30, 1997. There are three construction loans by three contractors at September 30, 1997 which comprise the total $449,000 non-accruing construction loan balance. Construction on each of these properties has been completed and the properties are listed for sale. The Company is not engaged in other projects with these contractors.

         Non-accruing commercial leases decreased $101,000 from September 30, 1996 to September 30, 1997. There are currently six non-accruing delinquent commercial leases, five of which have balances ranging between $14,000 and $52,000. In addition to being secured by the equipment in all instances and the personal guarantee by a principal of one of the lessee companies, two of these leases are additionally collateralized by real estate. There is one additional delinquent non-accruing commercial lease totalling $201,000 for manufacturing equipment which is secured by a first lien position on the leased equipment, a second mortgage lien against the personal residence of the owner of the lessee, and stock of the lessee held by the Bank as collateral. The Bank also holds the first mortgage lien against the personal residence of the owner of the lessee.

         The balance of the non-performing assets relates to real estate owned
(REO) properties, which increased $774,000 to $907,000. There are seven properties included in REO which range from $19,000 to $232,000. Each of these properties has been written down to its estimated net realizable value. Of the seven properties included in REO at September 30, 1997, three loans aggregating $158,000 were VA insured loans. The Company expects to recover through insurance any difference between its carrying value and the proceeds to be received upon future sales of these properties. Three properties represent $632,000 of repossessed construction loans on substantially completed properties which were being built by two contractors, one of whom died during construction. The Company expects to complete these projects, which are in good developments where the Bank has completed other projects, with developers with whom the Bank has done previous business. The remaining property with an estimated value of $117,000 at September 30, 1997, was acquired by the Bank in December 1997 and is being marketed for sale.


         Subsequent to September 30, 1997, the Company's non-performing assets have continued to increase. From September 30, 1997 to November 30, 1997, the Company's non-performing assets increased from $4.6 million to $6.6 million. This $2.0 million or 43.5% increase in non-performing assets was primarily attributable to a $1.5 million or 327.2% increase in non-accruing construction loans. In addition, non-accruing single-family residential loans increased by $562,000 or 19.2%. The increase in non-performing residential loans during the two months ended November 30, 1997 was primarily attributable to the factors which contributed to the increase in non-performing residential loans during fiscal 1997 which are discussed above. The increase in non-performing construction loans during the two months ended November 30, 1997 was due to five speculative construction loans (which had principal balances ranging from $200,000 to $402,000) which became non-accruing during the period. Two of such loans, with an aggregate outstanding balance of $640,000 as of November 30, 1997, were made to the building contractor with whom the Company had the largest loan concentration at September 30, 1997. See "Origination, Purchase and Sale of Loans." Management does not attribute the increase in non-performing construction loans to any specific weakness within the Company or in the marketplace generally.

         ALLOWANCE FOR LOAN LOSSES. It is management's policy to maintain an allowance for estimated losses based on the perceived risk of loss in the loan portfolio and the adequacy of the allowance. Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of the underlying collateral and current economic conditions. The allowance is increased by provisions for loan losses which are charged against income. During the last half of fiscal 1997, management increased its provisions for loan losses from $75,000 per quarter to $105,000 per quarter. As shown in the table below, the Company provided an aggregate of $360,000 to the allowance for loan losses during fiscal 1997. Effective with the first quarter of fiscal 1998, the Company will be providing $120,000 per quarter. The increase in the amount of the Company's provision for loan losses id due to both the increased levels of loan originations as well as the increase in the Company's non-performing assets.

         Although management uses the best information available to make determinations with respect to the provisions for loan losses, additional provisions for loan losses may be required to be established in the future should economic or other conditions change substantially. In addition, the Department and the FDIC, as an integral part of their examination process, periodically review the Company's allowance for possible loan losses. Such agencies may require the Company to recognize additions to such allowance based on their judgments about information available to them at the time of their examination.

         The following table sets forth an analysis of the Company's allowance for loan losses during the periods indicated.

                                                                                   Year Ended
                                                                                  September 30,
                                                ------------------------------------------------------------------------------
                                                     1997             1996              1995            1994            1993
                                                ------------     ------------      -----------      ----------     -----------
                                                                             (Dollars in Thousands)
Balance at beginning of period                      $1,128           $  921           $  711          $ 598            $ 360
                                                     -----            -----            -----           ----             ----

Charge-offs:
  First mortgage loans:
    One-to-four family residential                      28                9              100             19               10
  Other loans:
    Commercial leases                                   30               93                2             --               --
    Consumer and other loans                            18               12                1             10               11
                                                      ----              ---            -----            ---              ---
                                                        76              114              103             29               21
                                                      ----              ---            -----            ---              ---
Recoveries:
  First mortgage loans
    One-to-four family residential                       3               20                7              5                2
  Other loans:
    Consumer and other loans                             4                1                2              2                8
                                                     -----                                              ---              ---
Net charge-offs                                         69               93               94             22               11
                                                     -----            -----            -----            ---              ---

Provision for losses on loans                          360              300              304            135              249
                                                     -----            -----            -----            ---              ---

Balance at end of period                            $1,419           $1,128           $  921           $711             $598
                                                     =====            =====            =====            ===              ===

Allowance for loan losses as a percent
 of total loans outstanding                           0.74%            0.78%            0.83%          1.00%             .85%
                                                     =====            =====            =====          =====             ====

Allowance for loan losses to total non-
 performing loans                                    38.30%           50.27%           39.70%         32.73%           32.82%
                                                     =====            =====            =====          =====             ====

Ratio of net charge-offs to average
 loans outstanding                                    0.04%            0.08%            0.12%           .03%             .02%
                                                     =====            =====            =====          =====             ====



         The following table sets forth information concerning the allocation of the Company's allowance for loan losses by loan category at the dates indicated.

                                                         September 30,
                        ------------------------------------------------------------------------------------
                                   1997                         1996                         1995
                        ------------------------     -------------------------     -------------------------
                                      Percent of                    Percent of                  Percent of
                                       Allowance                    Allowance                   Allowance
                                        to Loan                       to Loan                    to Loan
                          Amount       Category        Amount        Category       Amount       Category
                        --------     -----------     --------     -----------      -------     ----------
                                                        (Dollars in Thousands)
First mortgage loans        $1,129        79.6%          $  891         79.0%           $662       71.8%
Other loans                    290        20.4              237         21.0             259       28.2
                             -----        ----            -----         ----            ----       ----
    Total                   $1,419       100.0%          $1,128        100.0%           $921      100.0%
                             =====       =====            =====        =====            ====      =====


                                                 September 30,
                            -----------------------------------------------------
                                       1994                        1993
                            ------------------------     ------------------------
                                          Percent of                   Percent of
                                           Allowance                   Allowance
                                            to Loan                     to Loan
                              Amount       Category        Amount       Category
                            --------     ----------       -------      ----------
                                            (Dollars in Thousands)
First mortgage loans               $586       82.4%            $538       90.0%
Other loans                         125       17.6               60       10.0
                                    ---      -----              ---      -----
    Total                          $711      100.0%            $598      100.0%
                                    ===      =====              ===      =====

INVESTMENT ACTIVITIES

         MORTGAGE-BACKED SECURITIES. The Company invests in a portfolio of mortgage-backed securities which are insured or guaranteed by the FHLMC, the FNMA and the Government National Mortgage Association ("GNMA"). Mortgage-backed securities increase the quality of the Bank's assets by virtue of the guarantees that back them, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of the Company. At September 30, 1997, the Company's mortgage-backed securities portfolio had a book value and fair market value of $37.7 million and $38.2 million, respectively. During the year ended September 30, 1997, the Company purchased an aggregate of $18.8 million of mortgage-backed securities, which was the primary reason for the $14.4 million or 60.4% increase in the portfolio between September 30, 1996 and September 30, 1997. The increase in the mortgage-backed securities portfolio was attributable primarily to the Company's wholesale leveraging strategy.

                                                           September 30,
                                    --------------------------------------------------------
                                               1997                 1996                1995
                                    ---------------      ---------------     ---------------
                                                      (Dollars in Thousands)
GNMA certificates                            $19,334             $11,824              $12,830
FNMA certificates                              8,432               4,752                5,693
FHLMC certificates                             9,559               7,069                8,698
                                             -------             -------              -------
                                              37,325              23,645               27,221

Unamortized premiums                             401                 188                  281
Unearned discounts                              (25)                (33)                 (44)
                                             ------              ------               ------
                                              37,701              23,800               27,458
FASB 115 adjustment                              515                  25                   --
                                             -------             -------              -------
                                             $38,216             $23,825              $27,458
                                             =======             =======              =======
Weighted average interest rate                  6.70%               6.33%                6.78%
                                             =======             =======              =======

         The following table sets forth the activity in the Company's mortgage-backed securities portfolio during the periods indicated.

                                                                     At or For the Year Ended
                                                                          September 30,
                                                         ---------------------------------------------
                                                                  1997                     1996
                                                         --------------------      -------------------
                                                                          (In Thousands)
Mortgage-backed securities at beginning of period                     $23,825                  $27,458
Purchases                                                              18,760                    2,531
Sales                                                                    (149)                      --
Repayments                                                             (4,931)                  (6,058)
Accretion and amortization, net                                           221                      (81)
Gain (loss) on mortgage-backed securities                                 490                      (25)
                                                                       ------                   ------
Mortgage-backed securities at end of period                           $38,216                  $23,825
                                                                       ======                   ======



         In recent years, the Company's investment decisions have been directed, in part, at increasing the interest-rate sensitivity of its assets. Accordingly, the Company has emphasized investing in adjustable-rate mortgage-backed securities and short-term, fixed-rate investments. Previously, the Company had invested significantly in fixed-rate mortgage-backed securities. At September 30, 1997, $18.5 million or 49.6% of the Company's portfolio of mortgage-backed securities were secured by ARMs.

         In connection with the Company's wholesale leveraging strategy, the Company purchased $15.0 million of mortgage-backed securities during fiscal 1997, approximately $12.0 million of which were fixed-rate. These purchases were undertaken on a matched fund basis to yield a positive spread.

         The following table sets forth the amount of the Company's mortgage-backed securities which mature during each of the periods indicated and the weighted average yields for each range of maturities at September 30, 1997.


                                                                          Contractually Maturing
                         -------------------------------------------------------------------------------------------------------
                                       Weighted                 Weighted                   Weighted                     Weighted
                            Under       Average       1-5        Average        5-10        Average       Over 10       Average
                           1 Year        Yield       Years        Yield         Years        Yield          Years        Yield
                         ---------   -----------   -------    -----------   ----------   -----------   -----------   -----------
                                                                           (Dollars in Thousands)
GNMA certificates              $ --         --%        $   8        8.00%      $   859         8.07%       $18,976       7.22%
FNMA certificates                --       0.00            14        8.00            --           --          9,754       7.08
FHLMC certificates              503       5.44           632        7.60            68         8.04          7,402       4.73
                               ----                     ----                   -------                    --------
                               $503       5.44%         $654        7.61%      $   927         8.07%       $36,132       6.67%
                               ====       ====          ====        ====       =======         ====       ========       ====

Due to prepayments of the underlying loans, the actual maturities of the securities are expected to be substantially less than the scheduled maturities.

         OTHER INVESTMENT SECURITIES. The investment policy of the Company, as established by the Board of Directors, is designed primarily to provide and maintain liquidity and to generate a favorable return on investments without incurring undue interest rate risk, credit risk, and investment portfolio asset concentrations. The Company's investment policy is currently implemented by the Bank's Senior Vice President and Chief Financial Officer and is overseen by the Asset/Liability Management Committee of the Board of Directors. The Bank's Senior Vice President and Chief Financial Officer is authorized to invest in various types of securities, and in recent years, the emphasis has been on U.S. Treasury and agency obligations, municipal securities and corporate debt securities. There are no aggregate limits on the investment portfolio, however, there are certain limits on specific product types (e.g., no limit on U.S. Government and agency obligations; municipal securities are limited to 10% of the Bank's capital). The Company's investment portfolio increased by $14.7 million or 65.2% between September 30, 1996 and September 30, 1997, primarily due to purchases of $15.0 million of U.S. Government and agency obligations in connection with the Company's wholesale leveraging strategy.

         In April 1997, the Board authorized a trading account whereby up to $2.5 million could be invested in trading account securities, with not more than $1.0 million in any single issue, to be accounted for as trading securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115. Pursuant to SFAS No. 115, unrealized gains and losses are marked-to-market on a monthly basis and recognized on the income statement. Under Board authorization, there is no limit on the types of securities that the Company may invest in provided that the securities are approved under the Company's investment policy, although to date the Company has limited its investments to equity securities of financial institutions. The Company implemented the trading account strategy in the quarter ended June 30, 1997 and recognized a pre-tax net gain of $310,000 for the year ended September 30, 1997.

         The following table sets forth certain information relating to the Company's investment portfolio at the dates indicated.

                                                                 September 30,
                                              --------------------------------------------------
                                                   1997               1996              1995
                                              -------------     --------------     -------------
                                                                 (In Thousands)
U.S. Government and agency obligations              $34,894            $21,774           $17,057
Corporate obligations                                   502                508             1,701
Marketable equity securities                          1,749                199                --
                                                     ------             ------            ------
                                                    $37,145            $22,481           $18,758
                                                     ======             ======            ======


         The following table sets forth the amount of the Company's investment securities which mature during each of the periods indicated and the weighted average yields for each range of maturities at September 30, 1997.

                                                                          Contractually Maturing
                          -----------------------------------------------------------------------------------------------------
                                        Weighted                 Weighted                    Weighted                  Weighted
                            Under 1      Average        1-5       Average        5-10        Average      Over 10      Average
                              Year        Yield        Years       Yield         Years        Yield        years        Yield
                          ----------  -----------  ----------  -----------   ----------   -----------   ----------  -----------
                                                                   (Dollars in Thousands)
U.S. Government and
  agency obligations          $1,504     6.40%         $8,244     6.39%         $8,386        7.02%        $6,743       5.97%
Corporate obligations            502     8.19              --       --              --          --             --         --
                              ------                  -------                  -------                   --------
                              $2,006     7.09%         $8,244     6.39%         $8,386        7.02%        $6,743       5.97%
                              ======     ====         =======     ====         =======        ====       ========       ====



The actual maturity of the Company's investment securities may differ from contractual maturity since certain of the Company's investment securities are subject to call provisions which allow the issuer to accelerate the maturity date of the security.

SOURCES OF FUNDS

         GENERAL. Deposits are the primary source of the Company's funds for lending and other investment purposes. In addition to deposits, the Company derives funds from loan principal repayments and prepayments and advances from the FHLB of Pittsburgh. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. They may also be used on a longer term basis for general business purposes.

         DEPOSITS. The Company's deposit products include a broad selection of deposit instruments, including checking accounts, money market accounts, regular savings accounts and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate.

         The Company's deposits are obtained primarily from residents of Allegheny County and Butler County, Pennsylvania. The Company attracts deposit accounts by offering a wide variety of accounts, competitive interest rates, and convenient office locations and service hours. The Company utilizes traditional marketing methods to attract new customers and savings deposits, including print media advertising and direct mailings. The Company does not utilize the services of deposit brokers, and management believes that an insignificant number of deposit accounts were held by non-residents of Pennsylvania at September 30, 1997.

         In December 1996, the Company purchased a branch office in the Pittsburgh area with deposits totalling $10.4 million at a purchase premium of 3.13%. The branch had deposits of $10.9 million at September 30, 1997. The deposit premium is being amortized using the straight line method over a ten year period.

         In October 1997, the Company opened a branch in a supermarket located in the Bethel Park area of Pittsburgh, Pennsylvania. The branch operates seven days a week and offers customers a full range of services and expanded banking hours. This is the Company's second supermarket branch and the Company will continue to evaluate additional supermarket branch opportunities.

         The Company has been competitive in the types of accounts and in interest rates it has offered on its deposit products. Deposits increased in fiscal 1997 primarily as a result of the Company's branch acquisition and competitive interest rates offered by the Company. As a result, the Company experienced an increase in certificates of deposit during fiscal 1997. The average rate paid on the Company's deposits increased to 4.87% for fiscal 1997 compared to 4.70% for fiscal 1996. Although market demand generally dictates which deposit maturities and rates will be accepted by the public, the Company intends to continue to promote longer term deposits to the extent possible and consistent with its asset and liability management goals.

         The following table sets forth the dollar amount of deposits in the various types of deposit programs offered by the Company at the dates indicated.

                                                                           September 30,
                               -----------------------------------------------------------------------------------------------
                                             1997                             1996                            1995
                               --------------------------       ---------------------------      --------------------------
                                  Amount          Percentage       Amount          Percentage       Amount         Percentage
                               -----------     -------------    -----------     --------------   -----------     -------------
                                                                    (Dollars in Thousands)
Passbook accounts                   $ 26,065            18.8%       $ 26,041             20.9%       $ 30,007             26.0%
Money market                           5,130             3.7           3,346              2.7           3,674              3.2
Interest checking                      7,234             5.2           6,795              5.5           5,469              4.7
Noninterest checking                   2,372             1.7           2,808              2.3           2,062              1.8
Certificates of deposit               97,930            70.6          85,352             68.6          74,285             64.3
                                     -------           -----          ------             ----         -------            -----
Total deposits                      $138,731           100.0%       $124,342            100.0%       $115,497            100.0%
                                     =======           =====         =======            =====         =======            =====



         The following table presents the average balance of each deposit type and the average rate paid on each deposit type for the periods indicated.

                                                                        September 30,
                              --------------------------------------------------------------------------------------------
                                            1997                               1996                             1995
                              ----------------------------        --------------------------        ----------------------
                                                     Average                          Average                         Average
                                   Average             Rate          Average            Rate          Average          Rate
                                   Balance             Paid          Balance            Paid          Balance          Paid
                              ----------------     ----------     ------------     ------------     ----------     ----------
                                                                    (Dollars in Thousands)
Passbook accounts                     $ 26,558           2.81%        $ 36,656             2.90%        $ 34,090          2.90%
Money market                             4,332           2.45            3,504             2.45            4,242          2.45
Interest checking                        7,457           2.02            5,772             2.26            5,096          2.28
Noninterest checking                     2,756             --            2,507               --            2,260            --
Certificates of deposit                 93,638           5.74           77,180             5.30           65,781          5.46
                                        ------           ----          -------             ----          -------
  Total deposits                      $134,741           4.75%        $125,619             4.28%        $111,469          4.31%
                                       =======           ====          =======             ====          =======          ====

         The following table sets forth the savings activities of the Company during the periods indicated.

                                                                  Year Ended September 30,
                                              ---------------------------------------------------------------
                                                      1997                    1996                  1995
                                              -------------------     -------------------     ---------------
                                                                       (In Thousands)
Increase before interest credited                        $ 8,609                  $3,899              $1,551
Interest credited                                          5,780                   5,006               3,552
                                                          ------                   -----               -----
Net increase in deposits                                 $14,389                  $8,905              $5,103
                                                          ======                   =====               =====



         The following table shows the interest rate and maturity information for the Company's certificates of deposit at September 30, 1997.

                                                               Maturity Date
                    -------------------------------------------------------------------------------------------------
                         One Year              Over                 Over                Over
                         or Less             1-2 Years           2-3 Years             3 Years              Total
                    ---------------      ---------------     ---------------      ---------------     ---------------
                                                               (In Thousands)
 2.00  -  4.00%                   --                  --                   --                  --                   --
 4.01  -  6.00%              $41,999             $11,524               $3,136             $ 1,577              $58,236
 6.01  -  8.00%               22,522               4,343                1,307              10,753               38,925
 8.01  -  10.00%                 160                 200                  110                 299                  769
                              ------              ------               ------              ------               ------
  Total                      $64,681             $16,067               $4,553             $12,629              $97,930
                              ======              ======                =====              ======               ======



         The following table sets forth the maturities of Company's certificates of deposit having principal amounts of $100,000 or more at September 30, 1997.


Certificates of deposit maturing in quarter ending:
---------------------------------------------------------           -------------------------
                                                                          (In Thousands)
         December 31, 1997                                                     $ 5,185
         March 31, 1998                                                          1,015
         June 30, 1998                                                           1,574
         September 30, 1998                                                      1,081
         After September 30, 1998                                                3,620
                                                                                 -----
         Total certificates of deposit with
           balances of $100,000 or more                                        $12,475
                                                                                ======


         BORROWINGS. The Company may obtain advances from the FHLB of Pittsburgh upon the security of the common stock it owns in that bank and certain of its residential mortgage loans, provided certain standards related to creditworthiness have been met. Such advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. Such advances are generally available to meet seasonal and other withdrawals of deposit accounts and to permit increased lending. At September 30, 1997, the Company had $101.7 million of advances from the FHLB of Pittsburgh. The Company used FHLB advances to fund assets purchased in connection with its wholesale leveraging strategy.

         The following table sets forth information with respect to the Company's FHLB advances during the periods indicated.

                                                   At or For the Year Ended September 30,
                                      --------------------------------------------------------------
                                              1997                   1996                   1995
                                      -------------------    -------------------     ---------------
                                                           (Dollars in Thousands)
Maximum balance                                 $101,700                $36,500               $29,000
Average balance                                   69,268                 30,092                14,130
Year end balance                                 101,700                 36,500                29,000
Weighted average interest rate:
  At end of year                                    6.12%                  6.40%                 6.66%
  During the year                                   6.03%                  6.69%                 6.94%


COMPETITION

         The Company faces significant competition for real estate loans, principally from mortgage banking companies, other savings institutions, commercial banks and credit unions. Factors which affect competition generally include the general and local economic conditions, current interest rate levels and volatility in the mortgage markets. The Company also faces significant competition in attracting deposits. Its most direct competition for deposits has historically come from commercial banks and other savings institutions located in its market area. The Company faces additional significant competition for investors' funds from other financial intermediaries. The Company competes for deposits principally by offering depositors a variety of deposit programs, convenient branch locations, hours and other services. The Company does not rely upon any individual group or entity for a material portion of its deposits.

         Federal legislation in recent years has eliminated many of the distinctions between commercial banks and savings institutions and holding companies and allowed bank holding companies to acquire savings institutions. Such legislation has generally resulted in an increase in the competition encountered by savings institutions and has resulted in a decrease in both the number of savings institutions and the aggregate size of the savings industry.

SUBSIDIARIES

         As of September 30, 1997, the Bank was the Company's only subsidiary.

                                   REGULATION

         The following description of statutory and regulatory provisions and proposals, which is not intended to be a complete description of these provisions or their effects on the Company or the Bank, is qualified in its entirety by reference to the particular statutory or regulatory provisions or proposals.

THE COMPANY

         GENERAL. The Company is a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended (the "BHCA") and is subject to regulation and supervision by the Federal Reserve Board and the Department. The Company is required to file annually a report of its operations with, and is subject to examination by, the Federal Reserve Board and the Department.

         BHCA ACTIVITIES AND OTHER LIMITATIONS. The BHCA prohibits a bank holding company from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, or increasing such ownership or control of any bank, without prior approval of the Federal Reserve Board. The BHCA also generally prohibits a bank holding company from acquiring any bank located outside of the state in which the existing bank subsidiaries of the bank holding company are located unless specifically authorized by applicable state law. No approval under the BHCA is required, however, for a bank holding company already owning or controlling 50% of the voting shares of a bank to acquire additional shares of such bank.

         The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring more than 5% of the voting shares of any company that is not a bank and from engaging in any business other than banking or managing or controlling banks. Under the BHCA, the Federal Reserve Board is authorized to approve the ownership of shares by a bank holding company in any company, the activities of which the Federal Reserve Board has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board is required to weigh the expected benefit to the public, such as greater convenience, increased competition or gains in efficiency, against the possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

         The Federal Reserve Board has by regulation determined that certain activities are closely related to banking within the meaning of the BHCA. These activities include operating a mortgage company, finance company, credit card company, factoring company, trust company or savings association; performing certain data processing operations; providing limited securities brokerage services; acting as an investment or financial advisor; acting as an insurance agent for certain types of credit-related insurance; leasing personal property on a full-payout, non-operating basis; providing tax planning and preparation services; operating a collection agency; and providing certain courier services. The Federal Reserve Board also has determined that certain other activities, including real estate brokerage and syndication, land development, property management and underwriting of life insurance not related to credit transactions, are not closely related to banking and a proper incident thereto.

         LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. Transactions between savings institutions and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings institution is any company or entity which controls, is controlled by or is under common control with the savings institution. In a holding company context, the parent holding company of a savings institution (such as the Company) and any companies which are controlled by such parent holding company are affiliates of the savings institution. Generally, Sections 23A and 23B (i) limit the extent to which the savings institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and
(ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and other similar transactions. In addition to the restrictions imposed by Sections 23A and 23B, no savings institution may (i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities which are permissible for bank holding companies, or (ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the savings institution.

         In addition, Sections 22(h) and (g) of the Federal Reserve Act places restrictions on loans to executive officers, directors and principal stockholders. Under Section 22(h), loans to a director, an executive officer and to a greater than 10% stockholder of a savings institution, and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, the savings institution's loans to one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus). Section 22(h) also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution. Section 22(h) also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a savings institution to all insiders cannot exceed the institution's unimpaired capital and surplus. Furthermore, Section 22(g) places additional restrictions on loans to executive officers.

         CAPITAL REQUIREMENTS. The Federal Reserve Board has adopted capital adequacy guidelines pursuant to which it assesses the adequacy of capital in examining and supervising a bank holding company and in analyzing applications to it under the BHCA. The Federal Reserve Board capital adequacy guidelines generally require bank holding companies to maintain total capital equal to 8% of total risk-adjusted assets, with at least one-half of that amount consisting of Tier I or core capital and up to one-half of that amount consisting of Tier II or supplementary capital. Tier I capital for bank holding companies generally consists of the sum of common stockholders' equity and perpetual preferred stock (subject in the case of the latter to limitations on the kind and amount of such stocks which may be included as Tier I capital), less goodwill and, with certain exceptions, intangibles. Tier II capital generally consists of hybrid capital instruments; perpetual preferred stock which is not eligible to be included as Tier I capital; term subordinated debt and intermediate-term preferred stock; and, subject to limitations, general allowances for loan losses. Assets are adjusted under the risk-based guidelines to take into account different risk characteristics, with the categories ranging from 0% (requiring no additional capital) for assets such as cash to 100% for the bulk of assets which are typically held by a bank holding company, including multi-family residential and commercial real estate loans, commercial business loans and consumer loans. Single-family residential first mortgage loans which are not past-due (90 days or more) or non-performing and which have been made in accordance with prudent underwriting standards are assigned a 50% level in the risk-weighing system, as are certain privately-issued mortgage-backed securities representing indirect ownership of such loans. Off-balance sheet items also are adjusted to take into account certain risk characteristics.

         In addition to the risk-based capital requirements, the Federal Reserve Board requires bank holding companies to maintain a minimum leverage capital ratio of Tier I capital to total assets of 3.0%. Total assets for this purpose does not include goodwill and any other intangible assets and investments that the Federal Reserve Board determines should be deducted from Tier I capital. The Federal Reserve Board has announced that the 3.0% Tier I leverage capital ratio requirement is the minimum for the top-rated bank holding companies without any supervisory, financial or operational weaknesses or deficiencies or those which are not experiencing or anticipating significant growth. Other bank holding companies will be expected to maintain Tier I leverage capital ratios of at least 4.0% to 5.0% or more, depending on their overall condition.

         At September 30, 1997, the Company was in compliance with the above-described Federal Reserve Board regulatory capital requirements.

         FINANCIAL SUPPORT OF AFFILIATED INSTITUTIONS. Under Federal Reserve Board policy, the Company will be expected to act as a source of financial strength to the Bank and to commit resources to support the Bank in circumstances when it might not do so absent such policy. The legality and precise scope of this policy is unclear, however, in light of recent judicial precedent.

THE BANK

         GENERAL. The Bank is incorporated under the Banking Code, is subject to extensive regulation and examination by the Department and by the FDIC, and, is subject to certain requirements established by the Federal Reserve Board. The federal and state laws and regulations which are applicable to banks regulate, among other things, the scope of their business, their investments, their reserves against deposits, the timing of the availability of deposited funds and the nature and amount of and collateral for certain loans. There are periodic examinations by the Department and the FDIC to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation, whether by the Department, the FDIC or the Congress could have a material adverse impact on the Company, the Bank and their operations.

         FDIC ASSESSMENTS. The deposits of the Bank are insured by the SAIF of the FDIC, up to applicable limits, and are subject to deposit premium assessments by the SAIF. Under the FDIC's risk-based insurance system, SAIF-assessed deposits have been subject to premiums of between 23 and 31 basis points, depending upon the institution's capital position and other supervisory factors.

         Under legislation enacted in 1996, SAIF-assessable deposits held as of March 31, 1995 were subject to a tax-deductible one-time special assessment at a rate sufficient to achieve the 1.25% designated reserve ratio of the SAIF as of October 1, 1996. This special SAIF assessment generally was payable no later than November 29, 1996. The special assessment amounted to 65.7 cents per $100 of SAIF-assessable deposits and was collected on November 27, 1996. The Bank's one-time special assessment amounted to $739,000 pre-tax. The payment of such special assessment had the effect of immediately reducing the Bank's capital by $473,000 after tax.

         Under the new legislation, institutions with Bank Insurance Fund ("BIF") deposits are required to share the cost of funding debt obligations issued by the Financing Corporation ("FICO"), a corporation established by the federal government in 1987 to finance the recapitalization of FSLIC. However, until the earlier of December 31, 1999 or the date of elimination of the thrift charter, the FICO assessment rate for BIF deposits is only 1/5 of the rate applicable to SAIF deposits. Consequently, the annual FICO assessments to be added to deposit insurance premiums are expected to equal approximately 6.4 basis points for SAIF deposits and 1.3 basis points for BIF deposits from January 1, 1997 through December 31, 1999, and approximately 2.4 basis points for both BIF and SAIF deposits thereafter. From January 1, 1997, FICO payments will be paid directly by SAIF and BIF institutions in addition to deposit insurance assessments.

         On October 16, 1996, the FDIC lowered the rates on SAIF-assessable deposits. The rule established SAIF rates ranging from 0 to 27 basis points as of October 1, 1996.

         The Bank's deposit insurance premiums, which had amounted to 23 basis points were thus reduced to 6.4 basis points effective January 1, 1997. Based upon the $126.5 million of assessable deposits at September 30, 1996, the Bank would expect to pay $52,000 less in insurance premiums per quarter during 1997, or $.03 per share.

         Following the special assessment and the new FICO funding mechanism effective January 1, 1997, future SAIF assessment rates are expected to depend primarily on the rate of any new losses from the SAIF insurance fund. Under the recent legislation, however, the FDIC is not permitted to establish SAIF assessment rates that are lower than comparable BIF assessment rates.

         The FDIC may terminate the deposit insurance of any insured depository institution, including the Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of the Bank's deposit insurance.

         CAPITAL REQUIREMENTS. The FDIC has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered banks which, like the Bank, will not be members of the Federal Reserve System. These requirements are substantially similar to those adopted by the Federal Reserve Board regarding bank holding companies, as described above.

         The FDIC's capital regulations establish a minimum 3.0% Tier I leverage capital requirement for the most highly-rated state-chartered, non-member banks, with an additional cushion of at least 100 to 200 basis points for all other state-chartered, non-member banks, which effectively will increase the minimum Tier I leverage ratio for such other banks to 4.0% to 5.0% or more. Under the FDIC's regulation, highest-rated banks are those that the FDIC determines are not anticipating or experiencing significant growth and have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and, in general, which are considered a strong banking organization and are rated composite 1 under the Uniform Financial Institutions Rating System. Leverage or core capital is defined as the sum of common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain qualifying supervisory goodwill and certain purchased mortgage servicing rights.

         The FDIC also requires that savings banks meet a risk-based capital standard. The risk-based capital standard for savings banks requires the maintenance of total capital (which is defined as Tier I capital and supplementary (Tier 2) capital) to risk weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, plus certain off balance sheet assets, are multiplied by a risk-weight of 0% to 100%, based on the risks the FDIC believes are inherent in the type of asset or item. The components of Tier I capital are equivalent to those discussed above under the 3% leverage capital standard. The components of supplementary capital include certain perpetual preferred stock, certain mandatory convertible securities, certain subordinated debt and intermediate preferred stock and general allowances for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital. At September 30, 1997, the Bank met each of its capital requirements.

         In August 1995, the FDIC, along with the other federal banking agencies, adopted a regulation providing that the agencies will take account of the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. According to the agencies, applicable considerations include the quality of the bank's interest rate risk management process, the overall financial condition of the bank and the level of other risks at the bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital. The agencies also have issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies' evaluation of interest rate risk in connection with capital adequacy. The agencies have determined not to proceed with a previously issued proposal to develop a supervisory framework for measuring interest rate risk and an explicit capital component for interest rate risk.

         The Bank is also subject to more stringent Department capital guidelines. Although not adopted in regulation form, the Department utilizes capital standards requiring a minimum of 6% leverage capital and 10% risk-based capital. The components of leverage and risk-based capital are substantially the same as those defined by the FDIC. At September 30, 1997, the Bank exceeded the Department's capital guidelines.

         ACTIVITIES AND INVESTMENTS OF INSURED STATE-CHARTERED BANKS. The activities and equity investments of FDIC-insured, state-chartered banks are generally limited to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary, (ii) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets, (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions, and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met. In addition, an insured state-chartered bank may not, directly, or indirectly through a subsidiary, engage as "principal" in any activity that is not permissible for a national bank unless the FDIC has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements. Any insured state-chartered bank directly or indirectly engaged in any activity that is not permitted for a national bank must cease the impermissible activity.

         PENNSYLVANIA BANK LAW. The Banking Code contains detailed provisions governing the organization, location of offices, rights and responsibilities of directors, officers, employees and members, as well as corporate powers, savings and investment operations and other aspects of the Bank and its affairs. The Banking Code delegates extensive rulemaking power and administrative discretion to the Department so that the supervision and regulation of state-chartered savings banks may be flexible and readily responsive to changes in economic conditions and in savings and lending practices.

         One of the purposes of the Banking Code is to provide savings banks with the opportunity to be competitive with each other and with other financial institutions existing under other Pennsylvania laws and other state, federal and foreign laws. A Pennsylvania savings bank may locate or change the location of its principal place of business and establish an office anywhere in the Commonwealth, with the prior approval of the Department.

         The Department generally examines each savings bank not less frequently than once every two years. Although the Department may accept the examinations and reports of the FDIC in lieu of the Department's examination, the present practice is for the Department to conduct individual examinations. The Department may order any savings bank to discontinue any violation of law or unsafe or unsound business practice and may direct any trustee, officer, attorney or employee of a savings bank engaged in an objectionable activity, after the Department has ordered the activity to be terminated, to show cause at a hearing before the Department why such person should not be removed.

         REGULATORY ENFORCEMENT AUTHORITY. Applicable banking laws include substantial enforcement powers available to federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

FEDERAL AND STATE TAXATION

         GENERAL. The Company and the Bank are subject to the corporate tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as certain additional provisions of the Code which apply to thrift and other types of financial institutions. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Company and the Bank.

         METHOD OF ACCOUNTING. The Bank maintains its books and records for federal income tax purposes using the accrual method of accounting. The accrual method of accounting generally requires that items of income be recognized when all events have occurred that establish the right to receive the income and the amount of income can be determined with reasonable accuracy, and that items of expense be deducted at the later of (i) the time when all events have occurred that establish the liability to pay the expense and the amount of such liability can be determined with reasonable accuracy or (ii) the time when economic performance with respect to the item of expense has occurred.

         BAD DEBT RESERVES. Prior to the enactment, on August 20, 1996, of the Small Business Job Protection Act of 1996 (the "Small Business Act"), for federal income tax purposes, thrift institutions such as the Bank, which met certain definitional tests primarily relating to their assets and the nature of their business, were permitted to establish tax reserves for bad debts and to make annual additions thereto, which additions could, within specified limitations, be deducted in arriving at their taxable income. The Bank's deduction with respect to "qualifying loans," which are generally loans secured by certain interests in real property, could be computed using an amount based on a six-year moving average of the Bank's actual loss experience (the "Experience Method"), or a percentage equal to 8.0% of the Bank's taxable income (the "PTI Method"), computed without regard to this deduction and with additional modifications and reduced by the amount of any permitted addition to the non-qualifying reserve.

         Under the Small Business Act, the PTI Method was repealed and the Bank will be required to use the Experience Method of computing additions to its bad debt reserve for taxable years beginning with the Bank's taxable year beginning October 1, 1996. In addition, the Bank will be required to recapture (i.e., take into taxable income) over a six-year period, beginning with the Bank's taxable year beginning October 1, 1996, the excess of the balance of its bad debt reserves (other than the supplemental reserve) as of September 30, 1996 over (a) the greater of the balance of such reserves as of September 30, 1987 or (b) an amount that would have been the balance of such reserves as of September 30, 1996 had the Bank always computed the additions to its reserves using the Experience Method. However, under the Small Business Act such recapture requirements will be suspended for each of the two successive taxable years beginning October 1, 1996 in which the Bank originates a minimum amount of certain residential loans during such years that is not less than the average of the principal amounts of such loans made by the Bank during its six taxable years preceding October 1, 1996.

         At September 30, 1997, the federal income tax reserves of the Bank included $3.4 million for which no federal income tax has been provided, of this amount, $2.9 million and $500,000 are attributable to pre-1987 and post-1987 bad debt reserves, respectively. The Bank will recapture into income approximately $24,000 per year over the six year period which was set to begin October 1, 1996, however, the Bank is eligible to suspend until 1998 the recapture as the residential loan exemption is met as discussed above.

         DISTRIBUTIONS. If the Bank were to distribute cash or property to its sole stockholder, and the distribution was treated as being from its pre-1987 bad debt reserves, the distribution would cause the Bank to have additional taxable income. A distribution is deemed to have been made from pre-1987 bad debt reserves to the extent that (a) the reserves exceed the amount that would have been accumulated on the basis of actual loss experience, and (b) the distribution is a "non-qualified distribution." A distribution with respect to stock is a non-qualified distribution to the extent that, for federal income tax purposes, (i) it is in redemption of shares, (ii) it is pursuant to a liquidation of the institution, or (iii) in the case of a current distribution, together with all other such distributions during the taxable year, it exceeds the institution's current and post-1951 accumulated earnings and profits. The amount of additional taxable income created by a non-qualified distribution is an amount that when reduced by the tax attributable to it is equal to the amount of the distribution.

         MINIMUM TAX. The Code imposes an alternative minimum tax at a rate of 20%. The alternative minimum tax generally applies to a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI") and is payable to the extent such AMTI is in excess of an exemption amount. The Code provides that an item of tax preference is the excess of the bad debt deduction allowable for a taxable year pursuant to the percentage of taxable income method over the amount allowable under the experience method. Other items of tax preference that constitute AMTI include (a) tax-exempt interest on newly issued (generally, issued on or after August 8, 1986) private activity bonds other than certain qualified bonds and (b) 75% of the excess (if any) of (i) adjusted current earnings as defined in the Code, over (ii) AMTI (determined without regard to this preference and prior to reduction by net operating losses).

         NET OPERATING LOSS CARRYOVERS. A financial institution may carry back net operating losses ("NOLs") to the preceding two taxable years and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years beginning after August 5, 1997. At September 30, 1997, the Bank had no NOL carryforwards for federal income tax purposes.

         AUDIT BY IRS. The Bank's federal income tax returns for taxable years through September 30, 1993 have been closed for the purpose of examination by the Internal Revenue Service.

         STATE TAXATION. The Company and its non-thrift Pennsylvania subsidiaries are subject to the Pennsylvania Corporate Net Income Tax and Capital Stock and Franchise Tax. The Corporation Net Income Tax rate for 1997 is 9.99% and is imposed on the Company's unconsolidated taxable income for federal purposes with certain adjustments. In general, the Capital Stock Tax is a property tax imposed at the rate of approximately 1.3% of a corporation's capital stock value, which is determined in accordance with a fixed formula based upon average net income and net worth.

         The Bank is taxed under the Pennsylvania Mutual Thrift Institutions Tax Act (the "MTIT"), as amended to include thrift institutions having capital gain stock, pursuant to the MTIT, the Bank's tax rate is 11.5%. The MTIT exempts the Bank from all other taxes imposed by the Commonwealth of Pennsylvania for state income tax purposes and from all local taxation imposed by political subdivisions, except taxes on real estate and real estate transfers. The MTIT is a tax upon net earnings, determined in accordance with GAAP with certain adjustments. The MTIT, in computing GAAP income, allows for the deduction of interest earned on state and federal securities, while disallowing a percentage of a thrift's interest expense deduction in the proportion of interest income on those securities to the overall interest income of the Bank. Net operating losses, if any, thereafter can be carried forward three years for MTIT purposes.

                                   MANAGEMENT

DIRECTORS

         The following tables present information concerning the directors of the Company and director nominees.

                                                  Director             Term
        Name                       Age(1)         Since(2)           Expires
----------------------------   ------------   ---------------   ---------------
Kenneth F. Maxcy, Jr.                78             1957               2001(3)

Gregory G. Maxcy                     43             1986               2001(3)

Richard F. Lerach                    57             1990               2001(3)

James M. Droney, Jr.                 45             1997               2001(3)

Stephen Spolar                       76             1986               1999

Charles A. Topnick                   70             1990               1999

Joseph G. Lang                       72             1986               1999


Jess B. Mellor                       79             1954               2000

J. Ardie Dillen                      39             1992               2000

Kenneth R. Rieger                    52             1997               2000

------------------

(1)      As of December 10, 1997.
(2)      Includes service as a director of the Bank.
(3) Assumes election at the Annual Meeting of Stockholders to be held on January 22, 1998.

         Information concerning the principal position with the Company and the Bank and principal occupation of each director during the past five years is set forth below.

         J. Ardie Dillen. Mr. Dillen was named Chairman of the Board of the Company and the Bank in November 1996 and August 1997, respectively. Mr. Dillen is President and Chief Executive Officer of the Bank and has held the same position with the Company since its inception in September 1995. Mr. Dillen has been President and Chief Executive Officer of the Bank since 1992 and was Senior Vice President of Finance and Administration of the Bank from 1986 to 1992. Prior to joining the Bank, Mr. Dillen was an auditor with Main Hurdman, Pittsburgh, Pennsylvania, a certified public accounting firm, from 1980 to 1986. Mr. Dillen is a certified public accountant.

         Jess B. Mellor. Mr. Mellor has been Secretary of the Bank since 1955. Mr. Mellor served as Secretary of the Company from its inception in September 1995 to June 1997. Mr. Mellor is retired and was formerly Vice President of the Bank from 1954 to 1986. Mr. Mellor has been with the Bank since its inception in 1942 and has been a director of the Bank since 1954.

         Joseph G. Lang. Mr. Lang has been retired since 1991. Prior thereto, from 1961 to 1991, Mr. Lang was an associate architect with W.D. Slowik & Associates, Pittsburgh, Pennsylvania, an architectural firm, and also was employed by its predecessor firms.

         Richard F. Lerach. Mr. Lerach has been Senior General Attorney - Litigation with U.S. Steel Group, a unit of USX Corporation, Pittsburgh, Pennsylvania, since 1985 and has been an attorney with such corporation since 1968.

         Gregory G. Maxcy. Mr. Maxcy has been Senior Vice President and Secretary of the Company since May 1997 and July 1997, respectively. Mr. Maxcy has been Senior Vice President - Director of Strategic Planning of the Bank since May 1997. Mr. Maxcy was President of Maxcy, Gmys & Company, PC, Pittsburgh, Pennsylvania, a certified public accounting firm, from 1992 to May 1997. Mr. Maxcy also was employed by Resource Capital, Inc., Pittsburgh, Pennsylvania, an investment management services and financial planning company, from 1988 to 1994. Mr. Maxcy is a certified public accountant and a certified financial planner. Mr. Maxcy is the son of Kenneth F. Maxcy, Jr. See "- Consent to Findings of Securities Violations."

         Kenneth F. Maxcy, Jr. Mr. Maxcy has been retired since 1985. Mr. Maxcy was Assistant to the Chairman of Wheeling Pittsburgh Steel Corporation, Pittsburgh, Pennsylvania from 1975 to 1985. Mr. Maxcy is the father of Gregory
G. Maxcy.

         Stephen Spolar. Mr. Spolar has been retired since 1992. Mr. Spolar was President and Chief Executive Officer of the Bank from 1986 to 1992. Mr. Spolar has been a director of the Bank since 1986 and served as an officer of the Bank from 1961 to 1986.

         Charles A. Topnick. Mr. Topnick has been retired since 1992. Mr. Topnick served as Senior Vice President of the Bank from 1991 to 1992. From 1983 to 1991, Mr. Topnick was President of Columbia Savings and Loan Association, Pittsburgh, Pennsylvania.

         James M. Droney, Jr. Mr. Droney, Jr. has been the President and Chief Executive Officer of Mt. Lebanon Office Equipment Co. Inc., Pittsburgh, Pennsylvania, an office equipment retailer, since 1976.

         Kenneth R. Rieger. Mr. Rieger is co-founder of and an investment advisor with G&R Investment Consultants, Inc., Pittsburgh, Pennsylvania, a consulting firm, since January 1980.

DIRECTOR EMERITUS

         Effective August 1997, Frank J. Malone became a Director Emeritus of the Bank. Mr. Malone served as Chairman of the Board of Directors of the Bank from 1986 to August 1997 and held the same position with the Company from its inception in September 1995 until November 1996. Mr. Malone is retired and was formerly the President and Chief Executive Officer of the Bank from 1955 to 1986. Mr. Malone was a director of the Bank from its inception in 1942 to August 1997.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is information concerning the executive officers of the Company and the Bank who do not serve on the Board of Directors of the Company. All executive officers are elected by the Board of Directors and serve until their successors are elected and qualified. No executive officer is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer.

         Michael J. Kirk. Mr. Kirk has been Senior Vice President and Chief Financial Officer of the Company and the Bank since January 1996. Mr. Kirk became Vice President and Chief Financial Officer of the Bank in 1992 and was Vice President and Chief Financial Officer of the Company from its inception in September 1995 through January 1996. Mr. Kirk served as an Analyst and Controller of Community Savings Association, Monroeville, Pennsylvania from 1988 to 1992 and as an auditor with Ernst & Whinney, the predecessor to Ernst & Young, LLP, from 1985 to 1988. Mr. Kirk is a certified public accountant.

         Joseph E. Archer. Mr. Archer has been Senior Vice President of Lending of the Bank since 1988. Mr. Archer served as Vice President of the Bank from 1986 to 1988 and Assistant Vice President from 1970 to 1986. Mr. Archer joined the Bank in 1962.

         Albert L. Winters. Mr. Winters has been Senior Vice President of Operations of the Bank since 1994. Mr. Winters served as Vice President of the Bank from 1991 to 1993 and Assistant Vice President of the Savings Bank from 1989 to 1990. Mr. Winters joined the Bank in 1970.

         Patricia J. Nesbit. Ms. Nesbit has been Vice President of Retail Banking of the Bank since January 1996. Ms. Nesbit served as a Branch Manager of the Bank from 1994 to 1995. Prior to 1994, Ms. Nesbit was employed by Integra Bank, Pittsburgh, Pennsylvania and certain predecessor institutions from 1969 to 1994 as a Branch Manager and in other related capacities.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

         The table on the following page sets forth, as of the December 10, 1997, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock,
(ii) the directors and nominees of the Company, (iii) those executive officers of the Company whose salary and bonus exceeded $100,000 in fiscal 1997, and
(iv) all directors and executive officers of the Company and the Bank as a group.

                                                          Amount and Nature
                  Name of Beneficial                        of Beneficial
                  Owner or Number of                       Ownership as of                  Percent of
                   Persons in Group                      December 10, 1997(1)              Common Stock
------------------------------------------------   ------------------------------   -------------------------
Pittsburgh Home Financial Corp.                                    174,570(2)                        8.9%
  Employee Stock Ownership Plan Trust
438 Wood Street
Pittsburgh, Pennsylvania  15222

John Hancock Mutual Life Insurance                                 190,000(3)                        9.6
  Company
John Hancock Subsidiaries, Inc.
John Hancock Asset Management
John Hancock Place
P.O. Box 111
Boston, Massachusetts  02117

The Berkeley Financial Group
John Hancock Advisers, Inc.
101 Huntington Avenue
Boston, Massachusetts  02199

Directors and Nominees:

J. Ardie Dillen                                                     42,196(4)(5)                     2.1
James M. Droney, Jr.                                                   502                             *
Jess B. Mellor                                                       7,421(6)                          *
Joseph G. Lang                                                       4,282(6)                          *
Richard F. Lerach                                                   35,247(6)                        1.8
Gregory G. Maxcy                                                    22,508                           1.1
Kenneth F. Maxcy, Jr.                                                9,247(5)(6)                       *
Kenneth R. Rieger                                                    3,750                             *
Stephen Spolar                                                      10,813(5)(6)                       *
Charles A. Topnick                                                   8,747(6)                          *

All directors and executive officers                               195,131(7)                        9.8%
 of the Company and the Bank
 as a group (14 persons)

-----------------

*   Represents less than 1% of the outstanding Common Stock.
                                      (Footnotes continued on following page)

------------

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares. Shares which are subject to stock options and which may be exercised within 60 days of December 10, 1997 are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

(2) The Pittsburgh Home Financial Corp. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Pittsburgh Home Financial Corp. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Messrs. J. Ardie Dillen, Kenneth F. Maxcy, Jr., and Stephen Spolar who act as trustees of the plan ("Trustees"). As of the December 10, 1997, 23,421 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP trustees and applicable law. Any allocated shares which either abstain on a proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Common Stock beneficially owned by directors who serve as Trustees of the ESOP and by all directors and executive officers as a group does not include the unallocated shares held by the Trust.

(3) Based on a Schedule 13G joint filing on January 31, 1997 made on behalf of John Hancock Mutual Life Insurance Company ("JHMLICO"), JHMLICO's direct, wholly-owned subsidiary, John Hancock Subsidiaries, Inc. ("JHSI"), JHSI's direct, wholly-owned subsidiary, John Hancock Asset Management ("JHAM"), JHAM's wholly-owned subsidiary, The Berkeley Financial Group ("TBFG") and TBFG's wholly-owned subsidiary, John Hancock Advisers, Inc. ("JHA"). Pursuant to an advisory agreement with the John Hancock Bank and Thrift Opportunity Fund dated July 21, 1994, JHA has sole voting and dispositive power as to 100,000 shares of Common Stock. Pursuant to an advisory agreement with the John Hancock Regional Bank Fund dated July 1, 1996, JHA has sole voting and dispositive power as to 90,000 shares of Common Stock. Through their parent-subsidiary relationship to JHA, JHMLICO, JHSI, JHAM and TBFG have indirect, beneficial ownership of these same shares.

(4) Includes 1,500 shares held by Mr. Dillen's spouse in her Individual Retirement Account, 600 shares held by Mr. Dillen as custodian for his children, 2,072 shares which are held by the ESOP which have been allocated to the account of Mr. Dillen, and 6,982 shares which may be acquired by Mr. Dillen upon the exercise of stock options.

(5) Excludes the shares held by the ESOP, of which the named director is one of three trustees.

(6) Includes 1,636 shares which may be acquired by the named director upon the exercise of stock options.

(7) Includes 28,271 shares which may be acquired by all directors and executive officers of the Company and the Bank as a group upon the exercise of stock options. Also includes 6,320 shares which are held by the Company's ESOP which have been allocated to the accounts of executive officers.

SUMMARY COMPENSATION TABLE

         The Company does not pay separate compensation to its officers. The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the three fiscal years ended September 30, 1997 to the Chairman, President and Chief Executive Officer of the Bank. No other executive officer of the Bank had total compensation during the fiscal year which exceeded $100,000.

                                                                                           Long-Term
                                                      Annual Compensation            Compensation Awards
                                                  -------------------------  --------------------------------
                                                                                 Restricted
                                        Fiscal                                     Stock          Number of         All Other
     Name and Principal Position         Year        Salary (1)      Bonus       Awards(2)       Options(3)      Compensation(4)
----------------------------------  ------------  --------------  ---------  ---------------  ---------------  ------------------
J. Ardie Dillen                          1997          $106,875    $20,000        $182,640         34,913             $29,063
Chairman, President and Chief            1996            97,500     11,212              --             --              11,475
Executive Officer                        1995            86,167      8,500              --             --                  --

-----------

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Bank, the costs to the Bank of providing such benefits to the named executive officer during the indicated period did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2) Represents the grant of 15,711 shares of restricted Common Stock to Mr. Dillen pursuant to the Company's Recognition and Retention Plan and Trust ("Recognition Plan"), which were deemed to have had the indicated value at the date of grant. The restricted Common Stock awarded to Mr. Dillen had a fair market value of $300,473 at September 30, 1997, based on the $19.125 per share closing market price on September 29, 1997, the last date in fiscal 1997 on which shares of the Common Stock were traded. The awards vest 20% each year beginning October 15, 1997, and dividends are paid on restricted shares.

(3) Consists of stock options granted pursuant to the Company's Stock Option Plan ("Stock Option Plan") which are exercisable at the rate of 20% each year beginning October 15, 1997.

(4) Represents $25,857, $8,550 and $0, the allocation on behalf of Mr. Dillen under the Company's ESOP, and $3,206, $2,925 and $0 in contributions pursuant to the Bank's Thrift Plan, in each case in fiscal 1997, 1996 and 1995, respectively. See "Benefits - Thrift Plan."

         The following table discloses the total options granted to the executive officer named in the Summary Compensation Table during the year ended September 30, 1997:

                         Number of        % of Total Options
                          Options             Granted To             Exercise                                    Grant Date
        Name              Granted            Employees(1)            Price(2)          Expiration Date        Present Value(3)
-----------------      ------------     ---------------------     ------------      -------------------     -------------------
J. Ardie Dillen            34,913                19.78%               $11.625        October 15, 2006               $129,178



------------

(1)      Percentage of options granted to all employees during fiscal 1997.

(2) The exercise price was based on the closing market price of a share of the Company's Common Stock on the date of grant.

(3) Present Value of the grant at the date of grant under the Black-Scholes option pricing model.


         The following table sets forth, with respect to the executive officer named in the Summary Compensation Table, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year (exercisable and unexercisable) and the value with respect thereto under specified assumptions.

                         Shares                                                                     Value of Unexercised
                       Acquired on         Value             Number of Unexercised                in the Money Options at
        Name            Exercise         Realized          Options at Fiscal Year End                September 30, 1997
-----------------    -------------     ----------     ---------------------------------     ----------------------------------
                                                        Exercisable       Unexercisable       Exercisable        Unexercisable
                                                      -------------     ---------------     -------------      ---------------
J. Ardie Dillen                --              --                --            34,913(1)                --         $261,848(2)

-------------

(1) Shares are exercisable at the rate of 20% per year on each annual anniversary of the date the options were granted (October 15, 1996) at $11.625 per share.

(2) Value is calculated as the difference between the market price of the Company's stock at September 29, 1997 ($19.125), the last date in fiscal 1997 on which shares of the Company's stock were traded, and the $11.625 exercise price.

COMPENSATION OF DIRECTORS

         The Company pays non-employee directors a quarterly retainer of $500. As of January 23, 1997, the monthly Bank Board retainer was increased to $400 from $300 and the per meeting fee was increased to $500 from $450. Members of committees of the Board of the Company and the Bank are paid $250 ($350 for committee chairmen) for each committee meeting attended. In addition to the foregoing, Messrs. Malone and Mellor received $5,400 and $4,375, respectively, for service as Chairman of the Board and Secretary of the Bank, respectively, for fiscal 1997. Mr. Dillen and Mr. Gregory G. Maxcy receive no additional compensation as Chairman of the Board of the Company and the Bank and Secretary of the Company, respectively. Mr. Malone receives $400 per month as director emeritus of the Bank.

EMPLOYMENT AGREEMENTS

         The Company and the Bank (collectively, the "Employers") have entered into employment agreements with each of Messrs. Dillen, Kirk, and Gregory G. Maxcy, and the Bank has entered into employment agreements with Messrs. Archer and Winters (the "Executives"). Messrs. Dillen and Kirk are the Chairman, President and Chief Executive Officer, and the Senior Vice President and Chief Financial Officer of the Company and the Bank, respectively. Mr. Maxcy is the Senior Vice President and Secretary of the Company and Senior Vice President of the Bank. Messrs. Archer and Winters are Senior Vice Presidents of the Bank. The Employers have agreed to employ Mr. Dillen for a term of three years and each of the other Executives for a term of two years in their current respective positions at their current salary levels. The employment agreements will be reviewed annually by the Boards of Directors of the Employers, and the term of employment agreements shall be extended each year for a successive additional one-year period upon approval of the Employers' Board of Directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

         Each of the employment agreements are terminable with or without cause by the Employers. The Executives shall have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause. The agreements provide for certain benefits in the event of an Executives' death, disability or retirement. In the event that (i) the Executive terminates his employment (a) because of failure of the Employers to comply with any material provision of the agreement or (b) as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death, the Executive will be entitled to a cash severance amount equal to three times the officer's base salary, as defined, in the case of Mr. Dillen, and two times base salary for the other Executives payable in installments over three years (in the case of Mr. Dillen) or two years (in the case of the other Executives). Based upon compensation levels at September 30, 1997, in the event of a termination of employment following a Change in Control, Mr. Dillen would receive $330,000 in cash severance and each of the other four Executives would receive between $113,000 and $150,000. Mr. Dillen's agreement also provides for a severance payment in the event of a termination of the agreement resulting from a change by the Employers to his title or duties. Severance payments are generally reduced by 50% of the compensation paid by another employer during the payment period. In certain cases of voluntary resignation, the reduction would not apply.

         A Change in Control is generally defined in the employment agreement to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

         Each employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments contingent on a change of control with a present value equal to or in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are generally not deductible by the employer as compensation expense for federal income tax purposes.

         Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

BENEFITS

         Employee Stock Ownership Plan. The Company has established the ESOP for employees of the Company and the Bank. Employees of the Company and the Bank who have been credited with at least 1,000 hours of service during a twelve month period and who have attained age 21 are eligible to participate in the ESOP.

         The ESOP borrowed funds from the Company to purchase 174,570 shares of Common Stock in the Bank's conversion from mutual to stock form. The loan to the ESOP will be repaid from the Company's contributions to the ESOP over a period of 10 years, and the collateral for the loan is the Common Stock purchased by the ESOP. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowing by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

         Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and will be released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Participants will be 100% vested in their rights to receive their account balances within the ESOP after completing five years of service. Credit is given for years of service with the Bank prior to adoption of the ESOP. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances, subject to certain tax considerations. Benefits may be payable upon retirement or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         The ESOP is subject to the requirements of the Employment Retirement Income Securities Act of 1974, as amended, and the regulations of the IRS and the Department of Labor thereunder.

         Stock Option Plan. The Company's stockholders approved the Stock Option Plan at a special meeting held on October 15, 1996. The Stock Option Plan is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Stock Option Plan is also designed to retain qualified directors for the Company. The Stock Option Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Code ("incentive stock options"), non-qualified or compensatory stock options and stock appreciation rights (collectively "Awards"). Awards will be available for grant to directors and key employees of the Company and any subsidiaries, except that directors will not be eligible to receive incentive stock options. A total of 218,212 shares of Common Stock has been reserved for issuance pursuant to the Stock Option Plan. The Stock Option Plan is administered and interpreted by a committee of the Board of Directors ("Committee") that is composed solely of two or more "Non-Employee Directors." Unless sooner terminated, the Stock Option Plan shall continue in effect for a period of ten years from the adoption by the Board of Directors.

         Under the Stock Option Plan, the Board of Directors or the Committee determines which officers and key employees will be granted options, whether such options will be incentive or compensatory options, the number of shares subject to each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of a stock option shall be equal to the fair market value of a share of Common Stock on the date the option is granted. Subject to certain exceptions, all options granted to participants under the Stock Option Plan shall become vested and exercisable at the rate of 20% per year on each annual anniversary of the date the options were granted, and the right to exercise shall be cumulative.

         At September 30, 1997, the Company had granted stock options to directors and officers of the Company and the Bank to purchase an aggregate of 176,511 shares of Common Stock at exercise prices ranging from $11.625 per share to $15.00 per share.

         Recognition and Retention Plan. The Company's stockholders also approved the Recognition Plan at the special meeting held on October 15, 1996. The objective of the Recognition Plan is to retain qualified personnel in key positions, provide officers, key employees and directors with a proprietary interest in the Company as an incentive to contribute to its success and reward key employees for outstanding performance. Officers and key employees of the Company who are selected by the Board of Directors of the Company or a committee thereof, as well as non-employee directors of the Company, will be eligible to receive benefits under the Recognition Plan. The Recognition Plan Trust acquired 87,285 shares of Common Stock on behalf of the Recognition Plan. These shares were acquired through open market purchases. The Recognition Plan is administered and interpreted by a committee of the Board of Directors that is composed solely of two or more "Non-Employee Directors."

         Shares of Common Stock granted pursuant to the Recognition Plan will be in the form of restricted stock payable over a five-year period at a rate of 20% per year, beginning one year from the anniversary date of the grant. A recipient will be entitled to all voting and other stockholder rights with respect to shares which have been earned and allocated under the Recognition Plan. However, until such shares have been earned and allocated, they may not be sold, pledged or otherwise disposed of and are required to be held in the Recognition Plan Trust. Under the terms of the Recognition Plan, all shares which have not yet been earned and allocated are required to be voted by the trustees in their sole discretion. In addition, any cash dividends or stock dividends declared in respect of unvested share awards will be held by the Recognition Plan Trust for the benefit of the recipients and such dividends, including any interest thereon, will be paid out proportionately by the Recognition Plan Trust to the recipients thereof as soon as practicable after the share awards become earned. Any cash dividends or stock dividends declared in respect of each vested share held by the Recognition Plan Trust will be paid by the Recognition Plan Trust as soon as practicable after the Recognition Plan Trust's receipt thereof to the recipient on whose behalf such share is then held by the Recognition Plan Trust. At September 30, 1997, the Company had granted an aggregate of 79,490 shares to directors and executive officers of the Company and the Bank, including 15,711 shares to Mr. Dillen.

         Pension Plan. The Bank participates in a multiple employer defined benefit pension plan that covers all employees that have attained 21 years of age and have completed one full year of service (consisting of 1,000 hours worked during the year). In general, the pension plan provides for benefits payable monthly at retirement or normal retirement age 65 in an amount equal to a percentage of the participant's average annual salary for the five consecutive years of highest salary during his service with the Bank, multiplied by the number of his years of service, with a reduced level of benefits in the event of early retirement prior to having attained age 65.

         Payment of benefits under the pension plan generally will be made in the form of a life annuity to an unmarried participant or in the form of a qualified joint and survivor annuity to a married participant, although alternative forms of benefits are available. The pension plan provides a death benefit payment, in the event of death prior to retirement.

         For the years ended September 30, 1997, 1996 and 1995 pension expense amounted to $60,000, $60,000 and $60,000, respectively. The amounts expended as contributions to the pension plan for financial reporting purposes on behalf of any particular individual or group of individuals participating in the pension plan cannot be determined.

         Thrift Plan. Effective October 1, 1996, the Bank began maintaining a Thrift Plan for the benefit of employees who have been employed for at least one year and who have attained the age of 21. The Thrift Plan is a contributory defined contribution plan which is intended to qualify under Section 401(k) of the Code. Participants may contribute to the Thrift Plan by salary reduction up to 15% of annual compensation for the year. Such contributions defer the employee's earnings up to a maximum of $9,500 in each plan year, indexed annually. The Bank matches 50% of an employee's contribution to the Thrift Plan up to 6% of an employee's compensation. An employee is immediately vested in his or her contributions to the Thrift Plan and is vested in the Bank's matching contributions after five years of service. All funds contributed to the Thrift Plan are held in a trust fund, which are invested at the direction of the employee in five separate funds: a short term government money market fund, a diversified equity portfolio fund, a government bond fund, a fund that invests solely in companies that make up the Standard & Poor's Stock Index, and a fund that invests solely in companies that make up the Standard & Poor's MidCap Index.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         All loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

         The Bank's policy provides that all loans made by the Bank to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. As of September 30, 1997, mortgage and consumer loans to executive officers and directors aggregated $50,000 or .2% of the Bank's equity as of such date. The Bank believes that such loans do not involve more than the normal risk of collectibility.


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


CONSENT TO FINDINGS OF SECURITIES VIOLATIONS

         Mr. Gregory G. Maxcy, Senior Vice President of the Bank, Secretary of the Company, and a director of the Company and the Bank, previously served as an officer and director of Equity Management Associates ("EMA"), a Delaware corporation, whose purpose was to acquire, finance, lease, develop, purchase, manage and syndicate real estate. Between approximately March 1985 to March 1986, Mr. Maxcy allegedly offered and sold securities of EMA to the public. In October 1991, the Pennsylvania Securities Commission (the "Pennsylvania Commission"), agreed to the entry of Mr. Maxcy's Offer for Settlement pursuant to which, without admitting or denying the allegations thereof, Mr. Maxcy accepted findings by the Pennsylvania Commission that he caused violations of
Section 401(b) of the Pennsylvania Securities Act of 1972, as amended relating to violations of the securities anti-fraud provisions for allegedly offering and selling securities through the use of untrue statements of material facts and omissions of material facts necessary in order to make the statements made, in light of the circumstances in which they were made, not misleading and agreed to an Order of the Pennsylvania Commission that, among other things, (i) suspended Mr. Maxcy's registration as an agent in the Commonwealth of Pennsylvania for a period of one year, (ii) barred Mr. Maxcy from offering or selling securities, acting as an investment adviser or being affiliated with a broker-dealer, agent or investment adviser in the Commonwealth of Pennsylvania for a period of one year, and (iii) barred Mr. Maxcy from holding a position as an officer or director of a company offering or selling securities in the Commonwealth of Pennsylvania for a period of eighteen months.

         In March 1993, the United States District Court for the Western District of Pennsylvania entered into a final judgment and order against Mr. Maxcy for his dealings with EMA described above, pursuant to which Mr. Maxcy did not admit or deny the allegations, which permanently enjoined Mr. Maxcy from future violations of Sections 5(a), 5(c) and 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder for his alleged misrepresentations and omissions of material facts. In April 1993, Mr. Maxcy entered into an Offer of Settlement and related Order with the Commission pursuant to which, without admitting or denying the allegations contained therein, the Commission found that Mr. Maxcy had violated Sections 5(a), 5(c) and 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. Under the provisions of the Order, Mr. Maxcy was barred from associating with any broker, dealer, municipal securities dealer, investment adviser or investment company for a period of five years.


                    DESCRIPTION OF THE PREFERRED SECURITIES

GENERAL

         The following is a summary of certain terms and provisions of the Preferred Securities. This summary of certain terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement.



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



Wherever particular defined terms of the Trust Agreement are referred to, but not defined herein, such defined terms are incorporated herein be reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Unless otherwise expressly stated or the context otherwise requires, all references to the "Company" appearing under this caption "Description of the Preferred Securities" and under the caption "Description of the Junior Subordinated Debentures" shall mean Pittsburgh Home Financial Corp. excluding its consolidated subsidiaries.


DISTRIBUTIONS

         The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust Issuer. Distributions on such Preferred Securities will be payable at the annual rate of ___% of the stated Liquidation Amount of $10, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, to the holders of the Preferred Securities on the relevant record dates. The record date will be the 15th day of the preceding month in which the relevant Distribution payment date occurs. Distributions will accumulate from the date of the initial issuance of the Preferred Securities and are cumulative. The first Distribution payment date for the Preferred Securities will be March 1, 1998. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

         So long as no event of default under the Indenture has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral of interest, quarterly Distributions on the Preferred Securities by the Trust Issuer will also be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum of ___% thereof, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein, shall include any such additional Distributions. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the

Company's capital stock other than payments pursuant to the Guarantee (other than (a) the reclassification of any class of the Company's capital stock into another class of capital stock, (b) dividends or distributions in common stock of the Company, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (d) payments under the Guarantee and (e) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures other than payments pursuant to the Guarantee. Prior to the termination of any such Extension Period, the Company may further defer the payment of interest on the Junior Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarters periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of %, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the Junior Subordinated Debentures--Right to Defer Interest Payment Obligation" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         The revenue of the Trust Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of the Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Trust Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of the Guarantee."

         The Company has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debentures.

SUBORDINATION OF THE COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Preferred Securities and the Common Securities; provided, however, that if on any Distribution Date or Redemption Date an event of default under the Indenture shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the Redemption Price, the full amount of such Redemption Price on all of the outstanding Preferred Securities then called for redemption shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Preferred Securities then due and payable.

         In the case of any event of default under the Trust Agreement resulting from an event of default under the Indenture, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to the Preferred Securities shall have been cured, waived or otherwise eliminated. Until any such events of default under the Trust Agreement shall have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

REDEMPTION

         The Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at their Stated Maturity or earlier redemption as provided in the Indenture. The proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Preferred Securities upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price equal to the aggregate Liquidation Amount of such Preferred Securities plus accumulated and unpaid Distributions thereon (the "Redemption Price") to the date of redemption (the "Redemption Date"). For a description of the Stated Maturity and redemption provisions of the Junior Subordinated Debentures, see "Description of the Junior Subordinated Debentures--General" and "--Redemption or Exchange."

         The Company has the option to redeem the Junior Subordinated Debentures prior to maturity on or after ________, 2003, in whole at any time or in part from time to time, and thereby cause a mandatory redemption of a Like Amount of the Preferred Securities. See "Description of the Junior Subordinated Debentures--Redemption or Exchange." Any time that a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined below) shall occur and be continuing, the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Preferred Securities in whole (but not in part). See "Description of the Junior Subordinated Debentures--Redemption or Exchange."

REDEMPTION PROCEDURES

         Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of a Like Amount of the Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be paid on each Redemption Date only to the extent that the Trust Issuer has funds on hand available for the payment of such Redemption Price. See also "Description of the Preferred Securities--Subordination of the Common Securities."

         If the Trust Issuer gives a notice of redemption in respect of the Preferred Securities, then, by 10:00 a.m., New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with the DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for the Preferred Securities called for redemption shall be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding.

         In the event that any date fixed for redemption of the Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of the Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Trust Issuer or by the Company pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by private agreement.


         Payment of the Redemption Price on the Preferred Securities and any distribution of the Junior Subordinated Debentures to holders of the Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for the Preferred Securities on the relevant record date, which date shall be one Business Day prior to the relevant Redemption Date, however, in the event the Preferred Securities do not remain in book entry form, the relevant record date shall be the date at least 15 days prior to the Redemption Date or liquidation date, as applicable.


         If less than all of the Preferred Securities and Common Securities issued by the Trust Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of the Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, or if the Preferred Securities are then held in the form of a global preferred security in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of the Preferred Securities shall relate, in the case of the Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of the Preferred Securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of the Preferred Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof called for redemption.

LIQUIDATION OF THE TRUST ISSUER AND DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES TO HOLDERS

         The Company has the right at any time to dissolve the Trust Issuer and, after satisfaction of the liabilities of creditors of the Trust Issuer as provided by applicable law, cause Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in exchange therefor upon liquidation of the Trust Issuer.

         After the liquidation date fixed for any distribution of the Junior Subordinated Debentures for Preferred Securities (i) such Preferred Securities will no longer be deemed to be outstanding, and (ii) DTC or its nominee, as the registered holder of Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Preferred Securities held by DTC or its nominee, (iii) any certificates representing the Preferred Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such series of the Preferred

Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

         Under current United States federal income tax law and interpretations, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of the Junior Subordinated Debentures to Holders of the Preferred Securities."

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         Pursuant to the Trust Agreement, the Trust Issuer shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of (i) certain events of bankruptcy, dissolution or liquidation of the Company, subject in certain instances to any such event remaining in effect for a period of 90 consecutive days; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of its Preferred Securities, if the Company, as depositor, has given written direction to the Property Trustee to dissolve the Trust Issuer (which direction is optional and wholly within the discretion of the Company, as depositor); (iii) redemption of all of the Preferred Securities as described under "Description of the Preferred Securities-Redemption;" and (iv) the entry of an order for the dissolution of the Trust Issuer by a court of competent jurisdiction.

         If an early dissolution occurs as described in clause (i), (ii) or
(iv) of the preceding paragraph, the Trust Issuer shall be liquidated by the Trust Issuer Trustees as expeditiously as the Trust Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust Issuer, if any, as provided by applicable law, to the holders of the Preferred Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust Issuer available for distribution to holders, after satisfaction of liabilities to creditors of the Trust Issuer, if any, as provided by applicable law, an amount equal to, in the case of holders of the Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust Issuer on Preferred Securities shall be paid on a pro rata basis. The Company, as the holder of the Common Securities, will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if an event of default under the Indenture has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities with respect to any such distributions.

EVENTS OF DEFAULT; NOTICE

         Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


                  (i) the occurrence of an event of default under the Indenture (see "Description of the Junior Subordinated Debentures--Debenture Events of Default"); or

                  (ii) default in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                  (iii) default in the payment of any Redemption Price of any Preferred Security when it becomes due and payable; or

                  (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trust Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trust Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

                  (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

         Within 90 days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Preferred Securities, the Administrative Trustees and the Company, as depositor, unless such Event of Default shall have been cured or waived. The Company, as depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.


         If an event of default under the Indenture has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See "Description of the Preferred Securities--Subordination of the Common Securities" and "--Liquidation Distribution Upon Dissolution". The existence of an event of default does not entitle the holders of the Preferred Securities to accelerate the payment thereof.

REMOVAL OF THE TRUST ISSUER TRUSTEES

         Unless an event of default under the Indenture shall have occurred and be continuing, any Trust Issuer Trustee may be removed at any time by the holder of the Common Securities. If an event of default under the Indenture has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of any Trust Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act, if applicable, or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the Company, as the holder of the Common Securities, shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In the event an event of default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF THE TRUST ISSUER TRUSTEES

         Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST ISSUER

         The Trust Issuer may not merge with or into, consolidate, amalgamate, be replaced by, convey, transfer or lease its properties and assets substantially as an entirety to any entity or other Person, except as described below or as otherwise described in the Trust Agreement. The Trust Issuer may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, be replaced by, convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State: provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are registered or listed, or any Successor Securities will be registered or listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then registered or listed (including, if applicable, the Nasdaq Stock Market's National Market), if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and (viii) the Company or any permitted successor or assignee owns all of the common securities or its equivalent of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

         Except as provided below and under "Description of the Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities, (i) with respect to acceptance of appointment of a successor trustee, (ii) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement or (iii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust Issuer will be classified for United
States federal income tax purposes as a grantor trust at all times that the Preferred Securities are outstanding or to ensure that the Trust Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any holder of the Preferred Securities, and any such amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Preferred Securities. The Trust Agreement may be amended by the Trust Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Preferred Securities and (ii) receipt by the Trust Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trust Issuer Trustees in accordance with such amendment will not affect the Trust Issuer's status as a grantor trust for United States federal income tax purposes or the Trust Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of the Preferred Securities, the Trust Agreement may not be amended to (a) change the amount or timing of any Distribution on the Preferred Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Preferred Securities as of a specified date or (b) restrict the right of a holder of the Preferred Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as the Junior Subordinated Debentures are held by the Property Trustee, the Trust Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of the Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Trust Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of the Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trust Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of the Preferred Securities may be given at a meeting of holders of the Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of the Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the Preferred Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of the Preferred Securities will be required for the Trust Issuer to redeem and cancel the Preferred Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Trust Issuer Trustees or any affiliate of the Company or the Trust Issuer Trustees shall, for purposes of such vote or consent, be treated as if they were not outstanding.

LIQUIDATION VALUE


         The amount payable on the Preferred Securities in the event of any liquidation of the Trust Issuer is $10 per Preferred Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures, subject to certain exceptions. See "Description of the Preferred Securities --Liquidation Distribution Upon Dissolution."


EXPENSES AND TAXES


         In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Preferred Securities) and all costs and expenses of the Trust Issuer (including costs and expenses relating to the organization of the Trust Issuer, the fees and expenses of the Trust Issuer Trustees and the costs and expenses relating to the operation of the Trust Issuer) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust Issuer might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust Issuer or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

BOOK ENTRY, DELIVERY AND FORM

         The Preferred Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee. Unless and until it is exchangeable in whole on in part for the Preferred Securities in definitive form, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of such Depository or a nominee of such successor.

         Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee ("Participants") or persons that may hold interests through Participants. The Company expects that, upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the Participants' accounts with their respective principal amounts of the Preferred Securities represented by such global security. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of Persons held through Participants). Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations from the Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests will be accomplished by entries on the books of Participants acting on behalf of the beneficial owners.


         So long as DTC, or its nominee, is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such global security for all purposes under the Trust Agreement. Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Junior Subordinated Indenture. Accordingly, each person owning a beneficial interest in such a global security must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of Preferred Securities under the Trust Agreement. The Company understands that, under DTC's existing practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in such a global security desires to take any action which a holder is entitled to take under the Trust Agreement, DTC would authorize the Participants holding the relevant beneficial interests to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Redemption notices will also be sent to DTC. If less than all of the Preferred Securities are being redeemed, the Company understands that it is DTC's existing practice to determine by lot the amount of the interest of each Participant to be redeemed.



         Distributions on the Preferred Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global security representing such Preferred Securities. None of the Company, the Trust Issuer Trustees, any Paying Agent or any other agent of the Company or the Trust Issuer Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Disbursements of Distributions to Participants shall be the responsibility of DTC. DTC's practice is to credit Participants' accounts on a payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Company, the Trust Issuer Trustees, the Paying Agent or any other agent of the Company or Trust Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time.


         DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Company or the Trust Issuer Trustees. If DTC notifies the Company that it is unwilling to continue as such, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within ninety days after receiving such notice or becoming aware that DTC is no longer so registered, the Company will issue the Preferred Securities in definitive form upon registration of transfer of, or in exchange for, such global security. In addition, the Company may at any time and in its sole discretion determine not to have the Preferred Securities represented by one or more global securities and, in such event, will issue Preferred Securities in definitive form in exchange for all of the global securities representing such Preferred Securities.


         DTC has advised the Company and the Trust Issuer as follows: DTC is a limited purpose trust company organized under the laws of the State of New
York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code of the state of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.


SAME-DAY SETTLEMENT AND PAYMENT

         Settlement for the Preferred Securities will be made by the Underwriter in immediately available funds.

         Secondary trading in preferred securities of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the Preferred Securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Preferred Securities.

PAYMENT AND PAYING AGENCY


         Payments in respect of the Preferred Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Preferred Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto, as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.


REGISTRAR AND TRANSFER AGENT

         The Property Trustee will act as the registrar and the transfer agent for the Preferred Securities. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust Issuer, except for the payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. In the event of any redemption, the Trust Issuer will not be required to (i) issue, register the transfer of, or exchange any Preferred Securities during a period beginning at the opening of business 15 days before the date of mailing of a notice of redemption of any Preferred Securities called for redemption and ending at the close of business on the day of such mailing; or (ii) register the transfer of or exchange any Preferred Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Preferred Securities being redeemed in part.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than upon the occurrence and during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust

Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee will take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust Issuer in such a way that the Trust Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust Issuer or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes.

         Holders of the Preferred Securities have no preemptive or similar rights.

         The Trust Agreement and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.


               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


         The Junior Subordinated Debentures are to be issued under an Indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Debenture Trustee"). The Indenture will be qualified as an indenture under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, and to the Trust Indenture Act. Wherever particular defined terms of the Indenture are referred to, but not defined herein, such defined terms are incorporated herein by reference. The form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


GENERAL


         Concurrently with the issuance of the Preferred Securities, the Trust Issuer will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Junior Subordinated
Debentures. The Junior Subordinated Debentures will bear interest at the annual rate of %, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, an "Interest Payment Date"), commencing
March 1, 1998,
to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust Issuer, the Junior Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of % thereof, compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Interest (as defined below), as applicable.


         The Junior Subordinated Debentures will mature on ____________, 2028 (the "Stated Maturity").


         The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt and Subordinated Debt (collectively "Senior Indebtedness") of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of the Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise.


RIGHT TO DEFER INTEREST PAYMENT OBLIGATION

         So long as no event of default under the Indenture has occurred and is continuing, the Company has the right under the Indenture at any time or from time to time during the term of the Junior Subordinated Debentures to defer the payment of interest on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of each Extension Period, the
Company must pay all interest then accrued and unpaid on the Junior
Subordinated Debentures (together with interest on such unpaid interest at the annual rate of %, compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law, referred to herein as "Compounded Interest"). During an Extension Period, interest would continue to accrue and holders of the Junior Subordinated Debentures would be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."


         During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) the reclassification of any class of the Company's capital stock into another class of capital stock, (b) dividends or distributions in common stock of the Company, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (d) payments under the Guarantee and (e) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures other than payments pursuant to the Guarantee; and (iii) the Company shall not redeem, purchase or acquire less than all the outstanding Junior Subordinated Debentures or any of the Preferred Securities. Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of %, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date interest on the Junior Subordinated Debentures would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice of the record date, or the date such Distributions are payable, to the Nasdaq Stock Market's National Market or other applicable self-regulatory organization or to holders of the Preferred Securities as of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

ADDITIONAL INTEREST

         If the Trust Issuer or the Property Trustee is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay such additional amounts (the "Additional Sums") on the Junior Subordinated Debentures as shall be required so that the Distributions payable by the Trust Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION OR EXCHANGE

         The Company will have the right to redeem the Junior Subordinated Debentures prior to maturity (i) on or after , 2003, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. Any such redemption prior to the Stated Maturity will be subject to prior regulatory approval if then required.

         "Investment Company Event" means the receipt by the Trust Issuer of an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the Preferred Securities.


         "Capital Treatment Event" means the receipt by the Trust Issuer of an Opinion of Counsel to the effect that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement, action or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that the Preferred Securities would not constitute Tier 1 Capital (or the then equivalent thereof) applied as if the Company (or its successor) were a bank holding company for purposes of the capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), or any capital adequacy guidelines as then in effect and applicable to the Company. There are currently no capital adequacy guidelines applicable to savings bank holding companies such as the Company.


         The Junior Subordinated Debentures will not be subject to any sinking fund.

         "Tax Event" means the receipt by the Trust Issuer of an Opinion of Counsel to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Trust Issuer is, or will be within 90 days of the date of such opinion, subject to United Stated federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,
(ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.


         "Opinion of Counsel" means an opinion in writing of independent legal counsel experienced in such matters as being opined upon, that is delivered to the Trust Issuer Trustees.


         "Additional Interest" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust Issuer on the outstanding Preferred Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust Issuer has become subject as a result of a Tax Event.


         "Like Amount" means (i) with respect to a redemption of the Preferred Securities, Preferred Securities having a Liquidation Amount equal to that portion of the principal amount of the Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities pro rata based upon the relative Liquidation Amounts of such Preferred Securities and Common Securities and the proceeds of which will be used to pay the Redemption Price of such Preferred Securities and Common Securities and (ii) with respect to a distribution of the Junior Subordinated Debentures to holders of the Preferred Securities in exchange therefor in connection with a dissolution or liquidation of the Trust Issuer, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of the holder to whom such Junior Subordinated Debentures would be distributed.


         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Junior Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on the Junior Subordinated Debentures or portions thereof called for redemption.

REGISTRATION, DENOMINATION AND TRANSFER

         The Junior Subordinated Debentures will initially be registered in the name of the Trust Issuer. If the Junior Subordinated Debentures are distributed to holders of Preferred Securities, it is anticipated that the depository arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Preferred Securities. See "Description of Preferred Securities -- Book Entry, Delivery and Form."

         Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.


         Payments on Junior Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of Preferred Securities -- Book Entry, Delivery and Form." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.



         Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations and of a like aggregate principal amount.


         Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Indenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

         In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior

Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

         Any monies deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

RESTRICTIONS ON CERTAIN PAYMENTS

         The Company will also covenant, as to the Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) the reclassification of any class of the Company's capital stock into another class of capital stock, (b) dividends or distributions in common stock of the Company, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (d) payments under the Guarantee and (e) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures other than payments pursuant to the Guarantee or (iii) the Company shall not redeem, purchase or acquire less than all the outstanding Junior Subordinated Debentures or any of the Preferred Securities if at such time (i) there shall have occurred an Event of Default under the Indenture with respect to the Junior Subordinated Debentures, (ii) if the Junior Subordinated Debentures are held by the Trust Issuer, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to such Preferred Securities or (iii) the Company shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE


         From time to time the Company and the Debenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of the Junior Subordinated Debentures or the ability to qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) extend the Stated Maturity of the Junior
Subordinated Debentures, reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of the Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.


DEBENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default":

                  (i) failure for 30 days to pay interest (including Additional Interest or Compounded Interest, if any) on the Junior Subordinated Debentures when due (subject to the deferral of certain due dates in the case of an Extension Period); or

                  (ii) failure to pay any principal on the Junior Subordinated Debentures when due, whether at maturity, upon declaration of acceleration of maturity or otherwise; or

                  (iii) failure to observe or perform certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

                  (iv) certain events in bankruptcy, insolvency or reorganization of the Company, subject in certain instances to any such event remaining in effect for a period of 60 consecutive days.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior

Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture
Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE PREFERRED SECURITIES

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of the Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the Trust Issuer may become subject to the reporting obligations under the Exchange Act. The Company shall have the right under the Indenture to set-off any payment made to such holder of the Preferred Securities by the Company in connection with a Direct Action.

         The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures. See "Description of the Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that the Company shall not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, and no entity shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless: (i) in the event the Company consolidates with or merges into another entity or conveys or transfers its properties and assets substantially as an entirety to any entity, the successor entity is organized under the laws of the United States or any state or the District of Columbia, and such successor entity expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed by the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

         The Indenture provides that when, among other things, all of the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

         In the Indenture, the Company has covenanted and agreed that the Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon the liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Indebtedness before the holders of the Junior Subordinated Debentures, or the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Junior Subordinated Debentures.

         In the event of the acceleration of the maturity of any of the Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Junior Subordinated Debentures.

         No payments on account of principal or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness or an event of default with respect to any

Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent: (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

         "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include:
(i) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, and (iii) any Debt to any employee of the Company.


         "Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of the Company (other than the Junior Subordinated Debentures), except that Subordinated Debt shall not include debentures sold by the Company to the Trust Issuer.


         The Indenture places no limitation on the amount of Senior Indebtedness that may be incurred by the Company. The Company may from time to time incur indebtedness constituting Senior Indebtedness.

GOVERNING LAW

         The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of the Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES


         As described under "Description of the Preferred Securities--Liquidation of the Trust Issuer and Distribution of the Junior Subordinated Debentures to Holders," under certain circumstances involving the dissolution of the Trust Issuer, Junior Subordinated Debentures may be distributed to the holders of the Preferred Securities in exchange therefor upon liquidation of the Trust Issuer, after satisfaction of liabilities to creditors of the Trust Issuer as provided by applicable law. Any such distribution will be subject to receipt of prior regulatory approval if then required. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the liquidation of the Trust Issuer, the Company will use its best efforts to list the Junior Subordinated Debentures on the Nasdaq Stock Market's National Market or such stock exchanges, if any, on which the Preferred Securities are then listed. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of the Preferred Securities.


PAYMENT AND PAYING AGENTS


         Payment of principal of and any interest on the Junior Subordinated Debentures will be made at the offices of the Debenture Trustee in the city of New York or at the offices of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Debenture Register, provided that proper transfer instructions have been received by the regular record date. Payment of any interest on the Junior Subordinated Debentures will be made to the Person in whose name the Subordinated Debenture is registered at the close of business on the regular record date for such interest, except in the case of Deferred
Interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Company will at all times be required to maintain a paying agent in each Place of Payment for the Junior Subordinated Debentures.


      Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of or interest on the Junior Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable shall be repaid to the Company upon written request of the Company on May 31 of each year or (if then held in trust by the Company) will be discharged from such trust and the holders of the Junior Subordinated Debentures shall thereafter look, as general unsecured creditors, only to the Company for payment thereof.

REGISTRAR AND TRANSFER AGENT

         The Debenture Trustee will act as the registrar and the transfer agent for the Junior Subordinated Debentures. Junior Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the registrar. The Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts; provided that the Company maintains a transfer agent in the place of payment. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures. In the event of any redemption, neither the Company nor the Debenture Trustee will be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.


                          DESCRIPTION OF THE GUARANTEE

         A Guarantee will be executed and delivered by the Company concurrently with the issuance of the Preferred Securities for the benefit of the holders from time to time of such Preferred Securities (the "Guarantee"). The Bank of New York will act as trustee ("Guarantee Trustee") under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee. Wherever particular defined terms of the Guarantee are referred to, but not defined herein, such defined terms are incorporated herein by reference. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.



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GENERAL

         The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Trust Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Trust Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Trust Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Trust Issuer has funds available therefor at such time, and (b) the amount of assets of the Trust Issuer remaining available for distribution to holders of the Preferred Securities after satisfaction of liabilities to creditors of the Trust Issuer as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Trust Issuer to pay such amounts to such holders.

         The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust Issuer's obligations under the Preferred Securities, but will apply only to the extent that the Trust Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

         If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust Issuer, the Trust Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Company. See "Description of the Guarantee--Status of the Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture, any other indenture that the Company may enter into in the future, or otherwise. The Company may from time to time to incur indebtedness constituting Senior Indebtedness.

         The Company and the Trust Issuer believe that the Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust

Issuer's obligations under the Preferred Securities, on a subordinated basis. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantee."


STATUS OF THE GUARANTEE

         The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.

         The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust Issuer or upon distribution to the holders of the Preferred Securities of the Junior Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

         An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payments or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in the performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Securities unless it is offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Guarantee Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Guarantee Trustee reasonably believes repayment or adequate indemnity is not reasonably assured to it.

TERMINATION OF THE GUARANTEE

         The Guarantee will terminate and be of no further force and effect upon (a) full payment of the Redemption Price of the Preferred Securities, (b) full payment of the amounts payable upon liquidation of the Trust Issuer, or
(c) distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

GOVERNING LAW

         The Guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

THE EXPENSE AGREEMENT


         Pursuant to the Agreement as to Expenses and Liabilities entered into by the Company under the Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Trust Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust Issuer, other than obligations of the Trust Issuer to pay to the holders of the Preferred Securities the amounts due such holders pursuant to the terms of the Preferred Securities. Third party creditors of the Trust Issuer may proceed directly against the Company under the Expense Agreement, regardless of whether such creditors had notice of the Expense Agreement.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                THE JUNIOR SUBORDINATED DEBENTURES, THE EXPENSE
                          AGREEMENT AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Trust Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." The Company and the Trust Issuer believe that, taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Preferred Securities, on a subordinated basis. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust Issuer's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Trust Issuer will not pay Distributions or other amounts due on its Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of the Preferred Securities is to institute a Direct Action against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Trust Issuer except the Trust Issuer's obligations to holders of its Preferred Securities; and (iv) the Trust Agreement further provides that the Trust Issuer will not engage in any activity that is not consistent with the limited purposes of the Trust Issuer.

         Notwithstanding anything to the contrary in the Indenture, the Company has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of making such payment, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF THE PREFERRED SECURITIES

         A holder of a Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust Issuer or any other person or entity.

         A default or event of default under any Senior Debt of the Company would not constitute a default or event of default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Debentures would constitute an event of default under the Indenture.

LIMITED PURPOSE OF THE TRUST ISSUER


         The Preferred Securities evidence a preferred undivided beneficial interest in the assets of the Trust Issuer, and the Trust Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of the Preferred Securities is entitled to receive Distributions from the Trust Issuer (or from the Company under the Guarantee) if, and to the extent, the Trust Issuer has funds available for the payment of such Distributions.


RIGHTS UPON DISSOLUTION


         Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust Issuer involving the liquidation of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Trust Issuer, if any, as provided by applicable law, the holders of the Preferred Securities will be entitled to receive, out of assets held by the Trust Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities-Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust Issuer (other than the Trust Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of the Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities. This summary addresses only the tax consequences to a person that acquires Preferred Securities on their original issue at the stated offering price and does not address the tax consequences to persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, employee benefit plans, tax-exempt organizations, dealers in securities or currencies, persons that will hold Preferred Securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, persons whose functional currency is not the United States dollar or persons that do not hold Preferred Securities as capital assets.

         The statements of law or legal conclusions set forth in this summary constitute the opinion of Elias, Matz, Tiernan & Herrick L.L.P. ("Elias Matz"), special tax counsel to the Company and the Trust Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Preferred Securities. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of the Preferred Securities may differ from the treatment described below.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING ON A HOLDER'S PARTICULAR SITUATION. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE TRUST ISSUER

         In the opinion of Elias Matz, under current law, the Trust Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, for United States federal income tax purposes, each beneficial owner of Preferred Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures, and thus, will be required to include in its gross income its pro rata share of the interest (or accrued original issue discount) in addition to any interest and other income (if any) with respect to the Junior Subordinated Debentures. See "--Interest Income and

Original Issue Discount." No amount included in income with respect to the Preferred Securities will be eligible for the dividends-received deduction.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

         In connection with the classification of the Junior Subordinated Debentures, Elias, Matz is of the opinion that such securities will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and thus the payments designated as interest under the terms of the Junior Subordinated Debentures will be deductible by the Company for federal income tax purposes. No assurance can be given, however, that the Internal Revenue Service will not challenge such classification.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under applicable Treasury regulations, currently Section 1.1275-2(h) (the "Regulations"), if the terms and conditions of a debt instrument make the likelihood that stated interest will not be timely paid a "remote" contingency, such contingency will be ignored in determining whether the debt instrument is issued with original issue discount ("OID"). The Company believes that the likelihood of its exercising its option to defer payments of interest on the Junior Subordinated Debentures is remote, since exercising that option would prevent it from declaring dividends on any class of its stock. Based on the foregoing, the Company intends to take the position that the Junior Subordinated Debentures were not issued with OID and, accordingly, a Securityholder purchasing the Preferred Securities at the stated price should be required to include in gross income only such Securityholder's pro rata share of stated interest on the Junior Subordinated Debentures in accordance with such Securityholder's method of tax accounting.

         The Regulations have not yet been addressed in any rulings or other published interpretations by the Internal Revenue Service (the "IRS"). In the opinion of Elias Matz, it is not unreasonable for the Company to take the position that the Junior Subordinated Debentures will not be issued with OID. However, it is possible the IRS could take the position that the likelihood of deferral was not a remote contingency within the meaning of the Regulations.

         Under the Regulations, if the Company were to exercise its option to defer payments of interest after treating the Junior Subordinated Debentures as issued without OID, the Junior Subordinated Debentures would be treated as re-issued with OID at that time, and all stated interest (and de minimis OID, if any) on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of a Securityholder's interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual distributions of stated interest related thereto would not be includable in gross income. Consequently, a Securityholder would be required to include OID in gross income even though the Company would not make and the Securityholder would not receive any actual cash payments during an Extension Period.

         A Securityholder that disposed of Preferred Securities prior to the record date for the payment of Distributions following an Extension Period would include OID in gross income but would not receive any cash related thereto from the Trust Issuer. Any amount of OID included in a Securityholder's gross income (whether or not during an Extension Period) would increase such Securityholder's tax basis in its Preferred Securities, and the amount of Distributions not includable in gross income would reduce such Securityholder's tax basis in its Preferred Securities.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF THE PREFERRED SECURITIES

         Under current United States federal income tax law and provided that the Trust Issuer is not treated as an association taxable as a corporation, a distribution by the Trust Issuer of the Junior Subordinated Debentures as described under the caption "Description of the Preferred Securities-Liquidation of the Trust Issuer and Distribution of the Junior Subordinated Debentures to Holders" will be nontaxable to the Securityholders and will result in a Securityholder receiving its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Preferred Securities before such distribution. A Securityholder will account for interest in respect of the Junior Subordinated Debentures received from the Trust Issuer in the manner described above under "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount," including any accrual of OID (if any) attributed to the Junior Subordinated Debentures upon the distribution.

SALES OR REDEMPTION OF THE PREFERRED SECURITIES

         Gain or loss will be recognized by a Securityholder on the sale of Preferred Securities (including a redemption for cash or other consideration) in an amount equal to the difference between the amount realized on the sale (or redemption) and the Securityholder's adjusted tax basis in the Preferred Securities sold or so redeemed. Gain or loss recognized by a Securityholder on Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss. Pursuant to the Taxpayer Relief Act of 1997, Preferred Securities constituting a capital asset which are acquired by an individual after July 28, 1997, and held for more than 18 months are accorded a maximum United States federal capital gains tax rate of 20% (or a rate of 10%, if the individual taxpayer is in the 15% tax bracket). Effective in 2001, the 20% rate drops to 18% (and the 10% rate drops to 8%) for capital assets acquired after the year 2000 and held more than five years; however, the requirement that the capital asset be acquired after the year 2000 does not apply to the 8% rate. Preferred Securities held by an individual for more than one year, but not more than 18 months, are accorded a United States federal capital gains tax rate of 28%.

         If the Company were to exercise its option to defer payments of interest on the Junior Subordinated Debentures, the Preferred Securities might trade at a price that did not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A Securityholder that disposed of its Preferred Securities between record dates for payments of Distributions (and consequently did not receive a Distribution from the Trust Issuer for the period prior to such disposition) would nevertheless be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition and to add such amount to its adjusted tax basis in its Preferred Securities disposed of. Such Securityholder would recognize a capital loss on the disposition of its Preferred Securities to the extent the selling price (which might not fully reflect the value of accrued but unpaid interest) was less than the Securityholder's adjusted tax basis in the Preferred Securities (which would include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

         Under current United States federal income tax law: (i) payments by the Trust Issuer or any of its paying agents to any Securityholder who or which is a United States Alien Holder will not be subject to United States federal withholding tax provided that (a) the Securityholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the Securityholder is not a controlled foreign corporation that is related to the Company through stock ownership and (c) either (A) the Securityholder certifies to the Trust Issuer or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") certifies to the Trust Issuer or its agent, under penalties of perjury, that such statement has been received from the Securityholder by it or by a Financial Institution holding such security for the Securityholder and furnishes the Trust Issuer or its agent with a copy thereof, and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

         Proposed Treasury regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The Proposed Regulations also would require, in the case of Preferred Securities held by a foreign partnership, that (x) the certification described in clause (i)(c) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form. The Trust Issuer will issue a Form 1042 or Form 1042-S, where appropriate.

INFORMATION REPORTING TO SECURITYHOLDERS

         Generally, income on the Preferred Securities will be reported to Securityholders on Forms 1099-INT, which will be mailed to Securityholders by January 31 following each calendar year.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, Preferred Securities may be subject to a "backup" withholding tax of 31% unless the Securityholder complies with certain certification requirements. Any withheld amounts will be allowed as a credit against the Securityholder's United States federal income tax, provided the required information is provided to the Internal Revenue Service.


                              ERISA CONSIDERATIONS

         The Company and certain affiliates of the Company may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of Section 4975 of the Code with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of the Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975(e)(1) of the Code and with respect to which the Company, or any affiliate of the Company, is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Preferred Securities should consult with its counsel.


                                  UNDERWRITING


         Subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") dated ________, 1998, among the Company, the Trust Issuer and Ryan, Beck & Co. (the "Underwriter"), the Trust Issuer has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Trust Issuer, $11,000,000 aggregate Liquidation Amount of Preferred Securities at the public offering price subject to the underwriting commissions set forth on the cover page of this Prospectus.


         The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will purchase all of the Preferred Securities offered hereby if any of such Preferred Securities are purchased.

         The Company has been advised by the Underwriter that the Underwriter proposes to offer the Preferred Securities to the public and other dealers at the public offering price set forth on the cover page of this Prospectus and will share with certain dealers from its commission a concession not in excess of $____ per Preferred Security. The Underwriter may allow, and such dealers may reallow, a concession not in excess of $____ per Preferred Security to certain other dealers. After the public offering, the offering price and other selling terms may be changed by the Underwriter.


         The Company has granted to the Underwriter an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to an additional $1,650,000 aggregate Liquidation Amount of the Preferred Securities at the public offering price plus accrued Distributions, if any, from ________, 1998. To the extent that the Underwriter exercises such option, the Company will be obligated, pursuant to the option, to sell such Preferred Securities to the Underwriter. The Underwriter may exercise such option only to cover over-allotments made in connection with the sale of the Preferred Securities offered hereby. If purchased, the Underwriter will offer such additional Preferred Securities on the same terms as those on which the $11,000,000 aggregate Liquidation Amount of the Preferred Securities are being offered.

         In view of the fact that the proceeds from the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as compensation for the Underwriter's arranging the investment therein of such proceeds an amount of $____ per Preferred Security (or $_______ ($_______ if the over-allotment option is exercised in full) in the aggregate). The Company has also agreed to reimburse the Underwriter for its reasonable out-of-pocket expenses, including legal fees and expenses relating to the offering of the Preferred Securities.


         In connection with the offering of the Preferred Securities, the Underwriter and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Securities and Exchange Commission's Regulation M that are intended to stabilize, maintain or otherwise affect the market price of the Preferred Securities. Such transactions may include over-allotment transactions in which the Underwriter creates a short position for its own account by selling more Preferred Securities than it is committed to purchase from the Trust Issuer. In such a case, to cover all or part of the short position, the Underwriter may exercise the over-allotment option described above or may purchase Preferred Securities in the open market following completion of the initial offering of the Preferred Securities. The Underwriter also may engage in stabilizing transactions in which it bids for, and purchases, shares of the Preferred Securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Preferred Securities. The Underwriter also may reclaim any selling concessions allowed to an Underwriter or dealer if the Underwriter repurchases shares distributed by the Underwriter or dealer. Any of the foregoing transactions may result in the maintenance of a price for the Preferred Securities at a level above that which might otherwise prevail in the open market. Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. The Underwriter is not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.

         Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

         The Preferred Securities are a new issue of securities with no established trading market. The Company and the Trust Issuer have been advised by the Underwriter that it intends to make a market in the Preferred Securities. However, the Underwriter is not obligated to do so and such market making may be interrupted or discontinued at any time without notice at the sole discretion of the Underwriter. Application has been made by the Company to list the Preferred Securities on the Nasdaq National Market, but one of the requirements for listing and continuing listing is the presence of two market makers for the Preferred Securities, and the presence of a second market maker cannot be assured. Accordingly, no assurance can be given as to the development or liquidity of any market for the Preferred Securities.

         The Company and the Trust Issuer have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

         The Underwriter has in the past and may in the future perform various services for the Company, including investment banking services, for which it has and will receive customary fees for such services.

                             VALIDITY OF SECURITIES


         Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the creation of the Trust Issuer will be passed upon by Richards, Layton & Finger, P.A. special Delaware counsel to the Company and the Trust Issuer. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Company by Elias, Matz, Tiernan & Herrick L.L.P. Certain legal matters will be passed upon for the Underwriter by Silver, Freedman & Taff, L.L.P. Certain matters relating to the United States federal income tax considerations will be passed upon for the Company by Elias, Matz, Tiernan & Herrick L.L.P.


                                    EXPERTS

         The consolidated financial statements of the Company and subsidiaries at September 30, 1997 and 1996, and for each of the three years ended September 30, 1997, appearing in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                        PITTSBURGH HOME FINANCIAL CORP.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Auditors.............................................. F-1

Audited Consolidated Financial Statement:
  Consolidated Statements of Financial Condition............................ F-2
  Consolidated Statements of Operations..................................... F-3
  Consolidated Statements of Changes in Shareholders' Equity................ F-4
  Consolidated Statements of Cash Flows..................................... F-5
  Notes to Consolidated Financial Statements................................ F-6

                           [ERNST & YOUNG LETTERHEAD]


                         REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
Pittsburgh Home Financial Corp.

We have audited the accompanying consolidated statements of financial condition of Pittsburgh Home Financial Corp. and its subsidiary as of September 30, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of Pittsburgh Home Financial Corp.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the consolidated financial condition of Pittsburgh Home Financial Corp. and its subsidiary at September 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

                                                  /s/ ERNST & YOUNG LLP

October 29, 1997

                        PITTSBURGH HOME FINANCIAL CORP.

                 Consolidated Statements of Financial Condition

                                                                                 SEPTEMBER 30
                                                                         -----------------------------
                                                                             1997             1996
------------------------------------------------------------------------------------------------------
ASSETS
Cash                                                                     $  1,844,534     $    915,326
Interest-bearing deposits                                                   3,379,240        6,646,384
------------------------------------------------------------------------------------------------------
                                                                            5,223,774        7,561,710
Investment securities trading (cost of $904,875)                              955,587               --
Investment securities available for sale (cost of $63,483,368 in 1997
  and $46,381,706 in 1996)                                                 64,387,368       46,305,705
Investment securities held to maturity (fair value of $10,054,039)         10,017,166               --
Loans receivable, net of allowance of $1,419,196 in 1997 and
  $1,128,279 in 1996                                                      181,338,949      135,551,534
Accrued interest receivable                                                 2,026,718        1,243,462
Premises and equipment, net                                                 2,699,396        1,900,149
Goodwill                                                                      302,632               --
Federal Home Loan Bank stock--at cost                                       5,110,000        1,875,000
Deferred income taxes                                                         142,119          523,632
Foreclosed real estate                                                        907,398          133,256
Other assets                                                                  192,673          235,317
------------------------------------------------------------------------------------------------------
Total assets                                                             $273,303,780     $195,329,765
------------------------------------------------------------------------------------------------------
LIABILITIES
Deposits                                                                 $138,730,862     $124,341,573
Advances from Federal Home Loan Bank                                      101,700,000       36,500,000
Advances by borrowers for taxes and insurance                               1,649,312        1,847,815
Accrued income taxes payable                                                  275,749          496,029
Other liabilities                                                           2,133,472        1,772,332
------------------------------------------------------------------------------------------------------
Total liabilities                                                         244,489,395      164,957,749
STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value, 5,000,000 shares authorized, none
  issued                                                                           --               --
Common stock $.01 par value, 10,000,000 shares authorized (2,182,125
  shares issued and outstanding in 1997 and 1996)                              21,821           21,821
Additional paid-in capital                                                 21,017,411       20,958,806
Treasury stock--at cost, 212,756 shares                                    (2,948,004)              --
Unearned shares of ESOP                                                    (1,669,498)      (1,831,720)
Unearned shares of Recognition and Retention Plan                            (868,250)              --
Net unrealized gain (loss) on securities available for sale, net of
  tax                                                                         597,000          (50,000)
Retained earnings (substantially restricted)                               12,663,905       11,273,109
------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                 28,814,385       30,372,016
------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                               $273,303,780     $195,329,765
------------------------------------------------------------------------------------------------------

                See notes to consolidated financial statements.

                        PITTSBURGH HOME FINANCIAL CORP.

                     Consolidated Statements of Operations

                                                                       YEAR ENDED SEPTEMBER 30
                                                             -------------------------------------------
                                                                1997            1996            1995
--------------------------------------------------------------------------------------------------------
Interest income:
  Loans receivable                                           $13,176,737     $ 9,600,096     $ 6,810,497
  Investment securities:
     Taxable                                                   4,180,561       2,742,092       2,997,988
     Tax-exempt                                                  318,919         183,968              --
  Interest-bearing deposits                                      288,290         406,650         189,362
--------------------------------------------------------------------------------------------------------
Total interest income                                         17,964,507      12,932,806       9,997,847
Interest expense:
  Deposits                                                     6,436,932       5,372,817       4,806,047
  Advances from Federal Home Loan Bank and other               4,371,324       2,118,983       1,030,213
--------------------------------------------------------------------------------------------------------
Total interest expense                                        10,808,256       7,491,800       5,836,260
--------------------------------------------------------------------------------------------------------
Net interest income                                            7,156,251       5,441,006       4,161,587
Provision for loan losses                                        360,000         300,000         304,000
--------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses            6,796,251       5,141,006       3,857,587
Noninterest income (loss):
  Service charges and other fees                                 388,892         340,625         314,404
  Gain on trading account securities                             310,071              --              --
  Loss on sale of foreclosed real estate                         (11,222)             --              --
  Other income                                                    41,966          28,246          18,161
--------------------------------------------------------------------------------------------------------
Total noninterest income                                         729,707         368,871         332,565
Noninterest expense:
  Compensation and employee benefits                           2,550,712       1,915,520       1,519,970
  Premises and occupancy costs                                   466,119         458,379         373,409
  Amortization of goodwill                                        27,512              --              --
  Federal insurance premium                                       66,143         288,551         257,384
  SAIF assessment                                                     --         738,961              --
  Marketing                                                      178,943         154,636         154,068
  Data processing costs                                          287,761         149,703         144,490
  Other expenses                                                 887,172         589,808         482,331
--------------------------------------------------------------------------------------------------------
Total noninterest expense                                      4,464,362       4,295,558       2,931,652
--------------------------------------------------------------------------------------------------------
Income before income taxes                                     3,061,596       1,214,319       1,258,500
Income taxes                                                   1,078,300         441,941         554,000
--------------------------------------------------------------------------------------------------------
Net income                                                   $ 1,983,296     $   772,378     $   704,500
--------------------------------------------------------------------------------------------------------
Beginning April 1, 1996
  Earnings per share                                         $      1.04     $       .15             N/A
  Dividends per share                                        $       .29     $       .05             N/A
  Average shares outstanding                                   1,903,542       2,011,919             N/A

                See notes to consolidated financial statements.

                        PITTSBURGH HOME FINANCIAL CORP.

           Consolidated Statements of Changes in Stockholders' Equity

                 Years ended September 30, 1997, 1996, and 1995

                                                                                               NET
                                                                                            UNREALIZED
                                                                                              GAIN
                                                                                            (LOSS) ON
                                     ADDITIONAL                   UNEARNED      UNEARNED    SECURITIES                  TOTAL
                          COMMON      PAID-IN      TREASURY        SHARES        SHARES      AVAILABLE    RETAINED   STOCKHOLDERS'
                           STOCK      CAPITAL       STOCK          OF ESOP      OF RRP       FOR SALE     EARNINGS      EQUITY
---------------------------------------------------------------------------------------------------------------------------------
October 1, 1994          $    --   $        --  $        --    $        --    $        --    $     --   $ 9,905,336   $ 9,905,336
  Net income                  --            --           --             --             --          --       704,500       704,500
---------------------------------------------------------------------------------------------------------------------------------
September 30, 1995            --            --           --             --             --          --    10,609,836    10,609,836
  Issuance of stock
   April 1, 1996          21,821    20,959,429           --             --             --          --            --    20,981,250
  Stock acquired
   by ESOP                    --            --           --     (1,928,082)            --          --            --    (1,928,082)
  ESOP shares
   released                   --          (623)          --         96,362             --          --            --        95,739
  Change in
   unrealized loss
   on investment
   securities
   available
   for sale,
   net of taxes               --            --           --             --             --     (50,000)           --       (50,000)
Net income                    --            --           --             --             --          --       772,378       772,378
  Cash dividends
   declared on
   common stock
   of $.05
   per share                  --            --           --             --             --          --      (109,105)     (109,105)
---------------------------------------------------------------------------------------------------------------------------------
September 30, 1996        21,821    20,958,806           --     (1,831,720)            --     (50,000)   11,273,109    30,372,016
  Treasury stock
   purchased                  --            --   (2,948,004)            --             --          --            --    (2,948,004)
  Stock acquired
   for the RRP                --            --           --             --     (1,063,170)         --            --    (1,063,170)
  ESOP shares
   released                   --        58,605           --        162,222             --          --            --       220,827
  RRP amortization            --            --           --             --        194,920          --            --       194,920
  Change in
   unrealized gain
   on investment
   securities
   available for
   sale, net
   of taxes                   --            --           --             --             --     647,000            --       647,000
  Net income                  --            --           --             --             --          --     1,983,296     1,983,296
  Cash dividends
   declared on
   common stock
   of $.29
   per share                  --            --           --             --             --          --      (592,500)     (592,500)
---------------------------------------------------------------------------------------------------------------------------------
September 30,  1997      $21,821   $21,017,411  $(2,948,004)   $(1,669,498)   $  (868,250)   $597,000   $12,663,905   $28,814,385
---------------------------------------------------------------------------------------------------------------------------------

                See notes to consolidated financial statements.

                        PITTSBURGH HOME FINANCIAL CORP.

                     Consolidated Statements of Cash Flows

                                                                                 YEAR ENDED SEPTEMBER 30,
                                                                      ----------------------------------------------
                                                                          1997             1996             1995
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                            $  1,983,296     $    772,378     $    704,500
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Depreciation and goodwill amortization                                 205,664          172,083          132,279
    Amortization and accretion of premiums and discounts on assets
      and deferred loan fees                                             1,250,836          149,762         (135,716)
    Amortization of ESOP                                                   162,222               --               --
    Amortization of RRP                                                    194,920               --               --
    Provision for loan losses                                              360,000          300,000          304,000
    Purchase of equity securities, trading                              (4,327,987)              --               --
    Sale of equity securities, trading                                   3,423,112               --               --
    Release of ESOP shares                                                  58,605           95,739               --
    Deferred tax benefit                                                    40,514         (310,868)         (52,763)
    Other, net                                                            (507,965)       1,498,550          534,771
--------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                2,843,217        2,677,644        1,487,071
CASH FLOWS FROM INVESTING ACTIVITIES
Loan originations                                                      (81,963,200)     (65,962,930)     (58,691,649)
Loan principal repayments                                               40,085,559       31,099,129       17,995,368
Proceeds from loan sales                                                   617,700        1,935,500        3,009,250
Purchases of:
  Available-for-sale securities                                        (36,627,877)     (18,656,078)      (5,152,989)
  Held-to-maturity securities                                          (10,000,000)              --       (6,306,741)
Proceeds from sales, maturities and principal repayments of:
  Available-for-sale securities                                          9,802,735       17,955,731        7,814,500
  Held-to-maturity securities                                                   --               --        4,622,964
Purchases of premises and equipment                                       (825,980)        (153,070)        (183,670)
Proceeds from branch deposit acquisition                                10,547,750               --               --
Other, net                                                              (1,255,705)        (167,257)              --
--------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                  (69,619,018)     (33,948,975)     (36,892,967)
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in checking, passbook, and money market
  deposit accounts                                                      (2,867,790)      (2,223,204)     (12,771,943)
Net increase in certificates of deposit                                  6,709,329       11,067,579       17,874,967
Increase in advances from the Federal Home Loan Bank                    65,200,000        7,500,000       20,500,000
Proceeds from issuance of stock, net of shares acquired by ESOP                 --       19,053,168               --
Cash dividends paid to stockholders                                       (592,500)        (109,105)              --
Purchase of RRP shares                                                  (1,063,170)              --               --
Purchase of treasury stock                                              (2,948,004)              --               --
--------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                               64,437,865       35,288,438       25,603,024
--------------------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents                    (2,337,936)       4,017,107       (9,802,872)
Cash and cash equivalents at beginning of year                           7,561,710        3,544,603       13,347,475
--------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                              $  5,223,774     $  7,561,710     $  3,544,603
--------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest (includes interest credited on deposits of $5,780,308,
    $5,006,336, and $3,552,250 in 1997, 1996, and 1995,
    respectively)                                                     $ 10,129,159     $  7,300,703     $  5,702,391
  Income taxes                                                           1,237,534          393,016          405,000
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Foreclosed mortgage loans transferred to real estate owned            $    911,072     $    133,256     $    124,821

                See notes to consolidated financial statements.

                        PITTSBURGH HOME FINANCIAL CORP.

                   Notes to Consolidated Financial Statements
                               September 30, 1997

1. BASIS OF PRESENTATION AND ORGANIZATION

The consolidated financial statements include the accounts of Pittsburgh Home Financial Corp. (the Company) and its wholly owned subsidiary, Pittsburgh Home Savings Bank (the Bank). All significant intercompany balances and transactions have been eliminated in consolidation.

The Bank is a state-chartered stock savings bank headquartered in Pittsburgh, Pennsylvania, and conducts business from seven offices in Allegheny and Butler counties. The Bank is primarily engaged in attracting retail deposits from the general public and using such deposits to originate loans. The Company and Bank are subject to the regulations of certain federal and state agencies and periodic examinations by certain regulatory authorities.

In September 1995, the Bank formed Pittsburgh Home Financial Corp. to acquire 100% of the capital stock of the Bank upon its conversion from the mutual to stock form of ownership. The Bank's conversion and the Company's common stock offering were completed on April 1, 1996, with the sale of 2,182,125 shares of $.01 par value common stock at $10 per share. The Company received proceeds of $20,981,250 (net of $840,000 of organization and stock offering costs). In conjunction with the conversion and offering, the Company established an Employee Stock Ownership Plan (ESOP) (see Note 9) which acquired 8% of the shares issued, or 174,570 shares for $1,928,082.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reported period. Actual results could differ from those estimates.

CASH AND NONINTEREST-EARNING DEPOSITS

The Bank is required by the Federal Reserve Bank to maintain cash and reserve balances. The reserve calculation is 0% of the first $4.4 million of checking deposits, 3% of the next $44.9 million of checking deposits and 10% of total checking deposits over $49.3 million. These required reserves, net of allowable credits, amounted to $408,000 at September 30, 1997.

                        PITTSBURGH HOME FINANCIAL CORP.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENT SECURITIES TRADING

Trading securities, comprised primarily of bank and thrift equities held principally for resale in the near term, are classified as trading account securities and recorded at their fair values based on quoted market prices. Unrealized gains and losses on trading account securities are included in earnings during the period.

INVESTMENT SECURITIES AVAILABLE FOR SALE

Fair values for investment securities available for sale are based upon quoted market prices. Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific-identification method. Declines in the fair value of individual available for sale securities below their cost that are other than temporary will result in write-downs of the individual securities to their fair value. Any related write-downs will be included in earnings as realized losses.

INVESTMENT SECURITIES HELD TO MATURITY

Securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity. Declines in the fair value of individual held-to-maturity securities below their amortized cost that are other than temporary will result in write-downs of the individual securities to their fair value. Any related write-downs will be included in earnings as realized losses.

LOANS RECEIVABLE, NET

Loans are reported at their outstanding principal adjusted for any chargeoffs, the allowance for loan losses, and any deferred fees or costs on originated loans. Loan origination and commitment fees and certain direct origination costs have been deferred and recognized as an adjustment of the yield of the related loan, adjusted for anticipated loan prepayments.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due or when the loan becomes more than 90 days past due. A reserve for the loss of accrued but uncollected interest is established at the time the interest accrual is discontinued. Interest ultimately collected is credited to income in the period of recovery.

                        PITTSBURGH HOME FINANCIAL CORP.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOANS RECEIVABLE, NET (CONTINUED)

Impaired loans consist of nonhomogeneous loans in which management has determined, based on the evaluation of current information and events, that it is probable that the Bank will not be able to collect all of the amounts due on these loans in accordance with the contractual terms of the loan agreements. Nonaccrual, substandard and doubtful commercial and other real estate loans are evaluated for impairment and have been included in management's assessment of the adequacy of the allowance.

The allowance for loan losses is increased by charges to income and decreased by chargeoffs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

FORECLOSED REAL ESTATE

Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are recorded at the lower of the carrying amount of the loan or fair value of the property less cost to sell. After foreclosure, valuations are periodically performed by management and a valuation allowance is established for any declines in the fair value less cost to sell below the property's carrying amount. Revenues and expenses and changes in the valuation allowance are included in the statement of operations. Gains and losses upon disposition are reflected in earnings as realized.

PREMISES AND EQUIPMENT

Premises and equipment are carried at cost less accumulated depreciation. Depreciation is calculated on the straight-line method with asset lives ranging from three to thirty years. Maintenance and repairs are charged to expense as incurred.

STATEMENTS OF CASH FLOWS

For purposes of reporting cash flows, cash and cash equivalents include cash, certificates of deposit and interest-bearing deposits.

                        PITTSBURGH HOME FINANCIAL CORP.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EARNINGS PER SHARE

The Company completed its initial stock offering on April 1, 1996, and accordingly, earnings per share for 1996 is computed on net income and common stock outstanding from that date. Earnings per share (EPS) is calculated by dividing net income by the number of weighted average common shares outstanding and common stock equivalent shares outstanding. As discussed in Note 9, the Company accounts for the 174,570 shares acquired by its ESOP in accordance with Statement of Position 93-6; shares controlled by the ESOP are not considered in the weighted average shares outstanding until the shares are committed for allocation to an employee's individual account. The weighted average number of common and common equivalent shares outstanding for the period April 1 through September 30, 1996 was 2,011,919, and for the year ended September 30, 1997 was 1,903,542.

TREASURY STOCK

The acquisition of treasury stock is recorded under the cost method. At the date of subsequent reissue, the treasury stock account is reduced by the cost of such stock on the average cost basis, with any excess proceeds being credited to additional paid-in capital. Two stock repurchase programs were commenced during fiscal year 1997 and each permitted up to 5% of outstanding stock to be repurchased. As of September 30, 1997, the Company had completed both repurchase programs and had repurchased 212,756 shares which represented 10% of the outstanding stock at an average cost of $13.86 per share.

STOCK OPTIONS

In October 1995, the Financial Accounting Standards Board (FASB) issued FAS No. 123, "Accounting for Stock-Based Compensation," which is effective for the Company's fiscal year ending September 30, 1997. FAS No. 123 defines a fair value-based method of accounting for stock-based employee compensation plans. Under the fair value-based method, compensation cost is measured at the grant date based upon the value of the award and is recognized over the service period. The standard encourages all entities to adopt this method of accounting for all employee stock compensation plans. However, it also allows an entity to continue to measure compensation costs for its plans as prescribed in Accounting Principles Board Opinion (Opinion) No. 25, "Accounting for Stock Issued to Employees." Since the Company has elected to use the accounting in Opinion No. 25, pro forma disclosures of net income and earnings per share are made as if the fair value method of accounting, as defined by FAS No. 123 had been applied (see Note 9).

                        PITTSBURGH HOME FINANCIAL CORP.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOODWILL AMORTIZATION

Amortization of goodwill related to a branch acquisition is computed using the straight-line method over ten years.

EFFECT OF NEW ACCOUNTING STANDARDS

In June 1996, the FASB issued FAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." FAS No. 125 provides new accounting and reporting standards for sales, securitizations and servicing of receivables and other financial assets, for certain secured borrowing and collateral transactions, and extinguishments of liabilities. FAS No. 125, as amended by FAS No. 127, "Deferral of Effective Date of Certain Provisions of FAS No. 125," is generally to be applied to transactions occurring after December 31, 1996, with certain provisions having been delayed until 1998. FAS No. 125 has not materially impacted the Company's financial position or results of operations as a result of adoption.

In February 1997, the FASB issued FAS No. 128, "Earnings per Share," which supersedes APB 15, "Earnings per Share," in order to simplify the standards for computing EPS. FAS No. 128 replaces the presentation of primary and fully diluted EPS with presentation of basic and diluted EPS and requires retroactive restatement for all periods presented. This standard is effective for periods ending after December 15, 1997. The effect of FAS No. 128 on the Company's EPS is not significant.

In February 1997, the FASB issued FAS No. 129, "Disclosure of Information about Capital Structure," which consolidates existing guidance relating to capital structure. This standard is also effective for reporting periods ending after December 15, 1997. The standard is not expected to significantly change the current presentation regarding capital structure.

In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The standard is also effective for fiscal years beginning after December 15, 1997. The impact of adoption is not expected to be significant based on conditions in existence at September 30, 1997.

                        PITTSBURGH HOME FINANCIAL CORP.

3. INVESTMENT SECURITIES

Securities classified by type at September 30, 1997 and 1996, respectively, are summarized below by scheduled maturity. Mortgage-backed securities scheduled maturities are based on the estimated payment patterns of the underlying collateral.

                                                                       AVAILABLE FOR SALE
                                                    ---------------------------------------------------------
                                                                       SEPTEMBER 30, 1997
                                                    ---------------------------------------------------------
                                                     AMORTIZED      UNREALIZED     UNREALIZED       MARKET
                                                       COST            GAIN           LOSS           VALUE
-------------------------------------------------------------------------------------------------------------
U.S. Government and agency obligations due:
  Within 12 months                                  $ 1,499,844      $   3,949      $     --      $ 1,503,793
  Beyond 12 months but within 5 years                 8,233,521         19,382         8,703        8,244,200
  Beyond 5 years but within 10 years                  8,314,181         80,226         8,055        8,386,352
  Beyond 10 years                                     6,556,338        198,700        12,421        6,742,617
Corporate obligations due:
  Within 12 months                                      499,843          1,922            --          501,765
  Beyond 12 months but within 5 years                        --             --            --               --
-------------------------------------------------------------------------------------------------------------
                                                     25,103,727        304,179        29,179       25,378,727
Mortgage-backed securities:
  Government National Mortgage Association:
     Within 12 months                                        --             --            --               --
     Beyond 12 months but within 5 years                  7,864            265            --            8,129
     Beyond 5 years but within 10 years                 831,834         27,363            --          859,197
     Beyond 10 years                                 18,686,822        291,974         2,777       18,976,019
  Federal National Mortgage Association:
     Within 12 months                                        --             --            --
     Beyond 12 months but within 5 years                 13,248            455            --           13,703
     Beyond 5 years but within 10 years                      --             --            --               --
     Beyond 10 years                                  9,639,373        124,996        10,436        9,753,933
  Federal Home Loan Mortgage Corporation:
     Within 12 months                                   505,153             --         2,382          502,771
     Beyond 12 months but within 5 years                620,593         11,351            --          631,944
     Beyond 5 years but within 10 years                  65,185          2,463            --           67,648
     Beyond 10 years                                  7,330,507         94,099        22,371        7,402,235
-------------------------------------------------------------------------------------------------------------
                                                     37,700,579        552,966        37,966       38,215,579
Equity securities                                       679,062        114,000            --          793,062
Total investment securities                         $63,483,368      $ 971,145      $ 67,145      $64,387,368
-------------------------------------------------------------------------------------------------------------

                                                                        HELD TO MATURITY
                                                     ------------------------------------------------------
                                                                       SEPTEMBER 30, 1997
                                                     ------------------------------------------------------
                                                      AMORTIZED      UNREALIZED   UNREALIZED     MARKET
                                                        COST            GAIN         LOSS         VALUE
-----------------------------------------------------------------------------------------------------------
Federal National Mortgage Association:
  Beyond 5 years but within 10 years                 $10,017,166      $  36,873     $    --     $10,054,039
-----------------------------------------------------------------------------------------------------------

                        PITTSBURGH HOME FINANCIAL CORP.

3. INVESTMENT SECURITIES (CONTINUED)

                                                                       AVAILABLE FOR SALE
                                                    ---------------------------------------------------------
                                                                       SEPTEMBER 30, 1996
                                                    ---------------------------------------------------------
                                                     AMORTIZED      UNREALIZED     UNREALIZED       MARKET
                                                       COST            GAIN           LOSS           VALUE
-------------------------------------------------------------------------------------------------------------
U.S. Government and agency obligations due:
  Within 12 months                                  $ 4,522,607      $   1,948      $   6,883     $ 4,517,672
  Beyond 12 months but within 5 years                 8,658,939         17,484         69,367       8,607,056
  Beyond 5 years but within 10 years                  3,663,422         11,093         55,906       3,618,609
  Beyond 10 years                                     5,058,622         18,630         47,079       5,030,173

Corporate obligations due:
  Within 12 months                                           --             --             --              --
  Beyond 12 months but within 5 years                   498,901          9,067             --         507,968
-------------------------------------------------------------------------------------------------------------
                                                     22,402,491         58,222        179,235      22,281,478
Mortgage-backed securities:
  Government National Mortgage Association
     Within 12 months                                        --             --             --              --
     Beyond 12 months but within 5 years                 12,325            356             --          12,681
     Beyond 5 years but within 10 years                 487,294         14,226             --         501,520
     Beyond 10 years                                 11,381,676         77,710         44,565      11,414,821
  Federal National Mortgage Association
     Within 12 months                                        --             --             --              --
     Beyond 12 months but within 5 years                     --             --             --              --
     Beyond 5 years but within 10 years                  48,464            199             --          48,660
     Beyond 10 years                                  4,738,538         44,340         50,438       4,732,443
  Federal Home Loan Mortgage Corporation
     Within 12 months                                        --             --             --              --
     Beyond 12 months but within 5 years                854,091          1,816         22,445         833,462
     Beyond 5 years but within 10 years                 653,171          1,196            827         653,540
     Beyond 10 years                                  5,624,293         46,512         43,080       5,627,725
-------------------------------------------------------------------------------------------------------------
                                                     23,799,852        186,355        161,355      23,824,852
Equity securities                                       179,363         20,012             --         199,375
-------------------------------------------------------------------------------------------------------------
Total investment securities                         $46,381,706      $ 264,589      $ 340,590     $46,305,705
-------------------------------------------------------------------------------------------------------------

U.S. Government obligations carried at approximately $1,000,000 at September 30, 1997 were pledged to secure deposits and for other purposes required or permitted by law.

                        PITTSBURGH HOME FINANCIAL CORP.

3. INVESTMENT SECURITIES (CONTINUED)

Proceeds from sales of trading securities were $3,423,112 for the year ended September 30, 1997. Gross gains of $259,359 were realized on those sales. Additionally, proceeds from sales of mortgage-backed securities available for sale were $659,743 for the year ended September 30, 1997. Net gain of $857 was realized on those sales. There were no sales of securities in 1996 or 1995.

4. LOANS RECEIVABLE, NET

Loans receivable, net at September 30, 1997 and 1996 are summarized below:

                                                                         1997             1996
    ----------------------------------------------------------------------------------------------
    First mortgage loans:
      Secured by 1-4 family residence                                $177,214,669     $133,575,713
      Other                                                             2,596,036        2,592,566
    Less loans in process                                             (10,003,493)      (7,745,464)
    Deferred loan costs                                                    43,292           14,502
    ----------------------------------------------------------------------------------------------
    Total first mortgage loans                                        169,850,504      128,437,317
    Home equity loans and lines                                         8,820,868        5,311,682
    Other loans                                                         4,086,773        2,930,814
    Less allowance for loan losses                                     (1,419,196)      (1,128,279)
    ----------------------------------------------------------------------------------------------
                                                                     $181,338,949     $135,551,534
    ----------------------------------------------------------------------------------------------

Activity in the allowance for loan losses is summarized as follows for the years ended September 30:

                                                                 1997           1996          1995
    ------------------------------------------------------------------------------------------------
    Balance at beginning of year                              $1,128,279     $  920,685     $711,212
    Provision charged to income                                  360,000        300,000      304,000
    Chargeoffs                                                   (76,317)      (113,347)    (103,837)
    Recoveries                                                     7,234         20,941        9,310
    ------------------------------------------------------------------------------------------------
    Balance at end of year                                    $1,419,196     $1,128,279     $920,685
    ------------------------------------------------------------------------------------------------

                        PITTSBURGH HOME FINANCIAL CORP.

4. LOANS RECEIVABLE, NET (CONTINUED)

Real estate loans in arrears three months or more or in process of foreclosure at September 30, 1997 and 1996 were as follows:

                                                                NUMBER                        % OF REAL
                                                               OF LOANS        AMOUNT       ESTATE LOANS
    -----------------------------------------------------------------------------------------------------
    1997                                                           70        $3,268,866         2.11%
    1996                                                           65        $1,796,003         1.49%

The Bank had outstanding loan origination commitments of $9,216,350 and $9,203,459, including $2,243,863 and $1,863,967 available on lines of credit, at September 30, 1997 and 1996, respectively. There were no loans committed to be sold at September 30, 1997. Included in loans receivable at September 30, 1996 are $283,350 of FHA and VA loans which the Bank committed to sell at par.

The Bank utilizes established loan underwriting procedures which generally require the taking of collateral to secure loans and does not believe it has a significant concentration of credit risk to any one borrower but does estimate that essentially all of its loans are located within and around Allegheny and Butler counties and surrounding counties in Pennsylvania.

5. PREMISES AND EQUIPMENT

Premises and equipment and the related accumulated depreciation at September 30, 1997 and 1996 consist of the following:

                                                                       1997            1996
        ---------------------------------------------------------------------------------------
        Land                                                        $   996,558     $   517,573
        Buildings and improvements                                    1,703,577       1,611,803
        Furniture and equipment                                       1,373,807       1,118,586
        Construction in progress                                        151,418              --
        ---------------------------------------------------------------------------------------
                                                                      4,225,360       3,247,962
        Less accumulated depreciation                                (1,525,964)     (1,347,813)
        ---------------------------------------------------------------------------------------
                                                                    $ 2,699,396     $ 1,900,149
        ---------------------------------------------------------------------------------------

                        PITTSBURGH HOME FINANCIAL CORP.

5. PREMISES AND EQUIPMENT (CONTINUED)

The Bank leases office space under noncancelable operating leases. Future minimum lease commitments under these operating lease agreements are as follows:

        YEAR ENDING SEPTEMBER 30
        ------------------------------------------------------------------------------------
             1998                                                                   $ 66,300
             1999                                                                     68,415
             2000                                                                     70,636
             2001                                                                     50,968
             2002                                                                     51,416
             2003 and thereafter                                                     149,786
        ------------------------------------------------------------------------------------
             Total minimum payments                                                 $457,521
        ------------------------------------------------------------------------------------

Total rental expense for these leases charged to earnings was $64,286, $62,367, and $36,540 for the years ended September 30, 1997, 1996, and 1995, respectively.

6. DEPOSITS

Deposits at September 30, 1997 and 1996 are summarized as follows:

                                                             1997                          1996
                                                    -----------------------       -----------------------
    BALANCES BY INTEREST RATE                          AMOUNT       PERCENT          AMOUNT       PERCENT
    -----------------------------------------------------------------------------------------------------
    Savings accounts:
      Regular checking                              $  2,371,840       1.7%       $  2,807,808       2.3%
      Interest checking                                7,233,769       5.2           6,795,122       5.5
      Passbook                                        26,065,424      18.8          26,041,017      20.9
      Variable money market                            5,130,329       3.7           3,345,539       2.7
    -----------------------------------------------------------------------------------------------------
                                                      40,801,362      29.4          38,989,486      31.4
    Certificate accounts:
      0%-3.49%                                                --        --               2,246        --
      3.50%-4.49%                                        253,904       0.2              68,500       0.1
      4.50%-5.49%                                     32,185,036      23.2          38,658,993      31.1
      5.50%-6.49%                                     46,734,056      33.7          36,978,137      29.7
      6.50%-7.49%                                     17,988,704      13.0           9,434,554       7.6
      7.50%-8.49%                                        650,600       0.4             209,657       0.1
      8.50%-9.49%                                        117,200       0.1                  --        --
    -----------------------------------------------------------------------------------------------------
                                                      97,929,500      70.6          85,352,087      68.6
    -----------------------------------------------------------------------------------------------------
                                                    $138,730,862     100.0%       $124,341,573     100.0%
    -----------------------------------------------------------------------------------------------------

                        PITTSBURGH HOME FINANCIAL CORP.

6. DEPOSITS (CONTINUED)


Individual retirement accounts totaled $13,040,158 and $11,698,433 at September 30, 1997 and 1996, respectively.

Accrued interest payable on deposits included in other liabilities was $582,822 and $275,153 at September 30, 1997 and 1996, respectively.

The contractual maturity of certificate accounts are as follows:

                                                                          SEPTEMBER 30,
                                                                   ---------------------------
                                                                      1997            1996
        --------------------------------------------------------------------------------------
        Less than one year                                         $64,680,940     $53,021,739
        One to two years                                            16,066,946      17,425,218
        Two to three years                                           4,553,434       3,954,565
        Three to four years                                          2,272,106       3,457,260
        Thereafter                                                  10,356,074       7,493,305
        --------------------------------------------------------------------------------------
                                                                   $97,929,500     $85,352,087
        --------------------------------------------------------------------------------------

Certificate accounts of $100,000 or more at September 30, 1997 and 1996 were $12,475,142 and $8,381,679, respectively.

The weighted average interest rates for all deposits at September 30, 1997 and 1996 was 4.81% and 4.67%, respectively.

The following schedule sets forth interest expense by fiscal year by type of deposit:

                                                               1997           1996           1995
    ------------------------------------------------------------------------------------------------
    Checking and money market accounts                      $  225,973     $  192,839     $  220,105
    Passbook accounts                                          873,895        791,561        976,135
    Certificates                                             5,337,064      4,388,417      3,609,807
    ------------------------------------------------------------------------------------------------
                                                            $6,436,932     $5,372,817     $4,806,047
    ------------------------------------------------------------------------------------------------

                        PITTSBURGH HOME FINANCIAL CORP.

7. ADVANCES FROM FEDERAL HOME LOAN BANK (FHLB)

The Bank is a member of the Federal Home Loan Bank System. As a member, the Bank has the ability to borrow "advances" which are collateralized by certain mortgages and securities. The Bank is also required to maintain an investment in the capital stock of the Federal Home Loan Bank of Pittsburgh in an amount not less than 1% of its outstanding residential loans or 5% of its outstanding advances (whichever is greater), if any, payable to the Federal Home Loan Bank of Pittsburgh as calculated at December 31 of each year.

Advances from the FHLB consist of the following:

                                                        SEPTEMBER 30, 1997           SEPTEMBER 30, 1996
                                                     ------------------------      -----------------------
                                                     WEIGHTED                      WEIGHTED
                                                     AVERAGE                       AVERAGE
                                                       RATE         AMOUNT           RATE        AMOUNT
    ------------------------------------------------------------------------------------------------------
    Less than 12 months                                5.84%     $  9,250,000        5.50%     $ 8,000,000
    One to two years                                   6.42%       12,700,000        6.27%       1,750,000
    Two to three years                                 6.18%       20,000,000        6.46%       7,700,000
    Three to four years                                6.78%        4,500,000        7.09%       2,800,000
    Thereafter                                         6.03%       55,250,000        6.71%      16,250,000
    ------------------------------------------------------------------------------------------------------
                                                       6.12%     $101,700,000        6.40%     $36,500,000
    ------------------------------------------------------------------------------------------------------

Approximately $49,500,000 of the outstanding FHLB advances are adjustable rate notes with a weighted average yield of 5.88% at September 30, 1997. Advances from the Federal Home Loan Bank of Pittsburgh are secured by the Bank's stock in the Federal Home Loan Bank of Pittsburgh, qualifying residential mortgage loans, U.S. Government securities, U.S. agency securities, and mortgage-backed securities issued or guaranteed by GNMA, FHLMC, and FNMA to the extent that the defined statutory value must be at least equal to the advances outstanding. The maximum remaining borrowing capacity at September 30, 1997 is approximately $81,222,000. The advances are subject to restrictions or penalties in the event of prepayment.

                        PITTSBURGH HOME FINANCIAL CORP.

8. INCOME TAXES

Income tax expense in the consolidated statements of income for the years ended September 30, 1997, 1996, and 1995 includes the following components:

                                                           1997           1996           1995
        ----------------------------------------------------------------------------------------
        Federal:
          Current                                       $  847,556     $  697,035     $  561,305
          Deferred                                          40,514       (310,868)       (52,763)
        State:
          Current                                          190,230         55,774         45,458
        ----------------------------------------------------------------------------------------
                                                        $1,078,300     $  441,941     $  554,000
        ----------------------------------------------------------------------------------------

A reconciliation from the expected federal statutory income tax provision to the effective tax provision expressed as a percentage of pretax income is as follows:

                                                                      PERCENTAGE OF PRETAX
                                                                             INCOME
                                                                   --------------------------
                                                                    YEAR ENDED SEPTEMBER 30
                                                                   --------------------------
                                                                   1997       1996       1995
        -------------------------------------------------------------------------------------
        Expected federal tax rate                                  34.0%      34.0%      34.0%
        State income taxes, net of federal income tax effect        4.1        3.0        3.6
        Tax-exempt interest income                                 (2.9)      (4.1)        --
        Other, net                                                   --        3.5        6.4
        -------------------------------------------------------------------------------------
        Actual effective tax rate                                  35.2%      36.4%      44.0%
        -------------------------------------------------------------------------------------

                        PITTSBURGH HOME FINANCIAL CORP.

8. INCOME TAXES (CONTINUED)

Deferred federal income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. Significant components of deferred federal income tax assets and liabilities as of September 30, 1997 and 1996 are as follows:

                                                                          1997         1996
        -------------------------------------------------------------------------------------
        Deferred federal income tax assets:
          Allowance for loan losses                                     $537,433     $415,032
          Accrued insurance fund assessment                                   --      251,246
          Unrealized loss on securities available for sale                    --       26,000
          Other                                                           65,460       (1,686)
        -------------------------------------------------------------------------------------
        Total deferred federal income tax assets                         602,893      690,592
        Deferred federal income tax liabilities:
          Tax-based bad debt reserve in excess of base year              139,055      166,960
          Unrealized gain on securities available for sale               307,000           --
          Other                                                           14,719           --
        -------------------------------------------------------------------------------------
        Total deferred federal income tax liabilities                    460,774      166,960
        -------------------------------------------------------------------------------------
        Net deferred federal income tax assets                          $142,119     $523,632
        -------------------------------------------------------------------------------------

Retained earnings at September 30, 1996 include financial statement tax bad debt reserves of $3,385,000. The Small Business Job Protection Act of 1996 passed on August 20, 1996 eliminated the special bad debt deduction previously granted solely to thrifts. This results in the recapture of past taxes for permanent deductions arising from the "applicable excess reserve," which is the total amount of the Bank's reserve over its base year reserve as of September 30, 1987. The recapture tax is to be paid in six equal annual installments beginning after September 30, 1996. However, deferral of these payments will be permitted for up to two years, contingent upon the Bank satisfying a specified mortgage origination test for 1996 and/or 1997. At September 30, 1996, the Bank had $409,000 in excess of the base year reserves, and subject to prevailing corporate tax rates, the Bank will owe $139,000 in federal taxes, which is reflected as a deferred tax liability. No provision is required to be made for the $2,894,000 of base year reserves.

The Bank is subject to the Pennsylvania Mutual Thrift Institutions Tax which is calculated at 11.5% of earnings based on generally accepted accounting principles with certain adjustments.

                        PITTSBURGH HOME FINANCIAL CORP.

9. EMPLOYEE COMPENSATION PLANS

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company has an Employee Stock Ownership Plan for the benefit of employees who meet eligibility requirements which include having completed one year of service with the Bank and having attained age 21. The ESOP Trust purchased 174,570 shares of common stock in connection with the Company's initial public offering with the proceeds from a loan from the Company. The Company makes cash contributions to the ESOP on an annual basis sufficient to enable the ESOP to make required loan payments to the Company.

The ESOP note bears a fixed rate of interest equal to 8.5%, with equal payments of interest and principal payable quarterly over ten years. The loan is secured by the shares of stock purchased.

The Company accounts for its ESOP in accordance with Statement of Position 93-6. As the debt is repaid, shares are released from collateral and allocated to qualified employees based on the proportion of debt service paid in the year. Accordingly, the shares pledged as collateral are reported as deferred ESOP shares in the statement of financial position. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt.

Compensation expense for the ESOP was $220,827 and $95,379 for the years ended September 30, 1997 and 1996, respectively. The following summarizes the status of the ESOP shares at September 30:

                                                                        1997           1996
        --------------------------------------------------------------------------------------
        Allocated shares                                                     --             --
        Shares released for allocation                                   23,421          8,728
        Shares distributed                                                   --             --
        Unreleased shares                                               151,149        165,842
        --------------------------------------------------------------------------------------
        Total ESOP shares                                               174,570        174,570
        --------------------------------------------------------------------------------------
        Fair value of unreleased shares at September 30              $2,890,725     $1,969,373
        --------------------------------------------------------------------------------------

                        PITTSBURGH HOME FINANCIAL CORP.

9. EMPLOYEE COMPENSATION PLANS (CONTINUED)

STOCK OPTION PLAN

At a special meeting of the stockholders held on October 15, 1996, the Company's stockholders adopted a Stock Option Plan which is designed to provide directors, officers, and key employees with a proprietary interest in the Company as an incentive to contribute to its success. A total of 218,212 shares of common stock has been reserved for issuance pursuant to the plan, which represents 10% of the common stock issued in connection with the Company's public offering. All options granted to participants under the plan shall become vested and exercisable at the rate of 20% per year on each annual anniversary date.

The grant price of all options is equal to the fair market value of the Company's common stock at the grant date. The following table summarizes the changes in stock options outstanding at September 30, 1997:

                                                                                                           WEIGHTED
                                                                                                           AVERAGE
                                                                                                           EXERCISE
EXERCISE PRICE PER SHARE                            $11.625    $13.000    $14.075    $15.000     TOTAL      PRICE
-------------------------------------------------------------------------------------------------------------------
Outstanding at October 1, 1996                           --        --          --        --          --         --
  Granted                                           152,737     9,000      17,456     5,500     184,693      12.02
  Exercised                                              --        --          --        --          --         --
  Forfeited                                          (8,182)       --          --        --      (8,182)    (11.63)
-------------------------------------------------------------------------------------------------------------------
Outstanding at September 30, 1997                   144,555     9,000      17,456     5,500     176,511      12.04
-------------------------------------------------------------------------------------------------------------------
Exercisable at September 30, 1997                        --        --          --        --          --         --
-------------------------------------------------------------------------------------------------------------------

The Company accounts for stock options in accordance with Opinion No. 25. The following pro forma information regarding net income and earnings per share assumes the adoption of Statement No. 123 for stock options granted during the year ended September 30, 1997. The estimated fair value of the options is amortized to expense over the option and vesting period. The fair value was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rates of 6.0% and a dividend yield of 1.3%; volatility factors of the expected market price of the Company's common stock of .203 and a weighted-average expected life of seven years.

                        PITTSBURGH HOME FINANCIAL CORP.

9. EMPLOYEE COMPENSATION PLANS (CONTINUED)

STOCK OPTION PLAN (CONTINUED)

                                                                                 1997
            ----------------------------------------------------------------------------
            Net income before stock options                                   $1,983,296
            Compensation expense (tax effected) from stock options                76,929
            ----------------------------------------------------------------------------
            Pro forma net income                                              $1,906,367
            ----------------------------------------------------------------------------
            Pro forma earnings per share                                      $     1.00
            ----------------------------------------------------------------------------

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

RECOGNITION AND RETENTION PLAN AND TRUST

At a special meeting of the stockholders held on October 15, 1996, the stockholders of the Company approved and established a Recognition and Retention Plan and Trust, the objective of which is to retain qualified personnel in key positions of the Company. Directors, officers, and key employees will be eligible to receive benefits under the plan. During the year ended September 30, 1997, the Company contributed $1,063,170 to the trust to purchase 87,285 shares of common stock in connection with the Company's public offering necessary to establish the plan. Shares awarded under the Recognition and Retention Plan
(RRP) shall become vested and exercisable at the rate of 20% per year over five years on each annual anniversary date. The Company is amortizing the prepaid compensation and recording additions to stockholders' equity as the shares vest. Compensation expense attributable to the plan amounted to $194,920 in 1997.

THRIFT PLAN

Effective October 1, 1995, the Bank provided eligible employees participation in a 401(k) contributory defined contribution plan. The Bank matches 50% of an employee's contribution up to 6% of an employee's compensation. The Bank contributed $87,300 and $86,700 to the 401(k) for the years ended September 30, 1997 and 1996, respectively.

                        PITTSBURGH HOME FINANCIAL CORP.

9. EMPLOYEE COMPENSATION PLANS (CONTINUED)

PENSION PLAN

The Bank participates in the Financial Institutions Retirement Fund (the Plan), a multiemployer pension plan administrator. The Plan provides defined pension benefits to substantially all of the Bank's employees. The Bank charged $60,000 to pension expense for each of the years ended September 30, 1997, 1996, and 1995, respectively.

                        PITTSBURGH HOME FINANCIAL CORP.

10. STOCKHOLDERS' EQUITY

Under federal regulations, the Bank is required to maintain specific amounts of capital. The following table sets forth certain information concerning the Bank's regulatory capital:

                                                 SEPTEMBER 30, 1997                        SEPTEMBER 30, 1996
                                        ------------------------------------      ------------------------------------
                                         TIER I       TIER I        TOTAL          TIER I       TIER I        TOTAL
                                        LEVERAGE    RISK-BASED    RISK-BASED      LEVERAGE    RISK-BASED    RISK-BASED
                                        CAPITAL      CAPITAL       CAPITAL        CAPITAL      CAPITAL       CAPITAL
----------------------------------------------------------------------------------------------------------------------

                                                      (000S)                                    (000s)
Equity capital (1)                      $ 23,828     $  23,828     $  23,828      $ 21,817     $  21,817     $ 21,817
Plus general valuation allowances (2)         --            --         1,419            --            --        1,123
----------------------------------------------------------------------------------------------------------------------
Total regulatory capital                  23,828        23,828        25,247        21,817        21,817       22,940
Minimum required capital                  10,834         5,039         5,039         7,553         3,586        7,173
----------------------------------------------------------------------------------------------------------------------
Excess regulatory capital               $ 12,994     $  18,789     $  20,208      $ 14,264     $  18,231     $ 15,767
----------------------------------------------------------------------------------------------------------------------
Adjusted total assets                   $270,859     $ 125,979     $ 125,979      $188,832     $  89,671     $ 89,671
----------------------------------------------------------------------------------------------------------------------
Regulatory capital as a percentage         8.80%        18.91%        20.04%        11.55%        24.33%       25.58%
Minimum capital required as a
  percentage                                4.00          4.00          8.00          4.00          4.00         8.00
----------------------------------------------------------------------------------------------------------------------
Excess regulatory capital as a
  percentage                               4.80%        14.91%        12.04%         7.55%        20.33%       17.58%
----------------------------------------------------------------------------------------------------------------------
Well capitalized requirement               5.00%         6.00%        10.00%         5.00%         6.00%       10.00%
----------------------------------------------------------------------------------------------------------------------

(1) Represents equity capital of the Bank as reported to the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation.

(2) Limited to 1.25% of risk-adjusted total assets.

                        PITTSBURGH HOME FINANCIAL CORP.

10. STOCKHOLDERS' EQUITY (CONTINUED)

The Bank is also subject to more stringent Pennsylvania Department of Banking capital guidelines. Although not adopted in regulation form, the Department utilizes capital standards requiring a minimum of 6% leverage capital and 10% risk-based capital.

In connection with the Bank's stock conversion, the Bank segregated and restricted $11,167,000 of retained earnings, the amount of its regulatory capital at that date, in a liquidation account for the benefit of eligible savings account holders who continue to maintain their accounts at the Bank after conversion. In the event of a complete liquidation of the Bank subsequent to conversion, each eligible account holder will be entitled to receive a distribution from the liquidation account in the amount proportionate to the current adjusted balances of all qualifying deposits then held before any liquidation distribution may be made with respect to the stockholders. Except for the repurchase of stock and payment of dividends, the existence of the liquidation account will not restrict the use or application of such capital.

Subsequent to the conversion, neither the Bank nor the Company may declare or pay cash dividends on any of their shares of common stock if the effect would be to reduce stockholders' equity below applicable regulatory capital requirements or if such declaration and payment would otherwise violate regulatory requirements.

11. LOANS TO RELATED PARTIES

The Bank has granted loans to certain directors and officers of the Bank and to their affiliates. Such loans are made in the ordinary course of business at the Bank's normal credit terms and do not represent more than normal risk of collection. These loans aggregated approximately $48,480, $51,880 and $277,563 at September 30, 1997, 1996 and 1995, respectively. There were $3,500 in new loans granted and repayments approximated $6,900 in fiscal 1997.

12. FAIR VALUES OF FINANCIAL INSTRUMENTS

Statement of FAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. The market value of investments and mortgage-backed securities, as presented in Note 3, are based primarily upon quoted market prices. For substantially all other financial instruments, the fair values are management's estimates of the values at which the instruments could be exchanged in a transaction between willing parties. In accordance with FAS No. 107, fair values are based on estimates using present value and other valuation techniques in instances where quoted prices are not available. These techniques are significantly affected by the assumptions used, including discount rates and estimates of future cash

                        PITTSBURGH HOME FINANCIAL CORP.

12. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

flows. As such, the derived fair value estimates cannot be substantiated by comparison to independent markets, and further, may not be realizable in an immediate settlement of the instruments. FAS No. 107 also excludes certain items from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent, and should not be construed to represent, the underlying value of the Company.

Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments:

     Cash and interest-bearing deposits in financial institutions: The carrying amounts reported in the balance sheet for cash and interest-bearing deposits approximate those assets' fair value.

     Investment securities, including mortgage-backed securities and equity securities: Fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted prices of comparable instruments (see Note 3).

     Loans receivable: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for all other loans are estimated using discounted cash flow analysis, using comparable interest rates offered for loans with similar terms to borrowers of similar credit quality.

     Deposit liabilities: The fair values disclosed for interest checking, money market, and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for certificates of deposit are estimated using a discounted cash flow analysis, applying a comparable Federal Home Loan Bank advance rate to the aggregated weighted average maturity on time deposits.

     Borrowings: Fair values for the Company's variable rate FHLB advances and other borrowings are deemed to equal carrying value. Fair values for fixed rate borrowings are estimated using a discounted cash flow analysis similar to that used in valuing fixed rate deposit liabilities.

                        PITTSBURGH HOME FINANCIAL CORP.

12. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

     Off-balance sheet instruments: Fair values for the Company's commitments to extend credit are based on their carrying value, taking into account the remaining terms and conditions of the agreements.

                                                  SEPTEMBER 30, 1997              SEPTEMBER 30, 1996
                                              ---------------------------     ---------------------------
                                                CARRYING         FAIR           CARRYING         FAIR
                                                 VALUE          VALUE            VALUE          VALUE
---------------------------------------------------------------------------------------------------------
ASSETS
Cash and interest-bearing deposits            $  5,223,774   $  5,223,774     $  7,561,710   $  7,561,710
Investment securities available for sale        64,387,368     64,387,368       46,305,705     46,305,705
Investments securities held to maturity         10,017,166     10,054,039               --             --
Trading securities                                 955,587        955,587               --             --
Loans receivable, net                          181,338,949    185,012,000      135,551,534    137,780,005
Federal Home Loan Bank stock                     5,110,000      5,110,000        1,875,000      1,875,000

LIABILITIES
Deposits                                       138,730,862    138,538,000      124,341,573    124,429,486
Advances from Federal Home Loan Bank           101,700,000    102,114,000       36,500,000     36,209,000
Advance payments by borrowers                    1,649,312      1,649,312        1,847,815      1,847,815

                        PITTSBURGH HOME FINANCIAL CORP.

13. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

Quarterly consolidated statements of income are as follows (dollar amounts in thousands, except per share data):

                          THREE MONTHS ENDED                  YEAR                    THREE MONTHS ENDED                 YEAR
               -----------------------------------------      ENDED        -----------------------------------------     ENDED
               DECEMBER    MARCH      JUNE     SEPTEMBER    SEPTEMBER      DECEMBER    MARCH      JUNE     SEPTEMBER   SEPTEMBER
                 1996       1997      1997       1997         1997           1995       1996      1996       1996        1996
--------------------------------------------------------------------------------------------------------------------------------
Total
  interest
  income        $3,930     $4,328    $4,679     $ 5,027      $17,964        $2,986     $3,090    $3,255     $ 3,602      $12,933
Total
  interest
  expense        2,284      2,547     2,829       3,148       10,808         1,886      1,863     1,781       1,962        7,492
--------------------------------------------------------------------------------------------------------------------------------
Net interest
  income         1,646      1,781     1,850       1,879        7,156         1,100      1,227     1,474       1,640        5,441
Provision
  for loan
  losses            75         75       105         105          360            60         60        90          90          300
--------------------------------------------------------------------------------------------------------------------------------
Net interest
  income
  after
  provision
  for loan
  losses         1,571      1,706     1,745       1,774        6,796         1,040      1,167     1,384       1,550        5,141
Total
  noninterest
  income           110         88       227         304          729            93         87        90          98          368
Total
  noninterest
  expense          996      1,165     1,098       1,205        4,464           779        869       908       1,739        4,295
--------------------------------------------------------------------------------------------------------------------------------
Income
  (loss)
  before
  income
  taxes            685        629       874         873        3,061           354        385       566         (91)       1,214
Income
  taxes            242        206       327         303        1,078           134        143       197         (32)         442
--------------------------------------------------------------------------------------------------------------------------------
Net income
  (loss)        $  443     $  423    $  547     $   570      $ 1,983        $  220     $  242    $  369     $   (59)     $   772
--------------------------------------------------------------------------------------------------------------------------------
Net
  income
  (loss)
  per
  share(1)      $  .22     $  .23    $  .30     $   .30      $  1.04           N/A        N/A    $  .18     $  (.03)     $   .15
--------------------------------------------------------------------------------------------------------------------------------

(1) Quarterly per share amounts do not add to total for the year ended September 1997, due to rounding.

                        PITTSBURGH HOME FINANCIAL CORP.

14. CONSOLIDATED FINANCIAL INFORMATION OF PITTSBURGH HOME FINANCIAL CORP. (PARENT ONLY)

Pittsburgh Home Financial Corp. was organized in September 1995 and began operations on April 1, 1996. The Company's balance sheets as of September 30, 1997 and 1996 and related statements of income and cash flows are as follows:

BALANCE SHEETS

                                                                             1997             1996
------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                                 $   708,992      $ 5,400,097
Investment securities available for sale                                    2,795,721        3,190,632
Investment securities trading                                                 955,587               --
Investment in Pittsburgh Home Savings Bank                                 24,343,750       21,752,396
Other assets                                                                   51,335           40,566
------------------------------------------------------------------------------------------------------
Total assets                                                              $28,855,385      $30,383,691
------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Total liabilities                                                         $    41,000      $    11,675
Total stockholders' equity                                                 28,814,385       30,372,016
------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                $28,855,385      $30,383,691
------------------------------------------------------------------------------------------------------

STATEMENTS OF INCOME

                                                                                   YEAR ENDED
                                                                          ----------------------------
                                                                             1997             1996
------------------------------------------------------------------------------------------------------
Interest income                                                           $   277,902      $   237,131
Noninterest income                                                            310,071               --
Noninterest expense                                                          (612,731)        (151,814)
------------------------------------------------------------------------------------------------------
(Loss) income before income taxes and equity in earnings of subsidiary        (24,758)          85,317
Income tax expense                                                              2,300           29,875
------------------------------------------------------------------------------------------------------
(Loss) income before equity in earnings of subsidiary                         (27,058)          55,442
Equity in earnings of Pittsburgh Home Savings Bank                          2,010,354          255,326
------------------------------------------------------------------------------------------------------
Net income                                                                $ 1,983,296      $   310,768
------------------------------------------------------------------------------------------------------

                        PITTSBURGH HOME FINANCIAL CORP.

14. CONSOLIDATED FINANCIAL INFORMATION OF PITTSBURGH HOME FINANCIAL CORP. (PARENT ONLY) (CONTINUED)

STATEMENTS OF CASH FLOWS

                                                                                   YEAR ENDED
                                                                          ----------------------------
                                                                             1997             1996
------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                                $ 1,983,296      $   310,768
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
     Equity in earnings of Pittsburgh Home Savings Bank                    (2,010,354)        (255,326)
     Amortization of ESOP and RRP shares                                      415,747           95,739
     Net investment security trading purchases and sales                     (955,587)              --
     Change in other assets and liabilities                                   (20,533)         (28,891)
------------------------------------------------------------------------------------------------------
Net cash (used in) provided by operating activities                          (587,431)         122,290

INVESTING ACTIVITIES
Investment in Pittsburgh Home Savings Bank                                         --      (10,425,624)
Purchases of investment securities                                           (500,000)      (3,240,632)
Proceeds from sales of investment securities                                1,000,000               --
------------------------------------------------------------------------------------------------------
Net cash provided by (used in) investing activities                           500,000      (13,666,256)

FINANCING ACTIVITIES
Proceeds from sale of common stock                                                 --       19,053,168
Cash dividend on common stock                                                (592,500)        (109,105)
Purchase of stock for Treasury and RRP                                     (4,011,174)              --
------------------------------------------------------------------------------------------------------
Net cash (used in) provided by financing activities                        (4,603,674)      18,944,063
------------------------------------------------------------------------------------------------------
(Decrease) increase in cash                                                (4,691,105)       5,400,097
Cash at beginning of year                                                   5,400,097               --
------------------------------------------------------------------------------------------------------
Ending cash and cash equivalents                                          $   708,992      $ 5,400,097
------------------------------------------------------------------------------------------------------

    =================================================================

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST ISSUER OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                               Table of Contents

                                                           Page
                                                           ----
Available Information....................................
Summary  ................................................
Selected Consolidated Financial
  and Other Data of the Company..........................
Risk Factors.............................................
Use of Proceeds..........................................
Market for the Preferred Securities......................
Accounting Treatment.....................................
Ratio of Earnings to Fixed Charges.......................
Capitalization...........................................
Management's Discussion and Analysis of Financial
  Condition and Results of Operation.....................
Business ................................................
Regulation...............................................
Management...............................................
Description of the Preferred Securities..................
Description of the Junior Subordinated
  Debentures.............................................
Description of the Guarantee.............................
Relationship Among the Preferred
  Securities, the Junior Subordinated
  Debentures, the Expense Agreement
  and the Guarantee......................................
Certain Federal Income Tax Consequences..................
ERISA Considerations.....................................
Underwriting.............................................
Validity of Securities...................................
Experts..................................................
Index to Financial Statements............................

    =================================================================


    =================================================================



                                  $11,000,000


                            PITTSBURGH HOME CAPITAL
                                    TRUST I


                        ____% TRUST PREFERRED SECURITIES
                              (LIQUIDATION AMOUNT
                          $10 PER PREFERRED SECURITY)
                      GUARANTEED, AS DESCRIBED HEREIN, BY


                                PITTSBURGH HOME
                                FINANCIAL CORP.


                      ------------------------------------


                                   PROSPECTUS


                      ------------------------------------


                                RYAN, BECK & CO.



                            _________________, 1998

     =================================================================

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC registration fee..........................................     $  3,731.75
NASD fee......................................................        1,650.00
Nasdaq fees...................................................       10,750.00
Trustees' fees and expenses...................................        5,000.00
Legal fees and expenses.......................................       80,000.00*
Accounting fees and expenses..................................       35,000.00*
Printing expenses.............................................       40,000.00
Underwriters expenses.........................................       70,000.00*
Miscellaneous expenses........................................        3,868.00*
                                                                   -----------
         Total................................................     $250,000.00*
                                                                   ===========


------------

*     Estimated.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with the Pennsylvania Business Corporation Act, Article 9 of the Pittsburgh Home Financial Corp. (the "Corporation") Amended and Restated Articles of Incorporation provides as follows:

         ARTICLE 9. INDEMNIFICATION, ETC. OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

         A. PERSONAL LIABILITY OF DIRECTORS AND OFFICERS. The personal liability of the directors and officers of the Corporation for monetary damages for conduct in their capacities as such shall be eliminated to the fullest extent permitted by the BCL as it exists on the effective date of these Amended and Restated Articles of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of Section A of this Article 9, nor the adoption of any provision of these Amended and Restated Articles of Incorporation inconsistent with Section A of this Article 9, shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification, repeal or adoption.

         B. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

         C. ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section B of this Article 9 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         D. OTHER RIGHTS. The indemnification and advancement of expenses provided by or pursuant to this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         E. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article 9.

         F. SECURITY FUND; INDEMNITY AGREEMENTS. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.

         G. MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9, and no amendment or termination of any trust or other fund created pursuant to Section F of this
Article 9, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

         H. PROCEEDINGS INITIATED BY INDEMNIFIED PERSONS. Notwithstanding any other provision of this Article 9, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.


ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

             Not Applicable.



ITEM 16.     EXHIBITS AND FINANCIAL STATEMENTS

(a)          Exhibits


EXHIBIT NO.                    DESCRIPTION
------------------------------------------

1    *   Form of Underwriting Agreement

4.1  *   Indenture of the Corporation relating to the Junior Subordinated
         Debentures

4.2  *   Form of Certificate of Junior Subordinated Debenture (included as
         Exhibit A to Exhibit 4.1)

4.3  *   Certificate of Trust of Pittsburgh Home Capital Trust I

4.4  *   Amended and Restated Trust Agreement of Pittsburgh Home Capital Trust I

4.5  *   Form of Trust Preferred Security Certificate for Pittsburgh Home
         Capital Trust I

4.6  *   Form of Guarantee of the Corporation relating to the Trust Preferred
         Securities

5.1 Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P. as to legality of the Junior Subordinated Debentures and the Guarantee to be issued by the Corporation

5.2 Opinion and consent of Richards, Layton & Finger, P.A., as to legality of the Trust Preferred Securities to be issued by Pittsburgh Home Capital Trust I

8 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters

12   *   Computation of ratio of earnings to fixed charges

23.1     Consent of Ernst & Young LLP

23.2     Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit
         5.1)

23.3     Consent of Richard, Layton & Finger, P.A. (included in Exhibit 5.2)

24   *   Power of Attorney of certain officers and directors of the Corporation
         (located on the signature page to Form S-1)

25.1 * Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture

25.2 * Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Declaration of Trust of Pittsburgh Home Capital Trust I

25.3 * Form T-1 Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of the Trust Preferred Securities

-----------------
* Previously filed

(b)          Financial Statement Schedules

             All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17.  UNDERTAKINGS.

         Each of the undersigned Registrants hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania, on the 8th day of January 1998.


                                       PITTSBURGH HOME FINANCIAL CORP.




                                       By: /s/
                                          ------------------------------

                                           J. Ardie Dillen
                                           Chairman of the Board, President
                                            and Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                Name                                              Title                                Date
---------------------------------------        --------------------------------------     ------------------------------
/s/ *                                            Chairman of the Board,                         January 8, 1998
------------------------------------             President and Chief Executive
J. Ardie Dillen                                  Officer
                                                  (principal executive officer)

/s/ *                                            Senior Vice President and Chief                January 8, 1998
------------------------------------             Financial Officer
Michael J. Kirk                                    (principal financial and
                                                   accounting officer)

/s/ *                                            Director and Corporate Secretary               January 8, 1998
------------------------------------
Gregory G. Maxcy



--------------
*  Pursuant to Power of Attorney

/s/ *
------------------------------------             Director                                               January 8, 1998
Jess B. Mellor


/s/ *
------------------------------------             Director                                               January 8, 1998
Joseph G. Lang


/s/ *
------------------------------------             Director                                               January 8, 1998
Richard F. Lerach


/s/ *
------------------------------------             Director                                               January 8, 1998
Kenneth F. Maxcy, Jr.


/s/ *
------------------------------------             Director                                               January 8, 1998
Stephen Spolar


/s/ *
------------------------------------             Director                                               January 8, 1998
Charles A. Topnick


/s/ *
------------------------------------             Director                                               January 8, 1998
Kenneth R. Rieger

-----------------
 * Pursuant to Power of Attorney

        Pursuant to the requirements of the Securities Act of 1933, Pittsburgh Home Capital Trust I has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania, on the 8th day of January 1998.


                                        PITTSBURGH HOME CAPITAL TRUST I




                                        By:
                                             -------------------------
                                             J. Ardie Dillen
                                             Administrative Trustee






                                        By:  /s/
                                             -------------------------
                                             Michael J. Kirk
                                             Administrative Trustee





                                        By:  /s/
                                             -------------------------
                                             Gregory G. Maxcy
                                             Administrative Trustee

-------------------------------
/s/ Pursuant to Power of
    Attorney